As filed with the Securities and Exchange Commission on July 16, 2012

Registration No. 333-180741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

To

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

MVP REIT, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

8880 West Sunset Road, Suite 220

Las Vegas, Nevada 89148

(702) 227-0965

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Michael V. Shustek

MVP REIT, Inc.

8880 West Sunset Road, Suite 220

Las Vegas, Nevada 89148

(702) 227-0965

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Hillel T. Cohn

David M. Lynn

Ben Chung

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, California 90013

(213) 892-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Primary Offering, Common Stock, par value $0.001 per share	$ 500,000,000	$ 57,300
Distribution Reinvestment Plan, Common Stock, par value $0.001 per share	$ 50,000,000	$ 5,730
Total Common Stock, par value $0.001 per share	$ 550,000,000	$ 63,030

(1)	The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan.
(2)	Previously paid. Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JULY 16, 2012

MVP REIT, INC.

$550,000,000 Maximum Offering

$3,000,000 Minimum Offering

MVP REIT, Inc. is a newly organized Maryland corporation formed as a hybrid real estate investment trust to invest in a diversified portfolio of real estate secured loans and direct investments in real estate. We will focus primarily on investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States. When fully funded, we intend to invest in approximately equal amounts in real-estate secured loans and direct investments in real estate. We intend to qualify as a REIT for federal income tax purposes.

We are offering up to $500,000,000 in shares of our common stock, $0.001 par value per share, to the public at $9.00 per share. We are also offering up to $50,000,000 in shares of common stock pursuant to our distribution reinvestment plan at an initial price of $9.00 per share. We expect to offer shares of common stock in our primary offering until                     , unless extended by our board of directors to                     , in states that permit us to make this extension.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 25 to read about the more significant risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no operating history and no significant assets.

•	Because this is a “blind pool” offering, you will not be able to evaluate our investments prior to purchasing our shares.

•	This is a “best efforts” offering, and if we are unable to raise substantial funds then we may not be able to diversify our investments.

•	We depend upon our advisor and its affiliates to conduct our operations.

•

Our business strategy involves substantial risk as many of our investments are expected to be in real estate markets that have suffered significant declines in values over the last several years and we may seek to acquire loans made to higher risk borrowers.

•

There is no public trading market for our shares and we are not required to list or liquidate by a certain date or at all. Accordingly, our shares will lack liquidity and you may have to hold the investment indefinitely.

•	There are restrictions on your ability to have your shares repurchased under our share repurchase program.

•	There are substantial conflicts of interest between us and our advisor and its affiliates.

•

We may not be able to make distributions on a monthly basis and may pay distributions from sources other than cash flow from operations, including the sale of assets, borrowings or offering proceeds. We have no limits on the amounts we may pay from such sources. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced and your share value may be diluted.

•	We may incur substantial debt, which will increase our risk and may reduce our distributions.

•	Failure to qualify as a REIT would adversely affect our ability to make distributions to our stockholders.

Neither the Securities Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. No one is authorized to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our shares.

	Price To Public	Selling Commissions(1)	Net Proceeds (Before Expenses)(2)
Primary Offering Per Share	$9.00	$0.27	$8.73
Minimum Offering	$3,000,000	$90,000	$2,910,000
Maximum Offering	$500,000,000	$15,000,000	$485,000,000
Distribution Reinvestment Plan Per Share	$9.00	—	$9.00
Total Maximum for Distribution Reinvestment Plan	$50,000,000	—	$50,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$550,000,000	$15,000,000	$535,000,000

(1)	Discounts are available to certain categories of purchasers.
(2)	Proceeds are calculated before deducting issuer costs other than selling commissions. These issuer costs consist of, among others, expenses of our organization, due diligence expenses, legal, accounting, printing, filing fees, escrow fees, and other offering-related expenses.

We will not sell any shares unless we raise gross offering proceeds of $3,000,000. Pending satisfaction of this condition, all subscription payments will be placed in a non-interest bearing account held by the escrow agent, U.S. Bank, N.A., in trust for our subscribers’ benefit, pending release to us after we have raised the minimum offering amount. If we do not raise gross offering proceeds of $3,000,000 by                     , we will promptly return all funds in the escrow account, and we will stop offering shares. Higher minimum offering amounts apply to Pennsylvania and Tennessee investors.

The date of this prospectus is             , 2012

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares of our common stock repurchased through our share repurchase program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000;

and

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least ten times their investment in us and similar programs.

Certain states have established suitability requirements that may be in addition to or vary from the minimum standards described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama: Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

California: Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000.

Iowa and Ohio: Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Kansas: The Kansas Securities Commissioner recommends that investors in Kansas not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky, Michigan, Oregon, and Pennsylvania: Investors must have a liquid net worth of at least ten (10) times their investment in us.

Maine: The investment in us (plus any investments in our affiliates) by an investor must not exceed 10% of the net worth of the investor.

Nebraska: Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

New Jersey: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $250,000 and annual gross income of $70,000 or (ii) a minimum liquid net worth of $500,000. Additionally, a New Jersey investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets

i

exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

North Dakota: Investors must have a liquid net worth of at least ten (10) times their investment in us and our affiliates.

Tennessee: Investors must have (excluding the value of their home, furnishings and automobile) either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $500,000.

Texas: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $250,000 and a minimum annual gross income of $65,000, or (b) a minimum net worth of $500,000.

Texas, Tennessee and Pennsylvania: Because the minimum offering of our common stock is less than $50 million, Pennsylvania, Texas and Tennessee investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $3.0 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania and Tennessee investors unless we raise a minimum of $25 million and $10 million, respectively, in gross offering proceeds (including sales made to residents of other jurisdictions). See “Plan of Distribution – Special Notice to Pennsylvania and Tennessee Investors.”

Our sponsor and each participating broker-dealer are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in shares of our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your net worth and overall financial situation; and

•	have apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in shares of our common stock.

Your participating broker-dealer, authorized representative or other person selling shares on our behalf must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

•	Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

•

Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Initially, your check should be made payable to “U.S. Bank, N.A., as escrow agent for MVP REIT, Inc.” After we meet the minimum offering requirements, your check should be made payable to “MVP REIT, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that the investor meets the minimum income and net worth standards as described herein. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee or custodian must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially invest at least $4,500 in shares of our common stock, or 500 shares at the offering price of $9.00 a share, to be eligible to participate in this offering, except for IRAs and other qualified retirement plans, which must purchase a minimum of $1,350, or 150 shares at the offering price of $9.00 per share. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $900, or 100 shares at the offering price of $9.00 per share, except for shares purchased pursuant to our distribution reinvestment plan.

Determination of Suitability

In determining suitability, participating broker-dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in shares of our common stock based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in shares of our common stock.

Participating broker-dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is MVP REIT, Inc.?

A:	We are a newly organized Maryland corporation formed as a hybrid real estate investment trust to invest in a diversified portfolio of real estate secured loans and real property. We will invest primarily in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. In addition, through one or more taxable REIT subsidiaries, we may invest in companies that manage real estate or mortgage investment programs. The use of the terms “MVP REIT, Inc.,” the “company,” “we,” “us” or “our” in this prospectus refer to MVP REIT, Inc. unless the context indicates otherwise.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

•

is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and, therefore, generally is not subject to federal corporate income taxes on its net income or gains distributed to stockholders, substantially eliminating the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	pays distributions to investors of at least 90% of its annual REIT taxable income.

In this prospectus, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We do not currently qualify as a REIT. However, we intend to elect treatment, and to qualify, as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.

REITs generally fall into three categories: equity REITs, mortgage REITs, and hybrid REITs. Equity REITs generally own and operate income-producing real estate. Mortgage REITs generally provide money to real estate owners and operators either directly in the form of mortgages or other types of real estate loans, or indirectly through the acquisition of mortgage-backed securities. Hybrid REITs generally are companies that use the investment strategies of both equity REITs and mortgage REITs. As a hybrid REIT, we seek to generate income from rent and capital gains, like an equity REIT, as well as interest, like a mortgage REIT.

Q:	Do you currently own any assets?

A:	No. This offering is a “blind pool” offering in that we have not yet identified any specific real estate-related assets to acquire using the proceeds from this offering. We discuss the risks associated with this status under “Risk Factors.”

Q:	Will the distributions I receive be taxable?

A:

Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, generally will be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a corresponding portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. We discuss the taxation of our distributions in greater detail below under “Material U.S. Federal Income Tax Considerations”.

Q:	Who will choose which investments you make?

A:	We are externally managed by MVP Realty Advisor, LLC, or our advisor. The principals of our advisor are Michael V. Shustek and John W. Alderfer. Most of our advisor’s employees are associated with Vestin Mortgage, LLC, a company which manages two Nasdaq-listed companies engaged primarily in the business of investing in loans secured by commercial real estate. Our advisor will make recommendations for all of our investment decisions, which are subject to the approval of our board of directors. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.” For information about the experience of affiliates of our advisor, see the section of this prospectus captioned “Prior Performance Summary.”

Q:	Why should I invest in a company that is focused on commercial real estate and commercial real estate secured loans?

A:	We believe that the absence of many historical sources of debt financing for the commercial real estate market, resulting from continued uncertain economic conditions in certain markets, has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns employing little or no leverage in the near term. The de-leveraging and risk assessment taking place among the large institutional banks and traditional credit providers, as well as disruptions in the market for securitized vehicles as a means of financing, has, in many cases, left real estate owners with very limited options for obtaining debt financing for acquisitions and re-financings. As a result, we believe the terms and structure of real estate secured loans have become much more favorable for lenders. At the same time, as part of this overall de-leveraging, we expect that portfolios of existing loans and debt instruments secured by real estate will continue to be offered for sale by banks and other institutions at discounts to par value and in some cases with relatively attractive seller financing. In addition, many owners of real estate face maturities on loans that have been syndicated or securitized or both, and may have difficulty due to the loan structure and servicing standards, in obtaining an extension even for performing, stabilized assets.

Q:	Who might benefit from an investment in our shares?

A:	An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on commercial real estate secured loans and investments in commercial real estate, seek to receive current income and are able to hold your investment indefinitely as there is no set listing or liquidation date. On the other hand, we caution persons who require immediate liquidity or who seek a short-term investment, that an investment in our shares will not meet those needs. In addition, our shares are not appropriate for investors seeking guaranteed protection of their principal or fixed, periodic distributions on their investment.

Q:	How does a “best efforts” offering work?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

•	a minimum net worth (excluding the value of an investor’s home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

•	a minimum net worth (excluding the value of an investor’s home, furnishings and personal automobiles) of at least $250,000; and

•	a net worth (excluding the value of an investor’s home, furnishings and personal automobiles) of at least ten times their investment in us and similar programs.

However, these minimum levels vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares of common stock?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

•

Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Initially, your check should be made payable to “U.S. Bank N.A., as escrow agent for MVP REIT, Inc.” After we meet the minimum offering requirements, your check should be made payable to “MVP REIT, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We will send purchase confirmation and notice of our acceptance if we accept a subscription to all subscribers. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee or custodian must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee or custodian.

Q:	If I buy shares, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we anticipate paying distributions on a monthly basis to our stockholders. We cannot predict when, if ever, we will generate sufficient cash flow to pay distributions.

Q:	Will I receive a stock certificate?

A:	No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Is there any minimum initial investment required?

A:	Yes. You must initially invest at least $4,500 in shares of our common stock, or 500 shares at the offering price of $9.00 per share, except for IRAs and other qualified retirement plans, which must purchase a minimum of $1,350, or 150 shares at the offering price of $9.00 per share. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $900, or 100 shares at the offering price of $9.00 per share. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Q:	Can I buy shares at a discount?

A:	A participating broker dealer may offer a qualifying purchaser who purchases more than $200,000 of our shares a volume discount by reducing the amount of its sales commission. The reduction varies from one-half percent (0.50%) to two and one-half percent (2.50%) depending upon the number of shares purchased, as specified under the “Plan of Distribution — Special Discounts.”

Our officers and directors and their family members, as well as officers and employees of our advisor and our advisor’s affiliates and their family members, at their option, also may purchase the shares offered hereby at a 3% discount, or at $8.73 per share, reflecting that selling commission will not be paid in connection with such sales.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members as described above, IRAs and qualified plans of their representatives at a purchase price of $8.73 per share, reflecting that selling commissions in the amount of $0.27 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering.

The net proceeds to us from any of the foregoing sales of our shares will be the same as the net proceeds we receive from other sales of shares without a discount.

Q:	What will you do with the proceeds from your offering?

A:	We expect to use substantially all of the net proceeds from this offering to invest in a diversified portfolio of real estate secured loans and direct investments in real estate. We will focus primarily on investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. We expect to use substantially all of the net proceeds from this offering to acquire: (i) real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate; and (ii) real property that meets our investment objectives. When fully funded, we intend to be invested in approximately equal amounts as measured by the net proceeds of this offering in both real-estate secured loans and direct investments in real estate.

We may not be able to promptly invest the net proceeds of this offering. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not anticipated to earn as high of a return as we expect to earn on our real estate investments. In the event we are not able to promptly invest the net proceeds of this offering, it may also be necessary for us to pay distributions from offering proceeds.

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:

There is no public trading market for our shares and we have no current intention to list our shares on any national securities exchange in the near future. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, although there is no current public market for the shares, you may sell your shares to any buyer that meets the applicable suitability standards. See “Suitability Standards” and “Description of Capital Stock.” We have adopted a share repurchase program, as discussed under “Description of Capital Stock,” which may provide limited liquidity for some of our stockholders.

Q:	What is your liquidity strategy?

A:	Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the later of 2018 or three years after the date this offering closes. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting firm dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, in which the net proceeds are distributed to stockholders, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to if and when a suitable liquidity transaction will be achievable.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter, subject to certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and limits any person to beneficial or constructive ownership of no more than a specified percentage of the number or value, whichever is more restrictive, of the outstanding shares of our stock. Specifically, our charter generally prohibits a person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock, unless waived by the board of directors. The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders (and even if such change in control would not reasonably jeopardize our REIT status).

Q:	How long will this offering last?

A:	We currently expect that this offering will terminate on (two years after the initial effective date of the registration statement of which this prospectus is a part with a possible extension of one year with the permission of the SEC). Once we have met the minimum offering requirements, we could in some circumstances seek to continue our primary offering in accordance with SEC requirements until as late as , 2015 (approximately three years after the initial effective date of this offering). If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In certain states, this offering may continue for just one year unless we are able to renew the offering period in such states. In addition, we reserve the right to terminate this offering for any other reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	three quarterly financial reports;

•	an annual report; and

•	supplements to the prospectus, provided not less often than quarterly during the offering period.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email and/or CD-ROM; or

•	posting, or providing a link, on our affiliated web site at .

Q:	Will I receive annual tax information regarding distributions from you?

A:	You will receive a Form 1099-DIV, if required, which will be mailed by January 31 of each year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

MVP Realty Advisor, LLC

8880 W. Sunset Road, Suite 220

Las Vegas, Nevada 89148

Attn: Investor Relations

(702) 534-5577

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this prospectus and is contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section before making a decision to invest in our common stock. The use of the words “we,” “us” or “our” refers to MVP REIT, Inc. and our subsidiaries, except where the context otherwise requires. References to “shares” and “our common stock” refer to the shares of common stock offered in this offering.

MVP REIT, Inc.

MVP REIT, Inc. is a newly organized Maryland corporation formed as a hybrid real estate investment trust to invest in a diversified portfolio of real estate secured loans and direct investments in real estate. We will focus primarily on investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. We expect to use substantially all of the net proceeds from this offering to acquire: (i) real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, performance-based variable interest rate real estate secured loans and other loans related to real estate; and (ii) direct investments in real estate that meets our investment objectives. In addition, through one or more taxable REIT subsidiaries, we may invest in companies that manage real estate or mortgage investment programs. When fully funded, we intend to be invested in approximately equal amounts as measured by the net proceeds of this offering in both real-estate secured loans and direct investments in real estate. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to satisfy certain gross income and asset tests, which may affect the composition of assets we acquire with the proceeds of this offering. In addition, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Investment Objectives

Our primary investment objective is to generate current income. We anticipate generating current income from interest payments on our real estate loans and from rent and other income from properties we acquire. We may also seek to realize growth in the value of our investments by timing their sale to maximize value. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

Investment Strategy

Over the past several years, commercial real estate markets have suffered a major disruption. This disruption included significant declines in value, unprecedented rates of default on real estate secured loans and reduced availability of credit for real estate projects. The disruption was particularly severe in certain markets, including Nevada, Arizona and certain portions of California, and the effects of the disruption generally persist in such markets.

We believe that the adverse developments in these real estate markets have created unique opportunities for investors willing to undertake the risk of acquiring properties or making real estate secured loans in such markets. For example, we believe Nevada, Arizona and inland California all continue to offer significant long term growth opportunities notwithstanding their current difficulties. However, because of the lingering effects of the recession in these markets, certain commercial properties may be under-valued and borrowers continue to face difficulties obtaining financing for their projects. We hope to profit from such opportunities by identifying undervalued properties in such markets. Our strategy inevitably involves significant risk. Real estate markets may be slow to recover and we may misjudge the potential value of a property or the reliability of a borrower. In this regard, it is important to note that most of our borrowers are likely to be higher risk borrowers who are currently unable or unwilling to obtain credit at traditional banks. Nonetheless, we believe that by undertaking measured risk and building a diversified portfolio of properties and real estate secured loans, we may be able to profit from the current situation in these real estate markets.

Our investment strategy is to invest substantially all of the net proceeds from this offering in a diverse portfolio of real estate secured loans and direct investments in real property. We will focus primarily on investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. We intend to acquire real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate. In addition, we may invest directly in real estate that, in the opinion of our board of directors, meets our investment objectives. We may acquire real property either alone or jointly with another party. When fully funded, we intend to be invested in approximately equal amounts as measured by the net proceeds of this offering in both real estate secured loans and direct investments in real estate.

We may, through one or more “taxable REIT subsidiaries,” invest in companies that manage real estate or mortgage investment programs. However, no more than 25% of the value of our assets may consist of stock or securities of one or more taxable REIT subsidiaries. See “Material Federal Income Tax Considerations — Subsidiary Entities — Taxable REIT Subsidiaries” below.

We may consider opportunities to acquire all of the equity interests or assets in another company whose operating assets are limited to real property and/or real estate secured loans. Any such acquisition would be pursued to expand our portfolio of real estate and real estate secured loans and will be undertaken only if we obtain control of the entity or substantially all of its assets. We will not make passive investments in other companies that are engaged in the real estate business.

Mortgage Program

The turmoil in the United States mortgage market that commenced in 2008 has diminished the availability of new loans for real estate, often regardless of the quality of the underlying property or the financial strength of the borrower. We believe that the continuing shortage of available financing creates a favorable investment environment for us. There is also an opportunity to acquire mortgage loans from distressed lenders at a discount to par, thereby taking advantage of borrower payoffs, loan restructurings and potential capital appreciation as markets normalize.

The management team of our advisor has extensive experience in evaluating, managing and disposing of real estate secured loans similar to the types of loans in which we intend to invest in. We will pursue a strategy similar to the strategy previously pursued by the management team. We will seek to:

•	invest in fixed rate rather than floating rate loans;

•	invest in loans expected to mature within one to five years;

•	maximize current income;

•	invest in loans not exceeding 75% of the current value of the underlying property;

•	provide diversification by property type, geographic location, tenancy and borrower;

•	source off-market transactions;

•	focus on small to mid-sized loans of $3 million to $15 million; and

•	hold investments until maturity unless, in our advisor’s judgment, market conditions warrant earlier disposition.

Our underwriting process will focus on the value of the underlying real estate that will serve as collateral on our real estate secured loans rather than the creditworthiness of the borrower. Many of our borrowers may be companies or individuals who are not able or willing to obtain loans from commercial banks or other traditional lenders. Accordingly, we will depend primarily upon our real estate collateral to protect us in the event of a loan default. We will seek to invest in loans not exceeding 75% of the current value of the underlying property to provide us with an equity cushion in the event real estate values decline. To assist us in estimating the value of the underlying property, we will utilize appraisals prepared by independent appraisers possessing the designation as a Member of the Appraisal Institute (“MAI”). Such appraisals will generally be as of a date not more than one year prior to the date of our proposed acquisition of the loan. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. Appraisals also may not reflect a decrease in the value of the real estate due to events subsequent to the date of the appraisals. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

Real Estate Program

The recession in the real estate market has created opportunities to acquire under-valued properties. We will focus on acquiring properties which meet the following criteria:

•	properties that generate current cash flow;

•	multi-tenant properties that are not dependent upon a single tenant, such as apartment buildings, self-storage facilities and parking lots;

•	properties located in markets with growth potential;

•	we will not invest in undeveloped land;

•	while we may acquire properties that require renovation, we will only do so if we anticipate the properties will be income producing within 12 months of our acquisition; and

•	when fully invested, no single property will exceed 5.00% of our total assets.

The foregoing criteria are guidelines and our advisor and board of directors may vary from these guidelines to acquire properties which they believe represent value opportunities. However, we will not acquire any undeveloped land as an investment.

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our intended targeted debt level is no more than 50% of the loan to value of our portfolio of assets. Our charter precludes us from borrowing more than the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, which we refer to as the NASAA REIT Guidelines, limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, beginning on page 25, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We have no operating history and no significant assets.

•

This is a “blind pool” offering in that we have not identified any properties or loans to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing our shares.

•

This is a “best efforts” offering, and if we are unable to raise substantial funds then we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

•

Our business strategy involves substantial risk as many of our investments are expected to be in real estate markets that have suffered significant declines in values over the last several years and we may seek to acquire loans made to higher risk borrowers.

•

We set the offering price of our shares arbitrarily. This offering price is unrelated to the book or net value of our assets or to our expected operating income and may be significantly in excess of share value at the time of investment because the offering price was set arbitrarily.

•

There is no public trading market for our shares, we have no current intention to list our shares on any national securities exchange in the near future and there is no requirement to ever list or liquidate. Accordingly, our shares will lack liquidity.

•

There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares.

•	We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

•

We may not be able to make distributions on a monthly basis. Moreover, our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced. We have no limits on the amounts we may pay in distributions from sources other than cash flow from operations, including from the sale of assets or offering proceeds.

•

We will be subject to risks incident to the ownership of real estate related assets including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by property owners and tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

•	We may incur substantial debt and such leverage will increase the risk of loss on our investments and may reduce the cash available for distribution to our stockholders.

•

We have issued 1,000 shares of convertible stock to our advisor, at a price of $1.00 per share. In general, upon the occurrence of certain events, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion. Upon such conversion, your interests in us will be diluted.

•

If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

•	Our success depends to a significant degree upon the contributions of Michael V. Shustek, who could be difficult to replace if he decides not to remain associated with our sponsor.

•	Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distributions to our stockholders.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates will face include the following:

•

Our sponsor’s real estate, finance and securities professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other affiliates which have investment objectives similar to this offering and are also seeking investment opportunities.

•

Our sponsor’s real estate, finance and securities professionals acting on behalf of our advisor will have to allocate their time among us, our sponsor’s business and other programs and activities in which they are involved.

•

Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to recommend borrowing funds in order to acquire assets or to fail to negotiate the best price for the assets we acquire.

•	The terms of the advisory agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm’s length.

•

Our property manager may be an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets.

•

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our Advisor

We are externally managed by MVP Realty Advisor, LLC, which we refer to as our advisor. MVP Realty Advisor, LLC, was formed as a Nevada limited-liability company on March 23, 2012. Our advisor’s principals are Michael V. Shustek and John W. Alderfer. For additional information about Michael Shustek and John W. Alderfer, see the section of this prospectus captioned “Management.” Most of the employees of our advisor are associated with Vestin Mortgage, LLC, which manages two Nasdaq-listed companies engaged primarily in the business of investing in loans secured by commercial real estate. We will contract with our advisor to manage our day-to-day operations. Our advisor will have substantial discretion with respect to decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the advisory agreement ends one year after the date of this prospectus, subject to renewals by the board of directors for an unlimited number of successive one-year periods.

Our Sponsor

MVP Capital Partners, LLC, a Nevada limited-liability company (“MVPCP”), contributed $200,000 to us in connection with our formation and is our sole stockholder prior to giving effect to this offering. We refer to MVPCP as our “sponsor”. MVPCP is owned and managed by Michael V. Shustek, our Chairman and Chief Executive Officer. MVPCP owns sixty percent (60%) of our advisor and the remaining forty percent (40%) is owned by Vestin Realty Mortgage II, Inc., a Maryland corporation (“VRTB”), which is managed by Vestin Mortgage, LLC.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have seven members of our board of directors, a majority of which are independent of us, our advisor and our affiliates. Our bylaws also provide for a lead independent director, who must be an individual who is not, and has not been during the past five years, an officer, director (including an independent director), employee or business associate of our advisor or any of its affiliates. Our charter requires that a majority of our directors be independent. A majority of our independent directors will be required to review and approve all matters the board believes may involve a conflict of interest between us and our sponsor or affiliates. Our directors are elected annually by our common stockholders.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. We refer to our advisor and other affiliates each as an “MVP affiliate” and collectively as “MVP affiliates”.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of Vestin Realty Mortgage I, Inc., or VRTA, Vestin Realty Mortgage II, Inc., or VRTB, and Vestin Fund III, LLC, or Fund III. VRTA, VRTB and Fund III are real estate programs managed by Vestin Mortgage, LLC, or Vestin Mortgage, an affiliate of our sponsor, which have similar investment objectives to our mortgage lending program. Between 2001 and the present, VRTA, VRTB and Fund III invested in approximately 400 commercial real estate loans totaling approximately $1.7 billion. The collateral for these loans are real properties primarily located in Arizona, California, Hawaii, Nevada, North Carolina, Oklahoma, Oregon and Texas.

Each of VRTA, VRTB and Fund III has been adversely affected by the recent recession that began in the second half of 2007. Commercial real estate markets in the states where each program does business have suffered significantly during the recent recession, with declining real estate values and high rates of default on real estate loans. The loan concentration in these states has increased each program’s vulnerability to the troubled real estate markets. Non-performing assets, net of allowance for loan losses, totaled approximately $14.8 million or 24% of VRTA’s total assets, $48 million or 14% of VRTB’s total assets and $5.6 million or 21% of Fund III’s total assets as of December 31, 2007, but increased significantly to approximately $23.5 million or 62% of VRTA’s total assets, $98.1 million or 49% of VRTB’s total assets and $8.2 million or 61% of Fund III’s total assets as of December 31, 2008. As of March 31, 2012, non-performing assets, net of allowance for loan losses, totaled approximately $5.5 million or 27% of VRTA’s total assets, $28.2 million or 55.5% of VRTB’s total assets and $1.8 million or 57% of Fund III’s total assets.

The increases in loan defaults have materially affected operating results of VRTA, VRTB and Fund III, contributed to a significant decline in share value of VRTA and VRTB, and led to the suspension of dividends to VRTA and VRTB, effective as of June 2008. Units of Vestin Fund I and Vestin Fund II were originally issued for $10.00 per unit. Upon the effectiveness of their conversion into REITs, the Vestin Fund I units were converted into shares of VRTA and the Vestin Fund II units were converted into shares of VRTB. VRTA shares and VRTB shares commenced trading on Nasdaq on June 1, 2006 and May 1, 2006, respectively, and the closing prices on those dates were $4.07 and $9.41 per share. The closing price of a share of VRTA and VRTB as of July 16, 2012 was $1.00 and $1.19, respectively. The recovery of the general economy has not yet resulted in a material improvement of the real estate markets in many of their principal markets, and VRTA and VRTB do not anticipate resuming the payment of dividends in the near future. The value of the Fund III members’ capital accounts also has been adversely affected, declining from $10.40 per unit as of December 31, 2007 to $1.09 per unit as of April 1, 2012. In addition, a majority of the members of Fund III voted to approve the dissolution and winding up of Fund III in light of limited opportunities to significantly expand and diversify Fund III’s real estate loan portfolio and operations due to limited assets and redemption requests. For a further discussion on the prior performance of these programs, please see the “Prior Performance Summary” section of this prospectus.

The returns to our stockholders will depend in part on the mix of investments in real estate, real estate secured loans and other assets in which we invest. Because our portfolio is unlikely to mirror the portfolio of VRTA, VRTB or Fund III, the returns to our stockholders will vary from those generated by VRTA, VRTB or Fund III. You should not assume the past performance of VRTA, VRTB or Fund III will be indicative of our future performance.

Selling Agent

The shares of our common stock will be sold on a “best efforts” basis through Source Capital Group, Inc., Ashton Garnett Securities, LLC or other authorized selling agents. Source Capital Group, Inc. and Ashton Garnett Securities, LLC are broker-dealers and members of the Financial Industry Regulatory Authority, or FINRA. Source Capital Group, Inc.’s principal business address is 276 Post Road West, Westport, Connecticut 06880. Source Capital Group, Inc. is an independent third party, not affiliated with us, our sponsor or our advisor. Ashton Garnett Securities, LLC’s principal business address is 918 South Horton Street, Suite 908, Seattle, Washington 98134. On July 13, 2012, Michael V. Shustek, the principal executive officer of our advisor, acquired 20% of the outstanding membership interests of Ashton Garnett Securities, LLC, as well as an option to acquire the remaining 80% within the next nine months, subject to FINRA approval. Mr. Shustek intends to exercise the option if FINRA approval for a change in control is received. It is contemplated that one or more persons affiliated with our advisor may become an associated person of Ashton Garnett Securities, LLC, subject to the receipt of all necessary licenses and FINRA approvals. The company, Source Capital Group, Inc. and Ashton Garnett Securities, LLC may each authorize other broker-dealers that are FINRA members to sell our shares in this offering. We will pay a sales commission equal to 3.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering.

Our Structure

The following chart shows the relationship among various MVP affiliates, Michael V. Shustek, and our company as of the date of this prospectus.

*	On July 13, 2012, Michael V. Shustek acquired 20% of the outstanding membership interests of Ashton Garnett Securities, LLC, and has an option to acquire the remaining 80% within the next nine months, subject to FINRA approval.

Terms of the Offering

We are seeking to raise up to $550,000,000 in shares of our common stock, $500,000,000 of which will be offered to the public in our primary offering at a price of $9.00 per share, and $50,000,000 of which will be offered pursuant to our distribution reinvestment plan at a price of $9.00 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means the selling agent will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

We will begin selling shares of our common stock in this offering upon the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before             , 2    , unless extended. However, in certain states the offering may continue only one year unless we renew the offering period for up to an additional year. We reserve the right to terminate this offering at any time. The offering proceeds will be held in an escrow account at the escrow agent until we meet the minimum offering requirements. Thereafter, the offering proceeds will be released to us and will be available for the investment in real estate secured loans, real estate fixed debt securities, real estate equity investments, and real property or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a daily basis.

Estimated Use of Proceeds

We expect to use substantially all of the net proceeds from this offering to acquire: (i) real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate; and (ii) real property that meets our investment objectives. When fully funded, we intend to be invested in approximately equal amounts as measured by the net proceeds of this offering in both real-estate secured loans and direct investments in real estate. The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming we raise $500,000,000 from the sale of shares, the maximum offering amount, in the primary offering, and $50,000,000 pursuant to our DRIP offering, the maximum amount:

	Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	% of Proceeds
Gross Offering Proceeds	$550,000,000	100.0%
Less Offering Expenses:
Selling Commissions(1)	15,000,000	2.73%
Organization and Offering Expense Reimbursement(2)	3,750,000	.68%

Net Proceeds Available for Investment(3)	$531,250,000	96.59%

Less:
Acquisition Fee(4)	$23,906,250	4.35%
Acquisition Expenses(5)	—	—
Initial Working Capital Reserve(6)	—	—

Remaining Proceeds Available for Investments(7)	$507,343,750	92.24%

(1)	The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 3.0% of gross offering proceeds (which commission may be reduced under certain circumstances for volume or other discounts). The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The sales commission is not paid in connection with sales pursuant to our DRIP offering. Thus, the sales commission is calculated only on amounts sold in the primary offering.

(2)	Amount will in no event exceed 0.75% of gross offering proceeds at the time of reimbursement.
(3)	Until required in connection with the acquisition of our investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. The amount of investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to repurchase shares under our share repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.
(4)	We will pay our advisor and its affiliates an acquisition fee of three percent (3%) of the purchase price of any real estate or loan acquired at a discount, provided, however, that we will not pay any fees when acquiring loans from affiliates. The total acquisition fees set forth in the Estimated Use of Proceeds table assumes (i) debt financing at a target debt level of 50% of the loan to value of our portfolio of assets; (ii) the entire net proceeds from this offering are used to acquire real estate or loans at a discount; and (iii) no third party expenses, which cannot be determined at the present time.
(5)	We will reimburse our advisor for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. Actual amounts are dependent upon expenses paid or incurred and cannot be determined at the present time.
(6)	We may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital improvements on real property. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.
(7)	The actual amounts of remaining proceeds available for investments may be less than the amounts set forth in the Estimated Use of Proceeds table since the amounts set forth in the table do not include any deduction for acquisition expenses, which cannot be determined at the present time, or any initial working capital reserve. The amounts set forth in the table also do not take into account any proceeds from debt financing that we may obtain in order to increase funds available for investment.

We may not be able to promptly invest the net proceeds of this offering. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not anticipated to earn as high of a return as we expect to earn on our real estate investments. In the event we are not able to promptly invest the net proceeds of this offering, it may also be necessary for us to pay distributions from offering proceeds.

Advisor Fees and Other Expenses

Our advisor and its affiliates will receive compensation, fees and expense reimbursements for services related to this offering and the investment and management of our assets, subject to the review and approval of our independent directors. Certain fees and expense reimbursements for services will be paid by us while other fees and expense reimbursements for services will be paid by third parties. The most significant items of compensation are included in the following tables. Selling commissions may vary for different categories of purchasers. This table assumes no discounts, waived fees or commissions. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our affiliates.

Fees and Expense Reimbursements Paid by Us

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
	Organizational and Offering Stage(2)

Selling Commission(3)	3.00% of the gross offering proceeds in the offering, subject to reductions based on volume and for certain categories of purchasers. No selling commissions are payable on shares sold under the distribution reinvestment plan. See “Plan of Distribution.”	$15,000,000

Organizational and Offering Expense Reimbursement — Advisor or its Affiliates(4)	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these out of pocket costs and future organization and offering costs it may incur on our behalf. After we have reimbursed $100,000 of such costs, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement.	$3,750,000

	Investment Activities(5)

Acquisition Fee(4)(6) — Advisor or its Affiliates	Three percent (3%) of the purchase price of any real estate or loan acquired at a discount, provided, however, that we will not pay any fees when acquiring loans from affiliates.

$23,906,250 (assuming (i) 50% leverage; (ii) the entire net proceeds from this offering are used to acquire real estate or loans at a discount; and (iii) no third party expenses, which cannot be determined at the present time)

Acquisition Expenses(4) — Advisor or its Affiliates	We will reimburse our advisor for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. We may recoup all or a portion of these expenses from the borrower in connection with each loan.	Actual amounts are dependent upon expenses paid or incurred and cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
Loan Brokerage Fees(4) — Mortgage Company (may be Affiliate of Advisor)	Fees consisting of 2.00% to 6.00% of each loan, based upon local market conditions, will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.	Cannot be determined at the present time.

Loan Evaluation and Processing Fees(4) — Advisor or its Affiliates	Fees consisting of no more than 1.00% of each loan will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.	Cannot be determined at the present time.

Operational Stage

Asset Management Fees(4) —Advisor or its Affiliates	A monthly asset management fee at an annual rate equal to
0.85% of the fair market value of all assets then held by us, or our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership
arrangement, excluding debt financing obtained by us or made available to us. The fair market value of real property shall be established at least once every two years through an appraisal, based upon the real property’s then current condition and
location without warranties as to the condition and/or fitness of the property for a particular use (or an “As-Is”, “Where-Is”
appraisal). Appraisals will be performed by an independent
appraiser who is MAI qualified. The fair market value of real estate-related secured loans shall be equal to the face value of the such loan, unless it is non-performing, in which case the fair market value shall be equal to the book value of such loan. The asset management fee will be reduced to 0.75% if we are listed
	on a national securities exchange.	Actual amounts are dependent on the amount of investments made, the cost of such investments and the amount of leverage and cannot be determined at the present time.

Debt Financing Fees(4) — Advisor or its Affiliates	A monthly debt financing fee at an annual rate equal to 0.25% of the aggregate debt financing obtained by us or made available to us, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings. In the case of a joint venture, we would pay this fee only on our pro rata share.	Actual amounts are dependent on the amount of any debt financed and cannot be determined at the present time.

Operating Expenses — Advisor or its Affiliates(4)(7)(8)	We will reimburse the Advisor for 100% of actual, documented expenses paid or incurred in connection with services provided to us. We will reimburse our advisor no less than monthly for any such expenses.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Property Management and Leasing Fees — Advisor or its Affiliates(4)	A monthly market-based fee for property management services of up to 6.00% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers. The aggregate property management fees charged by our property manager and any subcontractor shall not exceed 6.00% of the gross revenues generated by our properties.	Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Liquidity Stage

Disposition Fee(4) —Advisor or its Affiliates	For substantial assistance in connection with the sale of real property, as determined by our independent directors, we will pay our advisor or its affiliate the lesser of (i) 3.00% of the contract sale price of the real property sold or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.00% of the contract sales price.
The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any real property. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment;
provided, however, that our advisor or its affiliates may receive an exit fee or a prepayment penalty, paid by the borrower. If we take ownership of a real property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such real property equal to 3.00% of the sales price. With respect to real property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic
	interest in the joint venture.	Actual amounts are dependent upon the sale price received from the disposition of real property and therefore cannot be determined at the present time.

Shares Issuable Upon Conversion of Convertible Stock —Advisor or its Affiliates	We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion.	Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Fees and Expense Reimbursements Paid by Third Parties

Late Fees on Acquired Loans — Advisor or its Affiliates	In the event late fees become due, such fees will be evenly split between us and our advisor.	Cannot be determined at the present time.

Loan Servicing Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 0.25% of outstanding principal (paid annually) will be paid by the borrower.	Cannot be determined at the present time.

Loan Extension and Loan Modification Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 2.00% to 5.00% of outstanding principal, based upon local market conditions, will be paid by the borrower.	Cannot be determined at the present time.

(1)	Unless otherwise indicated, assumes we sell the maximum of $500,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for repurchases or other purposes. To the extent such proceeds are invested in real estate secured loans or other real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, and organizational and offering expense reimbursement will not exceed 7.00% of the gross offering proceeds.
(3)	The selling commission may be reduced or waived in connection with certain categories of sales, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. See “Plan of Distribution.”
(4)	Our advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the advisory agreement or may take such fees or expense reimbursements in shares at a price of $9.00 per share. All or any portion of such fees or expense reimbursements that are deferred, will not accrue interest and will be paid when the advisor determines.
(5)	The total of all acquisition fees and acquisition expenses, which include loan brokerage fees and loan evaluation and processing fees, will not exceed 6.00% of the purchase price of any real property acquired or, in the case any real estate secured loan, 6.00% of the total amount of loan proceeds advanced.
(6)	For purposes of calculating the estimated maximum fees in this table, we have assumed that we will not use debt when making investments except as otherwise noted.
(7)	Included in reimbursement of actual expenses incurred by advisor or its affiliates are our allocable share of the advisor’s overhead, such as rent, utilities, IT, and costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. We will not reimburse our advisor, however, for the salaries and benefits paid to any of our named executive officers.

(8)	Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before deducting depreciation, bad debts or other non-cash reserves and the average book value of securities, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debts or other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “Conflicts of Interest — Limitation on Operating Expenses.”

Distributions

We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company.”

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. In order that you may generally begin receiving distributions immediately upon our acceptance of your subscription, we expect that our board of directors will authorize and we will declare distributions based on daily record dates that will be aggregated and paid on a monthly basis. Your distributions will begin to accrue on the date we mail a confirmation of our acceptance of your subscription for shares of our common stock.

If we do not have sufficient funds from operations to make required distributions, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. A notice will accompany each distribution payment specifying the source or sources of the distribution payment. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. If the aggregate amount of cash distributions in any given year exceeds the amount of our current and accumulated earnings and profits, a stockholder’s share of such excess amount (i) first will be a return on capital, reducing such stockholder’s tax basis in its stock, but not below zero, and (ii) thereafter, will result in gain from the sale or exchange of such stock to the extent such share of such excess amount exceeds such basis.

Distribution Reinvestment Plan

You may reinvest distributions you receive from us in shares of our common stock by participating in our distribution reinvestment plan. You may enroll in the distribution reinvestment plan by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us. During this offering, shares issued pursuant to our distribution reinvestment plan are being offered at $9.00 per share. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. No selling commissions will be payable on shares sold under our distribution reinvestment plan. We may amend, suspend or terminate the distribution reinvestment plan for any reason, except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the distribution reinvestment plan, without first providing 10 days prior written notice to participants. Among other things, we may amend the plan to offer shares at prices different from those described above for the purpose of ensuring our dividends are not

“preferential” for incomes tax purposes. See “Material Federal Income Tax Considerations — Distribution Requirements” below. Please see Appendix B: Form of Distribution Reinvestment Plan for all of the terms of our distribution reinvestment plan.

Share Repurchase Program

If you have purchased shares from us or received your shares through a non-cash transaction, not in the secondary market, and have held your shares for at least one year, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in reports that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price Paid
Before 1st anniversary	No Repurchase Allowed(1)
1st to 3rd anniversary	97.50%
After 3rd anniversary	100.00%

(1)	Unless the shares are being repurchased in connection with a stockholder’s death or disability (as defined in the Code), we may not repurchase shares unless you have held the shares for one year. Repurchase requests made in connection with the death or disability of a stockholder will be repurchased at the higher of the price paid for the shares or our estimated per share value.

After we establish an estimated value per share of our common stock, we will repurchase shares at 100% of the estimated value per share, as determined by our board of directors and disclosed in the annual report publicly filed with the SEC.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 2.0% of the number of shares of common stock outstanding on December 31st of the prior calendar year, and (ii) those repurchases that can be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. Because of these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

To have your shares repurchased, you or your representative must submit a written request to our advisor. If your testamentary estate or heirs are requesting a repurchase without discount from the repurchase value, the written notice must be received within a year after your death. For all other repurchases, if you want your shares repurchased, you must submit a written request form provided by us and stating the number of shares you want repurchased. Written requests must be received by us at least 15 days prior to the end of the applicable quarter.

We will repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date. If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of our board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder’s IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

Our board of directors may, in its sole discretion, terminate, suspend or amend the share repurchase program upon 30 days’ written notice without stockholder approval if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. Among other things, we may amend the plan to repurchase shares at prices different from those described above for the purpose of ensuring our dividends are not “preferential” for incomes tax purposes. See “Material Federal Income Tax Considerations — Distribution Requirements” below. Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the share repurchase program will terminate if the shares of our common stock are listed on a national securities exchange.

Liquidity

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the later of 2018 or three years after the date this offering closes. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider whether listing of our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor our subsidiaries are required to register as investment companies under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

We expect that the Company and its subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In providing guidance on this exclusion, the SEC staff, among other things, generally has focused on whether at least 55% of the issuer’s assets will consist of mortgages and other liens on and interests in real estate (called “qualifying interests”) and the remaining 45% of the issuer’s assets will consist primarily of real estate-type interests (of which not more than 20% of the issuers assets can consist of miscellaneous non-real estate related investments). The SEC staff has also provided guidance on what types of assets constitute “qualifying interests.”

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. The SEC is reviewing interpretive issues relating to the status of mortgage-related pools under the Investment Company Act and whether mortgage-related pools potentially are making judgments about their status under the Investment Company Act without sufficient regulatory guidance. It is not certain whether or to what extent the SEC or its staff in the future may modify its interpretive guidance to narrow the ability of issuers to rely on the exemption from registration provided by Section 3(c)(5)(C). Any such future guidance may affect our ability to rely on this exemption.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for the Company and each of its subsidiaries. If the SEC or its staff does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.

Qualification for this exemption will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such tests and/or exceptions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Emerging Growth Company Status

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have not made a decision as to whether to take advantage of any or all of the exemptions available to us under the JOBS Act. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1 billion, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

An investment in shares of our common stock involves significant risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to an Investment in Us

We have no prior operating history; therefore there is a higher risk that we will not be able to achieve our investment objectives compared to a real estate investment trust with an operating history.

We are a recently formed company and have no operating history and may not be able to successfully operate our business or achieve our investment objectives. As of the date of this prospectus, we have not made any investments. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with an operating history and we may not be able to achieve our investment objectives.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses in (i) real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate and (ii) real property that meets our investment objectives. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors and our advisor will have broad discretion in implementing our investment strategy, objectives and policies and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment may not generate returns comparable to our competitors and may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in this offering.

Shares of our common stock are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any shares of our common stock in this offering. As a result, if we raise only the minimum amount of proceeds, we will be thinly capitalized and will not be able to achieve a broadly diversified portfolio. Even if we met the minimum offering requirements, we may sell fewer than all of the shares being offered in this offering. If we are unable to sell all of the shares being offered in this offering, we will make fewer investments, resulting in less diversification in terms of the numbers and types of investments we own and the areas in which our investments or the properties underlying our investments are located which would make it more difficult for us to accomplish our business objectives. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

We depend upon our advisor to find suitable investments. If it is unable to do so, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. While our advisor’s personnel have substantial experience in investing in real estate secured loans, they have only limited experience in making direct investments in real estate. We will also depend upon the performance of third-party loan servicers to service our loan investments. Except for investments that may be described in supplements to this prospectus prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our advisor, the loan servicers our advisor selects and the oversight of our board of directors. We cannot assure you that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Our business strategy contemplates that many of our investments will be in real estate and real estate secured loans in markets which have suffered significant declines in value in recent years. As a result, such investments may entail greater risk of loss resulting in a decline in the value of your shares and reduced distributions to stockholders.

Our sponsor’s experience is primarily in states in the Western and Southwestern United States such as Nevada, Arizona, California, Texas and Utah. The real estate markets in a number of these states have suffered significant declines in value over the last several years. Our business strategy contemplates investing in under-valued properties primarily in the Western and Southwestern United States (and other areas where our affiliates or correspondents have experience) and seeking to profit from future appreciation in such properties, as well as lending to borrowers who are developing properties with significant growth potential in such geographic markets. Our expectations with respect to the recovery of real estate markets may prove unfounded. Moreover, we may acquire properties that fail to appreciate in value and we may make loans to borrowers who are unable to complete their projects and repay their loans as a result of persistent weakness in local real estate markets. In such event, the value of our investments may decline and we may experience a high level of defaults on our loans, resulting in a likely decline in the value of your shares and reduced distributions to our stockholders.

We may change our targeted investments and investment guidelines without stockholder consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Pursuant to SEC Rules, we may be required to file Post-Effective Amendments to this registration statement to disclose any material change to investors, such as changes to our targeted investments and investment guidelines. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of shares of our common stock and our ability to make distributions to you. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our advisor’s real estate, finance and securities professionals, including Michael V. Shustek, to identify suitable investments. Our sponsor and its other affiliated entities also rely on Michael V. Shustek for investment opportunities. To the extent that our advisor’s real estate, finance and securities professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution of our investment strategy. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the size of this offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursement of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to stockholders may also include a return of capital, rather than a return on capital.

In the event that we are unable to consistently fund monthly distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our common stock, the sale of our assets or any other liquidity event may be reduced.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

Our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Our distribution policy is to fund the payment of regular distributions to our stockholders from cash flow from our operations. Until the proceeds from this offering are fully invested and from time to time during the operational stage, however, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced. To the extent that portions of the distributions that we make may represent a return of capital to you, it will lower your tax basis in our shares.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsor has only invested $200,000 in us through the purchase of 22,222.22 shares of our common stock at $9.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor, which is a subsidiary of our sponsor, for our organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Any adverse changes in our advisor’s financial health or our relationship with our advisor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our advisor to manage our operations and our portfolio of real estate secured loans and real property investments. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates as well as our advisor’s real estate, finance and securities professionals in the identification and acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Any adverse changes in our advisor’s financial condition or our relationship with our advisor could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key real estate, finance and securities professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Michael V. Shustek who would be difficult to replace. Michael V. Shustek may not remain associated with our sponsor. If he were to cease his association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our sponsor and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the later of 2018 or three years after the date this offering closes. There can be no assurance that we will effect a liquidity event within such time or at all. If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

In the future, our board of directors may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of shares of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the later of 2018 or three years after the date this offering closes. There can be no assurance that we will cause a liquidity event to occur at such time or at all. If we do not pursue a liquidity transaction your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Your ability to have your shares repurchased is limited under our share repurchase program, and if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.

Our share repurchase program contains significant restrictions and limitations. For example, only stockholders who purchase their shares directly from us or who received their shares through a non-cash transaction, not in the secondary market, are eligible to participate, and stockholders must generally hold their shares for a minimum of one year before they can participate in our share repurchase program. Further, we presently intend to limit the number of shares to be repurchased during any calendar quarter to not more than 2.00% of the number of shares of our common stock outstanding on December 31st of the prior calendar year. Repurchases will be funded solely from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days prior notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Please see “Description of Capital Stock — Share Repurchase Program” for a description of all of the terms and limitations associated with our share repurchase program. As a result of these limitations, the repurchase price you may receive upon any such repurchase may not be indicative of the price our stockholders would receive if our shares were actively traded or if we were liquidated, and you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share repurchase program or to third parties at a price that reflects the then current market value of the shares or at all.

Continued disruptions in the financial markets and difficult economic conditions could adversely impact the real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a portfolio of real estate secured loans and real property investments. We may also acquire other companies with assets consisting of real estate secured loans and real property investments. Economic conditions greatly increase the risks of these investments. The value of collateral securing any loan investment we may make could decrease below the outstanding principal amount of such loan. In addition, revenues on the properties and other assets in which we have invested or that are underlying any loan investments we may make could decrease, making it more difficult for us to collect rents or for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our loan investment.

Since 2007, liquidity in the market for non-prime and sub-prime mortgage loans, and the real estate investments that depend on the performance of such loans, has decreased dramatically. More recently, underlying collateral performance concerns pertaining to the increased rates of delinquency, foreclosure and loss have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and real estate bonds and loans (despite recent rallying for high quality assets). This has led to a wide distinction in price discovery for senior and subordinated assets. The continued market volatility and instability may interfere with the successful implementation of our business strategy.

Despite recent positive indicators, protracted economic downturn will also likely have a negative impact on our ability to finance loans. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. If real property values decline, creditworthy investors may be less likely to look to debt financing for acquisitions in a recessionary environment. Furthermore, we may have difficulty selling loans, loan participations and structured loan products in a recessionary environment. These factors may hinder our ability to generate revenue by selling and financing loans.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

Government intervention may limit our ability to continue to implement certain strategies or manage certain risks.

The pervasive and fundamental disruptions that the global financial markets have and may continue to undergo have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations. Significantly increased regulation of the financial markets could have a material impact on our operating results and financial condition.

Risks Related to Our Investments

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

We will be subject to risks incident to the ownership of real estate related assets including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; increased competition for real estate-related assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by property owners and tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. Additionally, we are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate-related assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations funds from operations, cash flow and returns to our investors.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both real estate and real estate properties. In addition, since borrowers often use anticipated increases in the value of their existing properties to support the purchase or investment in additional properties, declining real estate values will likely reduce the demand for real estate secured loans, thereby reducing the number of such loans available for acquisition by us. Borrowers may be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Our investments in real estate and real estate-related loans will be subject to the risks typically associated with real estate.

We may invest directly in real estate, and our real estate-related loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of properties that we own directly and the properties ultimately securing our loans will remain at the levels existing on the dates of acquisition or loan origination. If the values of properties we own or that secure loans drop, our risk will increase because of the lower value of the real estate or the security associated with loans. In this manner, real estate values could impact both the value of our real estate investments and the value of our loan investments. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

We will rely primarily upon the value of our real estate collateral to protect us in the event of a loan default and, if the collateral proves insufficient, we may suffer a loss on the loan which will adversely affect our financial condition and our ability to pay distributions to our stockholders.

Our underwriting process will focus on the value of the underlying real estate that will serve as collateral for our loans rather than the creditworthiness of the borrower. Many of our borrowers may be higher risk companies or individuals who are not able or willing to obtain loans from commercial banks or other traditional lenders. Accordingly, we will depend primarily upon our real estate collateral to protect us in the event of a loan default. We will seek to invest in loans not exceeding 75% of the current value of the underlying property to provide us with an equity cushion in the event real estate values decline. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. If there is less security and a default occurs, we may not recover the full amount of our loan. The resulting loss will adversely affect our financial condition and will reduce the amount of funds available to distribute to our stockholders.

We have no established investment criteria limiting the geographic concentration of our investments in real estate secured loans and real estate. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Our real estate investments may be concentrated in one or few geographic locations, and certain real estate secured loans in which we invest may be secured by a single property or properties in one or few geographic locations. Further, we intend that our secured investments will be collateralized by properties located solely in the U.S. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral

Competition with third parties in acquiring and operating our investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We will compete with numerous other persons or seeking to attract tenants to real property we acquire. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

The leases on the properties underlying our real estate secured loans may not be renewed on favorable terms.

The properties underlying our real estate secured loans could be negatively impacted by the deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be re-let or, if re-let, the terms of the renewal or re-letting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or re-letting are significantly lower than expected, the value of our real estate secured loans may be adversely affected.

Our real estate secured loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our investments.

The real estate secured loans we invest in will be at risk of defaults caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the real estate secured loans will remain at the levels existing on the dates of acquisition of such loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

Our real estate secured loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates.

If we invest in fixed-rate, long-term real estate secured loans and interest rates rise, such loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that real estate secured loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, our returns on real estate secured loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the mortgagor raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our real estate secured loans may be limited by regulations.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make or invest in real estate -related loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make or invest in real estate secured loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner, including, among other things, insurance costs, costs of maintenance and taxes relating to any property acquire through the foreclosure process.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Our real estate secured loans could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Real estate secured loans are secured by real property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the real estate secured loans that we originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our real estate secured loans and the underlying asset collateralizing the real estate loan is insufficient to satisfy the outstanding balance of the real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Our investments in subordinated real estate secured loans may be subject to losses.

We intend to acquire subordinated real estate secured loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of inter-creditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Our investments in real estate secured loans are subject to changes in credit spreads.

Our investments in real estate secured loans are subject to changes in credit spreads. When credit spreads widen, the economic value of such investments decrease. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the widened credit spread.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Our mezzanine and bridge loans will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Insurance may not cover all potential losses on the mortgaged properties which may impair our security and harm the value of our assets.

We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, which may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may affect value or hinder recovery.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our real estate secured loans are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.” Borrowers’

organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to tenants of real property we own. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

Real property that incurs a vacancy could be difficult to sell or re-lease.

Real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of a lease. Additionally, the recent economic downturn in the United States may lead to increased defaults by tenants. Certain of the real properties we may acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

Real property will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Real property is subject to real and personal property taxes that may increase as tax rates change and as real property is assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases in property taxes, are charged to the lessees as an expense related to the real property that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance real property we may hold. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real property incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•

that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•

the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither party has the power to control the joint venture, potentially resulting in an impasse, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Delays in the acquisition, development and construction of real property may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real property could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, tenant operations, the existing condition of land when we buy it, operations in the vicinity of our real property, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real property. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of real property, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Real property investments may contain or develop harmful mold or suffer from other indoor air quality issues, which could lead to liability for adverse health effects or property damage or cost for remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our real property investments could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants or to increase ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants or others if property damage or personal injury occurs.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real property may also be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real property is an illiquid investment, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real property is an illiquid investment. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

The bankruptcy or insolvency of a significant tenant may adversely impact our operations and our ability to pay dividends.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Acquisitions could result in operating difficulties, dilution or other adverse consequences to our business.

We may pursue acquisitions of companies with assets consisting of real estate secured loans and real property. These acquisitions pose many risks, including:

•	we may not be able to identify suitable acquisition candidates at prices we consider attractive;

•	we may not be able to compete successfully for identified acquisition candidates, complete future acquisitions or accurately estimate the financial effect of acquisitions on our business;

•	future acquisitions may require us to issue common stock or spend significant cash, resulting in dilution of ownership or additional leverage;

•	we may have difficulty integrating acquired businesses, resulting in unforeseen difficulties;

•	acquisitions may disrupt our business; and

•	acquisitions may have significant accounting implications, which could reduce our future earnings.

In connection with any acquisition that we make, there may be liabilities that we fail to discover or that we inadequately assess. Acquired entities may not operate profitably or result in improved performance. If our acquisitions perform poorly, our business and financial results could be adversely affected.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

The recently-enacted Dodd-Frank Act regulates derivative transactions, which include certain hedging instruments we may use in our risk management activities. The Dodd-Frank Act contemplates that most swaps will be required to be cleared through a registered clearing facility and traded on a designated exchange or swap execution facility. There are some exceptions to these requirements for entities that use swaps to hedge or mitigate commercial risk. While we may ultimately be eligible for such exceptions, the scope of these exceptions is currently uncertain, pending further definition through rulemaking proceedings. Although the Dodd-Frank Act includes significant new provisions regarding the regulation of derivatives, the impact of those requirements will not be known definitively until regulations have been adopted by the SEC and the Commodities Futures Trading Commission. The new legislation and any new regulations could increase the operational and transactional cost of derivatives contracts and affect the number and/or creditworthiness of available hedge counterparties to us.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate-related assets or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests (or any property which generates such income or gain), and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

We intend to disclose funds from operations, or FFO, a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, FFO is not equivalent to our net income or loss as determined under GAAP, and our computation of FFO may not be comparable to other REITs.

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations determined under U.S. GAAP. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. GAAP. One non-U.S. GAAP supplemental performance measure that we consider due to the certain unique operating characteristics of real estate companies is known as funds from operations, or “FFO.” The National Association of Real Estate Investment Trusts, or “NAREIT,” an industry trade group, promulgated this measure which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. In addition, NAREIT has recently clarified its computation of FFO, which includes adding back real estate impairment charges for all periods presented, however, under U.S. GAAP, impairment charges reduce net income. While impairment charges are added back in the calculation of FFO, we caution that due to the fact that impairments to the value of any property are typically based on estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance which may be permanent.

The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs nor is it indicative of liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Management uses the calculation of FFO for several reasons. We use FFO to compare our operating performance to that of other REITs. Additionally, we compute FFO as part of our acquisition process to determine whether a proposed investment will satisfy our investment objectives.

The historical cost accounting rules used for real estate assets require, among other things, straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical cost accounting for depreciation may be less informative than FFO. We believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our operating performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs.

However, FFO should not be construed to be equivalent to or a substitute for the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-U.S. GAAP FFO measures and the adjustments to U.S. GAAP in calculating FFO. Furthermore, FFO is not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations calculated in accordance with U.S. GAAP, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO should be reviewed in conjunction with other U.S. GAAP measurements as an indication of our performance. The exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment indicates that the property’s operating performance may have been permanently affected. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Risks Related to Our Financing Strategy

The real estate finance industry has been and may continue to be adversely affected by conditions in the global financial markets and economic conditions in the United States generally.

Since mid-2007 the global financial markets were impacted by significant declines in the values of nearly all asset classes and by an unprecedented lack of liquidity, although noticeable increases in demand for high quality assets emerged in the second half of 2009. This market disruption was initially triggered by the subprime residential lending and single family housing markets experiencing significant default rates, declining real estate values and increasing backlog of housing supply. Other lending markets also experienced higher volatility and decreased liquidity resulting from the poor credit performance in the residential lending markets. The residential sector capital markets issues quickly spread more broadly to commercial real estate and other credit markets. The difficulties in the real estate finance industry, which could adversely affect our business, financial condition, results of operations and our prospects for future growth.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets with outside capital. Due to global liquidity constraints, nearly all financial industry participants, including real estate lenders and investors, continue to find it nearly impossible to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. We do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient capital on acceptable terms, our businesses and our ability to operate could be severely impacted.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from incurring debt until our borrowings would exceed 300% of our net assets. Further, we can increase our borrowings in excess of 300% of our net assets, if a majority of our independent directors approve such increase and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may use credit facilities to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.

We may use credit facilities to finance some of our investments. To the extent these credit facilities contain mark-to-market provisions, if the market value of the real estate secured loans pledged by us declines in value due to credit quality deterioration, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced. In a weakening economic environment, we would generally expect credit quality and the value of the real estate secured loans that serve as collateral for our credit facilities to decline, resulting in a higher likelihood that the lenders would require partial repayment from us, which could be substantial. Posting additional collateral to support our credit facilities could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, which could have a material adverse effect on our business and operations.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Risks Related to Conflicts of Interest

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our executive officers and our advisor’s key real estate, finance and securities professionals will face conflicts of interest caused by our compensation arrangements with our advisor and its affiliates, which could result in actions that are not in the long-term best interests of our company.

Our executive officers and our advisor’s key real estate, finance and securities professionals are also officers, directors, managers and/or key professionals of our sponsor and other affiliated entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of equity by us, which would enable our advisor to earn additional acquisition and asset management fees;

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acquisitions of investments and loans originated for us by affiliates, which entitle our advisor to asset management fees and, in the case of acquisitions of real property from other affiliated entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	real property sales, since the asset management fees payable to our advisor will decrease;

•	sales of real property, which entitle our advisor to disposition fees; and

•	borrowings to acquire investments and loans originated for us by affiliates, which borrowings will increase the debt financing fees, and asset management fees payable to our advisor.

The fees our advisor receives in connection with transactions involving the acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. Additionally, the payment of certain fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In evaluating investments and other management strategies, the opportunity to earn fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

Our advisor has no employees and relies upon the key real estate, finance and securities professionals of our sponsor to identify suitable investment opportunities for us. Our sponsor and other affiliated entities also rely on many of the same real estate, finance and securities professionals. Our investment strategy is very similar to that of our sponsor and its affiliated entities. When these real estate, finance and securities professionals direct an investment opportunity to any affiliated entity, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. The allocation of investment opportunities could result in us investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay to you.

Further, our directors and officers, our sponsor, our advisor, Michael V. Shustek and any of their respective affiliates, employees and agents are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition or sale of real estate investments or that otherwise compete with us. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

Our advisor’s real estate, finance and securities professionals acting on behalf of our advisor will face competing demands relating to their time and this may cause our operations and your investment to suffer.

Our advisor has no employees and relies on the real estate, finance and securities professionals of our sponsor performing services for us on behalf of our advisor, including Michael V. Shustek, for the day-to-day operation of our business, who is also an executive officer of other affiliated entities. As a result of his interests in other affiliated entities and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Michael V. Shustek will face conflicts of interest in allocating his time among us, our sponsor and other affiliated entities and other business activities in which he is involved. These conflicts of interest could result in declines in the returns on our investments and the value of your investment.

Our advisor may have conflicting fiduciary obligations if we enter into joint ventures or engage in other transactions with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to co- invest in a property or real estate secured loans together with one or more of its affiliates or through a joint venture with its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our executive officers and our advisor’s key real estate, finance and securities professionals face conflicts of interest related to their positions and interests in our affiliates which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and our advisor’s key real estate, finance and securities professionals are also executive officers, directors, managers and key professionals of our sponsor, and other affiliated entities. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

We may purchase real property and other real estate-related assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase real estate secured loans and other real estate-related assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Your interest in us could be diluted and we could incur other significant costs associated with being self-managed if we internalize our management functions.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and the personnel that our advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share attributable to your investment. Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions. If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Risks Related to This Offering and Our Corporate Structure

This is a fixed price offering, and the offering price of our shares was not established on an independent basis; therefore, as it was arbitrarily determined, the fixed offering price will not accurately represent the current value of our assets at any particular time and the actual value of your investment may be substantially less than what you pay.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary during the offering or be based on the underlying value of our assets. Our board of directors arbitrarily determined the offering price in its sole discretion. We do not intend to adjust the offering price during this offering even after we acquire assets and, therefore, the fixed offering price established for shares of our common stock will not accurately represent the value of our assets and the actual value of your investment may be substantially less than what you pay. Our offering price is not indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares from and after 18 months after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

We intend to have our advisor prepare an annual report of the estimated value of our shares and to include this information in our annual report on Form 10-K. Until 18 months after we have completed our offering stage, our advisor has indicated that it intends to use the price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. If our board of directors determines that it is in our best interests, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

When determining the estimated value of our shares from and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

There is no public market for our shares of common stock and we are not required to effectuate a liquidity event by a certain date; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no public market for our shares of common stock, and we do not expect one to develop. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may limit your ability to sell your shares. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay certain up-front fees and expenses, including organization and offering costs, such as issuer costs, selling commissions, and acquisition expenses in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, without incurring a substantial loss. You may also experience substantial losses if we dispose of our assets in connection with a liquidation event, though we are not required to consummate a transaction to provide liquidity to stockholders on any date certain or at all. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. We have adopted a share repurchase program but it is limited in terms of the amount of shares that may be repurchased each quarter. Thus, prospective stockholders should consider shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restrictions on Ownership of Shares of Capital Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

We may not meet the minimum offering requirements for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, among other purposes, our charter generally prohibits a person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock, unless exempted by our board of directors. This limit can generally be waived and adjusted by our board of directors. The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the interest of the our stockholders (and even if such change in control would not reasonably jeopardize our REIT status). This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. In addition, these provisions may also decrease your ability to sell your shares of our common stock. For a detailed description, see “Description of Capital Stock — Restrictions on Ownership of Shares of Capital Stock.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase of any such classes or series of stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Our rights and the rights of our stockholders to recover claims against directors, including our independent directors, and our officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that no director or officer will be liable to us or our stockholders for monetary damages and that we must generally indemnify directors and officers for losses unless, in the case of independent directors, they are grossly negligent or engage in willful misconduct or, in the case of non-independent directors or officers, they are negligent or engage in misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our directors (as well as by our officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

We are not and do not plan to be registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed and stockholder protections provided by the Investment Company Act; maintaining an exemption from registration may limit or otherwise affect our investment choices.

Neither we nor any of our subsidiaries are registered or intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

We expect that the Company and its subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In providing guidance on this exclusion, the SEC staff, among other things, generally has focused on whether at least 55% of a subsidiary’s portfolio will comprise of qualifying real estate-related assets and at least 80% of its portfolio will comprise of qualifying real estate-related assets and real estate-related assets (and no more than 20% will comprise of other, non-qualifying assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments or real estate related investments and therefore our investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. The SEC is reviewing interpretive issues relating to the status of mortgage-related pools under the Investment Company Act and whether mortgage-related pools potentially are making judgments about their status under the Investment Company Act without sufficient regulatory guidance. It is not certain whether or to what extent the SEC or its staff in the future may modify interpretive guidance to narrow the ability of issuers to rely on the exemption from registration provided by Section 3(c)(5)(C). Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exemption from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See “Investment Objectives and Strategy — Investment Company Act Considerations.”

To ensure that neither we nor any of our subsidiaries, are required to register as an investment company, an entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire securities or interests in companies that we would otherwise want to acquire. We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.

If we or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Further, if we or our subsidiaries are required to register as investment companies under the Investment Company Act, our investment options may be limited by various limitations, such as those mentioned above, and we or our subsidiaries would be subjected to a complex regulatory scheme, the costs of compliance with which can be high. For more information on issues related to compliance with the Investment Company Act, see “Investment Objectives and Strategy — Investment Company Act Considerations.”

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1 billion, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to

Section 404 of the Sarbanes-Oxley Act, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation. Certain of these exemptions are inapplicable to us because of our structure as an externally managed REIT, and we have not made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increase the uncertainty and risks you face as a stockholder.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 100,000,000 shares of capital stock, of which 98,999,000 shares are classified as common stock, par value $0.001 per share, 1,000,000 shares are classified as preferred stock, par value $0.001 per share, and 1,000 shares are classified as non-participating, non-voting convertible stock, par value $0.001 per share. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Your investment will be diluted upon conversion of the convertible stock.

We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion. See “Description of Capital Stock — Convertible Stock.” Upon the issuance of shares of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor may be entitled to conversion of the shares of our convertible stock it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $9.00 purchase price for shares sold in the primary offering and a $9.00 purchase price for shares sold under the distribution reinvestment plan, we estimate that we will use 96.25% to 96.59% of our gross offering proceeds for investments, to pay fees to our advisor for its services in connection with the selection and acquisition of investments and for the repurchase of shares of our common stock under our share repurchase program. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets. Moreover, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Although we will not currently be afforded the protection of certain provisions of the MGCL relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder and thereafter may only be consummated if approved by two supermajority votes of our stockholders. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. These provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock — Business Combinations,” “Description of Capital Stock — Control Share Acquisitions” and “Description of Capital Stock — Subtitle 8.”

Our charter includes a provision that may discourage a person from launching a mini-tender offer for our shares.

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the non-complying offeror’s shares and any shares acquired in such tender offer. In addition, the non-complying offeror shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction. See “Description of Capital Stock — Tender Offers.”

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We believe we will operate in such a manner as to qualify, and we intend to elect to be treated, as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2012. Although we have received an opinion of counsel with respect to our qualification as a REIT, investors should be aware, among other things, that such opinion does not bind the Internal Revenue Service and is based on certain representations as to factual matters and covenants made by us. Both the validity of such opinion and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. Importantly, as of the date hereof we have no operating history or assets and both the opinion and any other assessment regarding our qualification as a REIT depends wholly on projections regarding our future activities and our ability, within one year after our receipt thereof, to apply the proceeds of this offering to qualifying assets for purposes of the REIT requirements.

If we were to fail to qualify as a REIT for any taxable year, or if our board determined to revoke our REIT election, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax.

Lastly, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations or having to borrow funds.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. We may not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur, e.g., from (i) the effect of non-deductible capital expenditures, (ii) the creation of reserves, (iii) the recognition of original issue discount or (iv) required debt amortization payments. If we do not have other funds available in these situations, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Our stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. As a result, if you are not a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs generally do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, and subsequently extended in December 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

In certain circumstances, we may be subject to federal, state and local taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company.”

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock;

•

Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Material U.S. Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders.”

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may impact our ability to maximize profits.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego attractive investments or liquidate otherwise attractive investments to comply with such tests. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate-related assets. The remainder of our investments (other than governmental securities and qualified real estate-related assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate-related assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations —Requirements For Qualification — Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments to maintain REIT status. Such action may subject the REIT to the tax on prohibited transactions, discussed below.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resulting gain if we sell assets that are treated as dealer property or inventory.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real property and lease it back to the sellers of such property. We cannot assure you that the Internal Revenue Service will not challenge any characterization of such a lease as a “true lease,” which would allow us to be treated as the owner of the property for federal income tax purposes. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock following the completion of this offering. Generally, this limit can be waived and adjusted by the board of directors. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, 10% or more of any of our tenants. Our board of directors may grant an exemption from the 9.8% ownership limit prospectively or retroactively in its sole discretion, subject to such conditions, representations and undertakings as required by our charter or as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Legislative or regulatory action could adversely affect us or our investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may take effect retroactively, and there can be no assurance that any such changes will not adversely affect how we are taxed or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax under the Foreign Investment in Real Property Tax Act, or “FIRPTA”, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There can be no assurance that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than five percent of the value of our outstanding common stock. We are not currently traded on an established securities market nor do we anticipate being traded on an established securities market in the foreseeable future. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions.”

We may enter into certain hedging transactions which may have a potential impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate-related assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests, which could jeopardize our status as a REIT. Furthermore, compliance with the statutory REIT requirements may limit our ability to implement hedging strategies that may otherwise reduce risk, thereby increasing our risk profile.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

For a discussion of these and other tax considerations relevant to an investment in our stock, see “Material U.S. Federal Income Tax Considerations” below.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. We caution that forward looking statements are not guarantees. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally, and in the real estate and capital markets specifically;

•	real estate values in markets in which we operate;

•	adverse business, credit and other factors affecting real estate-related secured loan borrowers;

•	our failure to qualify as a REIT;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	potential damage from natural disasters, which could result in substantial costs for us;

•	risks from extraordinary losses for which we may not have insurance or adequate reserves;

•	potential liability for environmental contamination, which could result in substantial costs to us;

•	competitive factors that may limit our ability to make investments or attract and retain tenants;

•	the failure of acquisitions to achieve anticipated results;

•	the unavailability of capital;

•	changing interest rates, which could increase our costs; and

•	changes to generally accepted accounting principles.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospectus and financial conditions. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of shares of our common stock to be offered, including the number of shares of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. Shares of our common stock in the primary offering are being offered to the public on a best efforts basis at $9.00 per share and issued pursuant to the DRIP offering at $9.00 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The amounts in this table assume that the full expenses and sales commission are paid on all shares of our common stock offered in our primary offering to the public on a best efforts basis. The sales commission may be reduced or eliminated in connection with certain categories of sales. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, and the organization and offering expense reimbursement, we will use the net proceeds of the offering to acquire investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell: (i) only $3,000,000 in shares, the minimum offering amount, in the primary offering; (ii) $500,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our DRIP offering; and (iii) $500,000,000 in shares, the maximum offering amount, in the primary offering and $50,000,000 in shares pursuant to our DRIP offering, the maximum amount. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP offering. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the DRIP offering and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$3,000,000	100.0%	$500,000,000	100.0%	$550,000,000	100.0%
Less Offering Expenses:
Selling Commissions(1)	90,000	3.0	15,000,000	3.0	15,000,000	2.73%
Organization and Offering Expense Reimbursement(2)	100,000	3.3	3,750,000	.75	3,750,000	.68%

Net Proceeds Available for Investment(3)	$2,810,000	93.67%	$481,250,000	96.25%	$531,250,000	96.59%

Less:
Acquisition Fee(4)	$126,450	4.22%	$21,656,250	4.33%	$23,906,250	4.35%
Acquisition Expenses(5)	—		—	—	—	—
Initial Working Capital Reserve(6)	—		—	—	—	—

Remaining Proceeds Available for Investments(7)	$2,683,550	89.45%	$459,593,750	91.92%	$507,343,750	92.24%

(1)	The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 3.0% of gross offering proceeds (which commission may be reduced under certain circumstances for volume or other discounts). The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The sales commission is not paid in connection with sales pursuant to our DRIP offering. Thus, the sales commission is calculated only on amounts sold in the primary offering.
(2)	Amount will in no event exceed 0.75% of gross offering proceeds at the time of reimbursement.
(3)	Until required in connection with the acquisition of our investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. The amount of investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to repurchase shares under our share repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.
(4)	We will pay our advisor and its affiliates an acquisition fee of three percent (3%) of the purchase price of any real estate or loan acquired at a discount, provided, however, that we will not pay any fees when acquiring loans from affiliates. The total acquisition fees set forth in the Estimated Use of Proceeds table assumes (i) debt financing at a target debt level of 50% of the loan to value of our portfolio of assets; (ii) the entire net proceeds from this offering are used to acquire real estate or loans at a discount; and (iii) no third party expenses, which cannot be determined at the present time.
(5)	We will reimburse our advisor for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. The total of all acquisition fees and acquisition expenses, which include loan brokerage fees and loan evaluation and processing fees, will not exceed 6.0% of the purchase price of any real property acquired or, in the case any real estate secured loan, 6.0% of the total amount of loan proceeds advanced. Actual amounts are dependent upon expenses paid or incurred and cannot be determined at the present time.
(6)	We may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital improvements on real property. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.
(7)	The actual amounts of remaining proceeds available for investments may be less than the amounts set forth in the Estimated Use of Proceeds table since the amounts set forth in the table do not include any deduction for acquisition expenses, which cannot be determined at the present time, or any initial working capital reserve. The amounts set forth in the table also do not take into account any proceeds from debt financing that we may obtain in order to increase funds available for investment.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from other sources, such as cash advances by our advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from any of these sources.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to our advisor and other affiliates may increase or decrease during or after this offering, if such increase or decrease is approved by a majority of our independent directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for directing the management of our business and affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

We have a total of seven directors, five of whom are independent of us, our advisor, our sponsor and our respective affiliates as determined in accordance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines. The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates. Our board has determined that each of Fredrick J. Zaffarese Leavitt, Robert J. Aalberts, Nicholas Nilsen, John E. Dawson and Daryl C. Idler, Jr. qualifies as an independent director under the NASAA REIT Guidelines.

We refer to our directors who are not independent as our “affiliated directors.” Currently, our only affiliated directors are Michael V. Shustek and John W. Alderfer. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors, including at least a majority of the independent directors.

Our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. Our bylaws also provide for a lead independent director, who must be an individual who is not, and has not been during the past five years, an officer, director, employee or business associate of our advisor or any of its affiliates. The independent directors will nominate replacements for vacancies among the independent directors.

Our board of directors is elected by our common stockholders on an annual basis. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

At such time as we are subject to Subtitle 8 of the MGCL, we have elected to provide that a vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors

The responsibilities of the members of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

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approving and reviewing the investment guidelines that our advisor must follow when acquiring real estate secured loans and real estate debt securities on our behalf without the approval of our board of directors;

•	approving and overseeing our debt financing strategies;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity transaction;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for repurchases of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

We will follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Any change in our investment objectives as set forth in our charter must be approved by the stockholders.

In order to reduce or eliminate and address certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, our sponsor, our advisor, or any of their affiliates. The independent directors will also be responsible for reviewing from time to time but at least annually (1) the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed; (2) that our total fees and expenses are otherwise reasonable in light of our investment performance, our net assets, our net income, the fees and expenses of other comparable unaffiliated REITs and other factors deemed relevant by our independent directors. and (3) that the provisions of the advisory agreement are being carried out. Each such determination shall be reflected in the applicable board minutes.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Prior to the commencement of this offering, our board of directors will establish an audit committee.

Audit Committee

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee will be comprised of three directors, all of whom are independent directors and one of whom will be deemed an audit committee financial expert. Our audit committee consists of Nicholas Nilsen, Fredrick J. Zaffarese Leavitt and Robert J. Aalberts.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Fredrick J. Zaffarese Leavitt	41	Director

Michael V. Shustek	53	CEO, Director

Robert J. Aalberts	60	Director

Nicholas Nilsen	75	Director

John W. Alderfer	67	President/CFO, Director

John E. Dawson	54	Director

Daryl C. Idler, Jr.	67	Director

Fredrick J. Zaffarese Leavitt was a director for Vestin Group, Inc., from November 2004 to December 2005. He has been a member of the Vestin Mortgage II, Inc., board of directors since January 2006 and was a director for Vestin Realty Mortgage I, Inc., from January 2006 until he resigned in January 2008. He is currently the Chairman of both the Audit Committee and Special Committee of Vestin Mortgage II, Inc., while also sitting on its Compensation Committee and Nominating Committee. Since August of 1993 Mr. Zaffarese Leavitt has been an accountant for the United States Department of the Interior where his responsibilities include the review and audit of various states, local and municipality governments for compliance with federal laws and regulations as well as preparation of financial statements for Executive Branch and Congressional review. Additionally, Mr. Zaffarese Leavitt sits on various audit committees involving the utility industry. Mr. Zaffarese Leavitt is a CPA and a graduate of University of Nevada Las Vegas.

Michael V. Shustek has been a director of Vestin Originations, Inc., and Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999 and a Director and CEO of Vestin Realty Mortgage II, Inc., and Vestin Realty Mortgage I, Inc. since January 2006. In February 2004, Mr. Shustek became the President of Vestin Group. In 2003, Mr. Shustek became the Chief Executive Officer of our Vestin Originations, Inc. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada’s history. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors.

Mr. Shustek has co-authored two books, entitled “Trust Deed Investments,” on the topic of private mortgage lending, and “If I Can Do It, So Can You.” Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas. As our founder and CEO, Mr. Shustek is highly knowledgeable with regard to our business operations and loan portfolio. In addition, his participation on our board of directors is essential to ensure efficient communication between the Board and management.

The SEC conducted an investigation of certain matters related to Vestin Realty Mortgage I, Inc., Vestin Mortgage, LLC, Vestin Capital, Inc., Vestin Realty Mortgage II, Inc., and Vestin Fund III, LLC. On September 27, 2006, the investigation was resolved through the entry of an Administrative Order by the SEC (the “Order”). Vestin Mortgage and its Chief Executive Officer, Mr. Shustek, and Vestin Capital (collectively, the “Respondents”), consented to the entry of the Order without admitting or denying the findings therein.

In the Order, the SEC found that the Respondents violated Section 17(a)(2) and (a)(3) of the Securities Act of 1933, as amended, through the use of certain slide presentations in connection with the sale of units in Fund III and in VRM II’s predecessor, Vestin Fund II, LLC (“Fund II”). The Respondents consented to the entry of a cease and desist order, the payment by Mr. Shustek of a fine of $100,000 and Mr. Shustek’s suspension from association with any broker or dealer for a period of six months, which expired in March 2007. In addition, the Respondents agreed to implement certain undertakings with respect to future sales of securities.

Robert J. Aalberts was a director of Vestin Group, Inc., from April 1999 to December 2005. He has been a member of the Vestin Mortgage II, Inc., board of directors since January 2006 and was a director for Vestin Realty Mortgage I, Inc., from January 2006 until he resigned in January 2008. He is currently the Chairman of the Compensation Committee of Vestin Mortgage II, Inc., while also sitting on its Audit Committee and Nominating Committee. Since 1991, Professor Aalberts has held the Ernst Lied Professor of Legal Studies professorship in the College of Business at the University of Nevada, Las Vegas. From 1984 to 1991, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Professor Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; including Real Estate Law (7th Ed. (2009) 6th Ed. (2006)) published by the Thomson/West Company. He is also the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law. Since 1992, Professor Aalberts has been the Editor-in-chief of the Real Estate Law Journal. Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and received a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota. He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

Nicholas Nilsen has been involved in the financial industry for more than four decades. He has been in retirement during the past five years. Most recently, Mr. Nilsen served as a Senior Vice President of PNC Financial, a bank holding company, where he served from 1960 to 2000. He began his long career with PNC Financial as a stock analyst. Later, he managed corporate and Taft-Hartley pension plans for the bank. Mr. Nilsen served as an executive investment officer at the time of his retirement from PNC Financial. Mr. Nilsen is a CFA charterholder. Mr. Nilsen received a Bachelor’s degree from Denison University and a Master of Business Administration from Northwestern University.

John W. Alderfer has served as a Consultant with Sansone Properties since February 2009. Mr. Alderfer was the Chief Financial Officer and a director of Vestin Realty Mortgage II, Inc., from January 2006 to March 2007. He served as the Chief Financial Officer of Vestin Group, Inc., from January 2005 to March 2007 and from September 2002 to February 2004. From February 2004 to December 2004, Mr. Alderfer served as a consultant to the Vestin Group. In addition, Mr. Alderfer has served as a director and Chief Financial Officer of Vestin Realty Mortgage I from January 2006 to March 2007. Mr. Alderfer was retired from October 1998 to September 2002. Previously, Mr. Alderfer was a director, Vice President, Treasurer, and Chief Financial Officer of Interactive Flight Technologies, Inc. (from September 1996 to October 1998); Senior Vice President, Treasurer, and Chief Financial Officer of Alliance Gaming Corporation (from September 1990 to June 1996); and the Senior Vice President, Corporate Controller and Chief Accounting Officer of Summa Corporation and The Hughes Corporation, 100% owned by the Estate of Howard R. Hughes (from June 1971 to December 1988). Mr. Alderfer received his BBA degree in accounting from Texas Tech University. He is a Certified Public Accountant.

John E. Dawson was a director of Vestin Group from March 2000 to December 2005, has been a director of Vestin Realty Mortgage II, Inc., since March 2007 and was a director for Vestin Realty Mortgage I, Inc. from March 2007 until January 2008. He is currently a member of the Special Committee of Vestin Mortgage II, Inc. Since 2005 Mr. Dawson has been a partner of the Las Vegas law firm of Lionel Sawyer & Collins. Previous to that, from 1995 to 2005, Mr. Dawson was a partner at the law firm of Marquis & Aurbach. Mr. Dawson received his Bachelor’s Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

Daryl C. Idler, Jr. has been President and Managing General Partner of Premier Golf Properties, LP, dba Cottonwood Golf Club in Rancho San Diego, California, since 2002 and a director of Vestin Realty Mortgage I, Inc. since January 2008. From 2000 to 2002, Mr. Idler was Executive Vice President and General Counsel to Global Axcess Corp. (GAXC). From 1973 to 2000, Mr. Idler practiced corporate and real estate law in California.

Mr. Idler has significant experience with real estate related transactions. In 2001, Mr. Idler served as President and Managing Partner of the entity that acquired approximately 300 acres in San Diego County, home to the Cottonwood Golf Club, a 36-hole golf course and related facility. In 2005, Mr. Idler was involved in the acquisition of the neighboring historic Ivanhoe Ranch. During the past 10 years, Mr. Idler have been in charge of all aspects of the golf operations at the Cottonwood Golf Club, including acquisition and financing and real estate developments at the golf course, including processing entitlements for 646 active adult units and 150 single family units, the remodeling of 18 of the 36 holes and construction of a new clubhouse, restoration of riverine habitat, along with pursuing 50-75 estate-size home sites and vineyards at Ivanhoe Ranch.

Between 1973 and 2000, Mr. Idler was involved as a lawyer representing various clients involved in the purchase, acquisition, development and sale of commercial and industrial properties and buildings. Representative projects include small strip-shopping center, large portions of the Otay Mesa, California industrial part, high-rise building in downtown San Diego and light industrial properties in Rancho Bernardo. During the same period, Mr. Idler was a co-investor in seven buildings in downtown San Diego and was involved in all aspects with these acquisitions, including structuring the transactions, preparing documents, conducting due diligence and closing the transactions. Four of the buildings were restored and remain as landmark properties in the historic Gaslamp Quarter of San Diego.

Mr. Idler received his Bachelor’s Degree from the University of Redlands, California and his Juris Doctor from the University of San Diego School of Law. Mr. Idler has been an active member of the California Bar since 1973. Mr. Idler is a member of the Board of Sonshine Haven in El Cajon, California. In addition, Mr. Idler sits on the Board of Trustees and Board of Administration for Skyline Wesleyan Church in La Mesa, California. Mr. Idler served in the United States Navy Reserve from 1966 to 1973, with active service from 1967 to 1969.

Our directors and executive officers will serve until their successors are elected and qualify. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Each of these individuals receives compensation from our sponsor for his services, including services performed for us and for our advisor. As executive officers of our advisor, these individuals will manage our day-to-day affairs and carry out the directives of our board of directors in the review and selection of investment opportunities and will oversee and monitor our acquired investments to ensure they are consistent with our investment objectives. The duties that these executive officers will perform on our behalf will also serve to fulfill the corporate governance obligations of these persons as our appointed officers pursuant to our charter and bylaws. As such, these duties will involve the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act of 2002, as amended, for filing with our periodic reports. Although we will reimburse the advisor for certain expenses incurred in connection with providing these services to us, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key personnel of our advisor, will be entitled to receive awards in the future under our equity incentive plan as a result of their status as key personnel of our advisor, although we do not currently intend to grant any such awards.

We will pay each of our independent directors an annual retainer of $25,000 (to be prorated for a partial term), plus the audit committee chairperson will receive an additional $5,000 annual retainer (to be prorated for a partial term). Each independent director also will receive $500 for each meeting of the board of directors attended in-person or by telephone. In addition, our directors may be entitled to receive awards in the future under our equity incentive plan, although we do not currently intend to grant any such awards.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Equity Incentive Plan

We have adopted an equity incentive plan. Our equity incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We have no current intention to issue any awards under our equity incentive plan but may do so in the future in order to at attract and retain qualified directors, officers, employees, and consultants

The equity incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our equity incentive plan. Stock options granted under the equity incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the equity incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

Our board of directors, or the compensation committee of our board of directors, will administer the equity incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum of 300,000 shares for issuance under the equity incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the equity incentive plan will be adjusted proportionately, and the board of directors must make such adjustments to the equity incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the equity incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, in the event of a corporate transaction (as defined in our equity incentive plan), if any award issued under our equity incentive plan is not assumed or replaced as part of the corporate transaction, then such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) immediately prior to the effective date of such corporation transaction, so long as the grantee’s continuous service has not terminated prior to such date. Unless otherwise provided in an award certificate or any special plan document governing an award, in the event of our change in control, each outstanding award issued automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the effective date of such change in control, provided that the grantee’s continuous service has not terminated prior to such date. Under our equity incentive plan, a “corporate transaction” is defined to include (i) a merger or consolidation in which we are not the surviving entity; (ii) the sale of all or substantially all of our assets; (iii) our complete liquidation or dissolution; and (iv) acquisitions by any person of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities (but excluding any transactions determined by our administrator not to constitute a “corporate transaction”). Under our equity incentive plan, a “change in control” is defined generally as a change in ownership or control of the Company effected either through (i) acquisitions by any person (or related group of persons) of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender offer or exchange offer that our directors do not recommend our stockholders accept; or (ii) a change in the composition of our board over a period of 12 months or less such that a majority of our board members will no longer serve as directors, by reason of one or more contested election for board membership.

The equity incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award previously granted under the equity incentive plan. The board of directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the equity incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

The Maryland General Corporation Law (“MGCL”) permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter also provides that we may advance funds to our directors, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking advancement has provided us with written affirmation of his or her good faith belief that he has met the standard of conduct necessary for indemnification;

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the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his, her or its capacity as such and a court of competent jurisdiction approves such advancement; and

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the party seeking advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also intend to cover officers and directors under directors’ and officers’ liability insurance, which we expect to obtain by the time we raise the minimum offering amount.

Our Advisor

We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Our advisor is managed by Michael V. Shustek and John W. Alderfer. For biographical information regarding Mssrs. Shustek and Alderfer, see “Directors and Executive Officers.”

The services for which our advisor will receive fees and reimbursements include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	the approval of the participating broker-dealers and negotiation of the related selling agreements;

•	coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials relating to this offering;

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along with the selling agent(s), the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to this offering; and

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all other services related to this offering, other than services that (i) we elect to perform directly or (ii) would require the advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

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subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

•	oversee the due diligence process related to prospective investments;

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prepare reports regarding prospective investments that require board approval, which reports include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of investments of the company;

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monitor and evaluate the performance of our investments, provide daily management services to the company and perform and supervise the various management and operational functions related to the company’s investments;

•

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate and manage relationships between the company and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for the day-to-day operations of the company;

•

investigate, select, and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

•	from time-to-time, or at any time reasonably requested by the board of directors, make reports to the directors on our advisor’s performance of services to the company under our advisory agreement;

•

coordinate with the company’s independent accountants and auditors to prepare and deliver to the company’s audit committee an annual report covering our advisor’s compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the company’s business and operations;

•	provide financial and operational planning services and portfolio management functions;

•

maintain accounting data and any other information concerning the activities of the company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of the company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the company;

•	provide the company with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•	consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•	provide the officers and directors with timely updates related to the overall regulatory environment affecting the company, as well as managing compliance with regulatory matters;

•	consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

Stockholder Services

•	enter into appropriate arrangements for stockholder services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between the company and its lenders; and

•	monitor and oversee the service of our debt facilities and other financings.

The Advisory Agreement

The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement by us. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. The board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function.

Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and our advisor, as the holder of the convertible shares, may be entitled to a one-time payment upon conversion of the convertible shares. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under the advisory agreement and the payments that our advisor may be entitled to receive with respect to the convertible shares.

Holdings of Shares of Common Stock and Convertible Shares

Our sponsor has invested $200,000 in us through the purchase of 22,222.22 shares of our common stock at $9.00 per share. As of the date of this prospectus, this constitutes 100% of our issued and outstanding common stock. Our sponsor or its affiliates must maintain this investment for as long as MVP Capital Partners, LLC is our sponsor.

Our advisor has invested $1,000 in us through the purchase of 1,000 shares of our convertible stock at $1.00 per share. The resale of any of our shares of stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Selling Agent

The shares of our common stock will be sold on a “best efforts” basis through Source Capital Group, Inc., Ashton Garnett Securities, LLC or other authorized selling agents, which means that each selling agent will use its best efforts to sell our shares, but is not required to sell any specific amount of shares. Source Capital Group, Inc. and Ashton Garnett Securities, LLC are broker-dealers and members of FINRA. Source Capital Group, Inc.’s principal business address is 276 Post Road West, Westport, Connecticut 06880. Source Capital Group, Inc. is an independent third party, not affiliated with us, our sponsor or our advisor. Ashton Garnett Securities, LLC’s principal business address is 918 South Horton Street, Suite 908, Seattle, Washington 98134. On July 13, 2012, Michael V. Shustek, the principal executive officer of our advisor, acquired 20% of the outstanding membership interests of Ashton Garnett Securities, LLC, as well as an option to acquire the remaining 80% within the next nine months, subject to FINRA approval. Mr. Shustek intends to exercise the option if FINRA approval for a change in control is received. It is contemplated that one or more persons affiliated with our advisor may become an associated person of Ashton Garnett Securities, LLC, subject to the receipt of all necessary licenses and FINRA approvals. The company, Source Capital Group, Inc. and Ashton Garnett Securities, LLC each may authorize other broker-dealers that are FINRA members to sell our shares in this offering.

Affiliated Property Manager

Our real properties may be managed and leased by an affiliated property manager. We may pay our property manager a monthly market-based property management fee of up to 6.0% of the gross revenues generated at our properties for services it provides in connection with operating and managing the property. The property manager may pay some or all of these fees to third parties for management or leasing services.

Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor or certain companies affiliated with them. Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees we pay to our property manager will include, without additional expense to us, all of our property manager’s general overhead costs.

MANAGEMENT COMPENSATION

The following tables summarize all of the compensation and fees, including reimbursement of expenses, to be paid by us or by third parties to our advisor and its affiliates in connection with our organization, this offering and our operations, assuming we raise the maximum amount offered hereby.

Fees and Expense Reimbursements Paid by Us

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)

	Organizational and Offering Stage(2)

Selling Commission(3)	3.00% of the gross offering proceeds in the offering, subject to reductions based on volume and for certain categories of purchasers. No selling commissions are payable on shares sold under the distribution reinvestment plan. See “Plan of Distribution.”	$15,000,000

Organizational and Offering Expense Reimbursement —Advisor or its Affiliates(4)	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these out of pocket costs and future organization and offering costs it may incur on our behalf. After we have reimbursed $100,000 of such costs, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement.	$3,750,000

Investment Activities(5)

Acquisition Fee(4)(6) — Advisor or its Affiliates	Three percent (3%) of the purchase price of any real estate or loan acquired at a discount, provided, however, that we will not pay any fees when acquiring loans from affiliates.

$23,906,250 (assuming (i) 50% leverage; (ii) the entire net proceeds from this offering are used to acquire real estate or loans at a discount; and (iii) no third party expenses, which cannot be determined at the present time)

Acquisition Expenses(4) — Advisor or its Affiliates	We will reimburse our advisor for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. We may recoup all or a portion of these expenses from the borrower in connection with each loan.	Actual amounts are dependent upon expenses paid or incurred and cannot be determined at the present time.

Loan Brokerage Fees(4) —Mortgage Company (may be Affiliate of Advisor)	Fees consisting of 2.00% to 6.00% of each loan, based upon local market conditions, will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.	Cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)

Loan Evaluation and Processing Fees(4) — Advisor or its Affiliates	Fees consisting of no more than 1.00% of each loan will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.	Cannot be determined at the present time.

Operational Stage

Asset Management Fees(4) — Advisor or its Affiliates	A monthly asset management fee at an annual rate equal to 0.85% of the fair market value of all assets then held by us, or our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement, excluding debt financing obtained by us or made available to us. The fair market value of real property shall be established at least once every two years through an appraisal, based upon the real property’s then current condition and location without warranties as to the condition and/or fitness of the property for a particular use (or an “As-Is”, “Where-Is” appraisal). Appraisals will be performed by an independent appraiser possessing the designation as a Member of the Appraisal Institute (“MAI”). The fair market value of real estate-related secured loans shall be equal to the face value of the such loan, unless it is non-performing, in which case the fair market value shall be equal to the book value of such loan. The asset management fee will be reduced to 0.75% if we are listed on a national securities exchange.	Actual amounts are dependent on the amount of investments made, the cost of such investments and the amount of leverage and cannot be determined at the present time.

Debt Financing Fees(4) — Advisor or its Affiliates	A monthly debt financing fee at an annual rate equal to 0.25% of the aggregate debt financing obtained by us or made available to us, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings. In the case of a joint venture, we would pay this fee only on our pro rata share.	Actual amounts are dependent on the amount of any debt financed and cannot be determined at the present time.

Operating Expenses — Advisor or its Affiliates(4)(7)(8)	We will reimburse the Advisor for 100% of actual, documented expenses paid or incurred in connection with services provided to us. We will reimburse our advisor no less than monthly for any such expenses.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Property Management and Leasing Fees — Advisor or its Affiliates(4)	A monthly market-based fee for property management services of up to 6.00% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers. The aggregate property management fees charged by our property manager and any subcontractor shall not exceed 6.00% of the gross revenues generated by our properties.	Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)

Liquidity Stage

Disposition Fee(4) — Advisor or its Affiliates	For substantial assistance in connection with the sale of real property, as determined by our independent directors, we will pay our advisor or its affiliate the lesser of (i) 3.00% of the contract sale price of the real property sold or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.00% of the contract sales price. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any real property. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment; provided, however, that our advisor or its affiliates may receive an exit fee or a prepayment penalty paid by the borrower. If we take ownership of a real property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such real property equal to 3.00% of the sales price. With respect to real property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts are dependent upon the sale price received from the disposition of any real property and therefore cannot be determined at the present time.

Shares Issuable Upon Conversion of Convertible Stock — Advisor or its Affiliates	We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion.	Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Fees and Expense Reimbursements Paid by Third Parties

Late Fees on Acquired Loans — Advisor or its Affiliates	In the event late fees become due, such fees will be evenly split between us and our advisor.	Cannot be determined at the present time.

Loan Servicing Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 0.25% of outstanding principal (paid annual) will be paid by the borrower.	Cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)

Loan Extension and Loan Modification Fees — Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 2.00% to 5.00% of outstanding principal, based upon local market conditions will be paid by the borrower.	Cannot be determined at the present time.

(1)	Unless otherwise indicated, assumes we sell the maximum of $500,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate secured loans or other real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, and organizational and offering expense reimbursement will not exceed 7.00% of the gross offering proceeds.
(3)	The selling commission may be reduced or waived in connection with certain categories of sales, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. See “Plan of Distribution.”
(4)	Our advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the advisory agreement or may take such fees or expense reimbursements in shares at a price of $9.00 per share. All or any portion of such fees or expense reimbursements that are deferred, will not accrue interest and will be paid when the advisor determines.
(5)	The total of all acquisition fees and acquisition expenses, which include loan brokerage fees and loan evaluation and processing fees, will not exceed 6.00% of the purchase price of any real property acquired or, in the case any real estate secured loan, 6.00% of the total amount of loan proceeds advanced.
(6)	For purposes of calculating the estimated maximum fees in this table, we have assumed that we will not use debt when making investments except as otherwise noted.
(7)	Included in reimbursement of actual expenses incurred by advisor or its affiliates are our allocable share of the advisor’s overhead, such as rent, utilities, IT, and costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. We will not reimburse our advisor, however, for the salaries and benefits paid to any of our named executive officers.
(8)	Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before deducting depreciation, bad debts or other non-cash reserves and the average book value of securities, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debts or other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “Conflicts of Interest — Limitation on Operating Expenses.”

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 8880 W. Sunset, Suite 220, Las Vegas, Nevada 89148.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of All Shares
MVP Capital Partners, LLC(2)	22,222.22	100%
All directors and executive officers as a group	22,222.22	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	As of the date of this prospectus, MVP Capital Partners, LLC, our sponsor, owns all of our issued and outstanding common stock and MVP Realty Advisor, LLC, our advisor, owns all 1,000 shares of our issued and outstanding convertible stock. Our sponsor and our advisor are presently each directly or indirectly controlled by Michael V. Shustek, who may be deemed to be the beneficial owner of the shares owned by our sponsor and our advisor.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Affiliated Entities

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, some of our officers are officers or employees of our sponsor, our advisor and other affiliated entities, which will receive fees in connection with this offering and our operations. Michael V. Shustek is our Chairman and Chief Executive Officer and also serves as the Manager of our sponsor. Mr. Shustek controls our sponsor and indirectly controls our advisor. John W. Alderfer is our President, Chief Financial Officer and a Director and also serves as the President and Chief Financial Officer of our advisor. Certain of our officers also own an economic interest in Vestin Realty Mortgage II, Inc. (“VRTB”), which owns a 40% interest in our advisor. Mr. Shustek also indirectly owns a licensed mortgage broker which will receive an immediate benefit on loan originations through the payment of up-front fees from borrowers irrespective of the risk we may bear in connection with our ability to collect on such loans.

In addition, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by affiliates. Present activities of these affiliates include (i) originate, funding, acquiring and structuring real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans related to real estate, and (ii) real property that, in the opinion of our board of directors, meets our investment objectives and is in the best interests of our stockholders.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in investing in real estate secured loans, real estate debt securities, real estate equity investments and the acquisition, ownership, development, management, leasing or sale of real property. No affiliate is prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to us with respect to those activities in which they are involved.

Competition

We may compete with affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates. Our advisor will be required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our advisor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire property. Conflicts of interest will exist to the extent that we own or manage real property in the same geographic areas where real property owned or managed by other affiliates are located. In such a case, a conflict could arise in the leasing of real property in the event that we and another affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real property in the event that we and another affiliate were to attempt to sell similar real property at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and directors and the key real estate, finance and securities professionals of our sponsor performing services on behalf of our advisor are also officers, directors, managers and/or key professionals of:

•	MVP Capital Partners, LLC, our sponsor; and

•	MVP Realty Advisor, LLC, our advisor.

As a result, they owe duties to each of these entities and their stockholders, members and limited partners. These duties may from time to time conflict with the fiduciary duties that they owe to us.

Allocation of Investment Opportunities

Affiliates of our sponsor currently manage VRTA and VRTB, and may manage in the future other active real estate programs, which have investment strategies similar to us. Many investment opportunities that are suitable for us may also be suitable for other programs managed by affiliates of our sponsor. We, our sponsor, our advisor and other affiliates share certain of the same executive officers and key employees. We rely on our executive officers and our sponsor’s key real estate, finance and securities professionals who act on behalf of our advisor to identify suitable investments. Our sponsor and other affiliated entities also rely on these same key real estate, finance and securities professionals. Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates. When a real estate, finance or securities professional of our sponsor or affiliated entities directs an investment opportunity to our sponsor or any affiliate, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. The factors that will be considered when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and the other affiliated entities;

•	the cash requirements of our sponsor and its affiliates;

•	the portfolio of our sponsor and its affiliates by type of investment and risk of investment;

•	the policies of our sponsor and its affiliates relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to our sponsor and its affiliates and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of an affiliated program and the opportunity is equally suitable for us and the affiliate, our advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. In making such allocation, our advisor will take into account, among other factors, the length of time that has elapsed since a program was offered and accepted an investment opportunity. If a subsequent event or development causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another affiliate may make the investment. Our board of directors, including a majority of the independent directors, will determine at least annually, whether the method for allocating investment opportunities is applied fairly to us.

While these are the current procedures for allocating MVPCP’s investment opportunities, MVPCP may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, MVPCP may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by MVPCP, thereby reducing the number of investment opportunities available to us.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate, finance and securities professionals at our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of equity by us, which will likely entitle our advisor to acquisition fees, and increased asset management fees and asset servicing fees;

•

acquisitions of investments at higher purchase prices, which entitle our advisor to higher asset management fees and asset servicing fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of, real property from other affiliated entities, might entitle affiliates of our advisor to disposition fees or other compensation from the seller in connection with such sales; and

•	sales of real property, which entitle our advisor to disposition fees.

Affiliated Property Manager

Our real properties may be managed and leased by an affiliated property manager and in the future there is potential for a number of the members of our advisor management team and our property manager to overlap. As a result, when the property manager is an affiliate, we will not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager may be an affiliate, our agreements with an affiliated property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among us and affiliates, including our advisor, were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our advisory agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto.

Lack of Separate Legal Representation

Levine, Garfinkel & Eckersley, Morrison & Foerster LLP and Venable LLP have acted as special counsel to us, our advisor and our sponsor in connection with this offering and may in the future act as counsel for each such company. Levine, Garfinkel & Eckersley, Morrison & Foerster LLP and Venable LLP also serve, and may in the future serve, as counsel to certain affiliates of our advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Our Affiliates

Subject to approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers in such joint venture, we may enter into joint ventures or other arrangements with our affiliates. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of real property or real estate-related assets, including real estate secured loans and debt securities, may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates. None of the agreements that provide for fees and other compensation to our advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.

Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees payable to our advisor, and the property management fees payable to our property manager, will generally be payable regardless of the quality of the real property, real estate related loans, and real estate-related assets acquired or the services provided to us.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Listing versus Liquidation

The initial decision about whether or not to list our shares on an exchange or liquidate will be made by our board of directors after consultation with our advisor. Any decision to liquidate will be subject to approval of our stockholders. Our advisor and the members of our board of directors who are affiliated with our advisor may be subject to a conflict of interest in evaluation of the choice between listing and liquidation. In this regard, if we liquidate, our adviser will no longer earn a monthly asset management fee based upon the fair market value of our assets, nor will it be eligible to continue to earn the various transaction-based fees (other than those related to liquidation of our assets) described under “Management Compensation” beginning on page 79. If we are listed rather than liquidated, our advisor will continue to receive the asset management fee and will be eligible to earn transaction-based fees.

Our board of directors has a fiduciary obligation to recommend the course of action that it believes in good faith to be in the best interest of shareholders taken as a whole. A majority of the members of our board of directors are not affiliated with our adviser and qualify as “independent directors” in accordance with the requirements for independence set forth under the NASAA REIT Guidelines.

Internalization of Management Functions

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and the personnel that our advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share attributable to your investment. Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of internalization are higher than the expenses we avoid paying to our advisor, our income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions. If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Certain Conflict Mitigation Measures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Advisor Compensation

The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with MVP Realty Advisor, LLC without cause or penalty on 60 days’ written notice. MVP Realty Advisor, LLC may terminate our advisory agreement with good reason on 60 days’ written notice.

Independent Directors

The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates.

A majority of our board of directors, including a majority of the independent directors, must determine the method used by our advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is fair and reasonable to us. Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the full board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;

•	transactions with affiliates, including our directors and officers;

•	awards under our equity incentive plan; and

•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Role of the Lead Independent Director

Our bylaws requires that at least one of the members of our board of directors must be an individual who is not, and has not been during the past five years, an officer, director (including an independent director), employee or business associate of our advisor or any of its affiliates, and that only a director who meets this standard may serve as our lead independent director. Under our bylaws, our lead independent director will have authority to convene and chair meetings of our independent directors to address such matters as the lead independent director deems appropriate. The lead independent director does not have any additional authority over the other independent directors, and the Company expects each independent director to participate fully and consider and vote upon all matters where they do not have a conflicting interest. However, if we are considering a transaction with an affiliate and all of our other independent directors are conflicted, then our lead independent director will have sole authority to approve or reject the proposed transaction.

Our Acquisitions

We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, the advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

The consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Real Estate Secured Loans Involving Affiliates

Our charter prohibits us from investing in or making real estate secured loans in which the transaction is with our sponsor, our advisor, our directors or any of their affiliates, unless an independent appraiser appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. However, we may acquire an investment in a loan payable by our advisor or any of its affiliates, when our advisor has assumed the obligations of the borrower under that loan through a foreclosure on the property. In addition, we may invest in loans that were originated by affiliates provided the loan(s) otherwise satisfy all of our lending criteria. Our charter also prohibits us from making or investing in any real estate secured loans that are subordinate to any real estate secured loan or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

In addition, we may participate in loans with our affiliates, but only provided that a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Typically, we participate in loans if:

•	We did not have sufficient funds to invest in an entire loan;

•	We are seeking to increase the diversification of our loan portfolio; or

•	A loan fits within our investment guidelines, however it would be disproportionately large given our then existing portfolio.

We will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

The foregoing restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. To the extent that we contemplate any transactions with affiliates, members of our board who serve on the board of the affiliated entity will be deemed “interested directors” and will not participate in approving or making other substantive decisions with respect to such related party transactions.

Limitation on Operating Expenses

After commencement of this offering, in compliance with the NASAA REIT Guidelines, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average of the aggregate monthly book value of our assets during a specified period invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses or any portion thereof. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review the total fees and expense reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Reports to Stockholders

We will prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objective is to generate current income. We anticipate generating current income from interest payments on our mortgage loans and from rent and other income from properties we acquire.

We may also seek to realize growth in the value of our investments by timing their sale to maximize value. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors, including our independent directors, will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefore shall be set forth in the applicable board meeting minutes.

Investment Strategy

Our investment strategy is to invest substantially all of the net proceeds from this offering as a hybrid REIT in a diverse portfolio of real estate secured loans and direct investments in real property. We will focus primarily on investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience.

REITs generally fall into three categories: equity REITs, mortgage REITs, and hybrid REITs. Equity REITs generally own and operate income-producing real estate. Mortgage REITs generally provide money to real estate owners and operators either directly in the form of mortgages or other types of real estate loans, or indirectly through the acquisition of mortgage-backed securities. Hybrid REITs generally are companies that use the investment strategies of both equity REITs and mortgage REITs. As a hybrid REIT, we seek to generate income from rent and capital gains, like an equity REIT, as well as interest, like a mortgage REIT.

We intend to acquire real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate. In addition, we may invest directly in real estate that, in the opinion of our board of directors, meets our investment objectives. We may acquire real property either alone or jointly with another party. When fully funded, we intend to be invested in approximately equal amounts as measured by the net proceeds of this offering in both real estate secured loans and direct investments in real estate.

We may, through one or more taxable REIT subsidiaries, invest in companies that manage real estate or mortgage investment programs. However, no more than 25% of the value of our assets may consist of stock or securities of one or more taxable REIT subsidiaries.

We may consider opportunities to acquire all of the equity interests or assets in another company whose operating assets are limited to real property and/or real estate secured loans. Any such acquisition would be pursued to expand our portfolio of real estate and real estate secured loans and will be undertaken only if we obtain control of the entity or substantially all of its assets. We will not make passive investments in other companies that are engaged in the real estate business.

Investment Process

Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. With respect to investments in real estate secured loans, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

Our advisor will focus on selecting and purchasing real estate secured loans and real property. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting real estate secured loan investments for us, our advisor will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor will consider when evaluating prospective investment opportunities include:

•	macro-economic conditions that may influence operating performance;

•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor or borrower;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the loan;

•	the appropriateness of estimated costs and timing associated with only capital improvements of the underlying real estate collateral;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of underlying real estate collateral and analysis of markets; and

•	the overall structure of the investment and rights in the loan documentation.

If a potential investment meets our advisor’s underwriting criteria, our advisor will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our advisor will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our advisor will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

In the case of a direct property acquisition, our advisor will evaluate the same market and asset related underwriting criteria set forth above and will develop a specific plan of action regarding property management, leasing, capital expenditures, financing and disposition for each asset it acquires.

Market Opportunity

Over the past several years, real estate markets (including for commercial real estate) have suffered a major disruption. This disruption included significant declines in value, unprecedented rates of default on real estate secured loans and reduced availability of credit for real estate projects. The disruption was particularly severe in certain markets, including Nevada, Arizona and certain portions of California, and the effects of the disruption generally persist in such markets.

In particular, the recession that began in late 2007 has had a very severe impact on the local economic conditions in Nevada. Stagnant or declining property values, persistently high unemployment levels, low consumer and business confidence levels, and increasing vacancy and foreclosure rates for commercial and residential property have adversely affected the Nevada economy. According to the U.S. Bureau of Labor Statistics, Nevada had the highest unemployment rate in the country in 2011 at 13.5%, for the fifth consecutive year, compared to the national average of 8.4%. In addition, according to a report published by Realtytrac, Nevada ranked at number one in foreclosure rates in the country for 2011. Given the current economic conditions in Nevada, some Nevada banks have effectively stopped making commercial real estate loans and construction, land development and other land loans (except for contractually required disbursements under existing facilities) unless borrowers can provide strong financial support outside the project under development.

The table below presents fourth quarter 2011 vacancy and rent trends for each product type in the greater Las Vegas area:

	Rents
Product Type	4th Quarter 2011	4th Quarter 2010	% Change	2011 Vacancy %
Apartments (Average monthly rent per unit)	$774	$768	0.8%	7.3%
Industrial (Average annual rent per square foot)	6.15	5.67	8.5	13.7
Retail (Average annual rent per square foot)	18.14	18.36	(1.2)	12.7
Office (Average annual rent per square foot)	18.19	18.29	(0.5)	25.6

Note: Rent and vacancy information is provided by unaffiliated service bureaus.

Likewise, California, Arizona and other Western and Southwestern states also have been impacted by the economic downtown as evidenced by an increase in unemployment, reduction in taxable sales, declining real estate values and a reduction in construction and development, among other factors. According to the Summary of Commentary on Current Economic Conditions, dated February 29, 2012, issued by the Federal Reserve Twelve District (which covers the states of California, Nevada, Arizona, Utah, Idaho, Oregon, Washington, Alaska and Hawaii), commercial real estate markets were largely unchanged in the Twelve District, and vacancy rates for office and industrial space stayed high in most parts of the Twelve District. The Federal Reserve report, however, noted declines in vacancy rates for selected geographic areas, such as the San Francisco Bay Area and Seattle, and recent improvement in financing availability and investor activity for well-leased office buildings. The Federal Reserve report further noted while inventories of available homes remained quite high, putting continued downward pressure on prices and construction activity, by contrast, demand for rental space remained robust, prompting further increases in construction of multifamily unit buildings.

Nationally, commercial property values appeared to peak in the fall of 2007, having experienced increases of approximately 30% since 2005 and 90% since 2001. The Moody’s Real Estate Analytics, LLC Commercial Property Price Index (November 2011) showed a 42% drop in values from the peak in October 2007. As of November 2011, the index was at 111.36%, a 13.7% increase from April 2011. April 2011 was the lowest point since the inception of the index in December of 2000. Market averages, however, obscure divergent trends by asset quality and location. Over the past year, we believe competition for the best assets in the top markets has driven prices higher, while weak demand and continued uncertainty is keeping prices for distressed assets low and keeping trends negative.

While we believe that the deterioration of the commercial real estate fundamentals since late 2007 may be approaching bottom or reversing, we believe that any recovery will be gradual. In particular, the Nevada economy is heavily dependent upon tourism and economic recovery is anticipated to be protracted and will be dependent on economic improvement at the national level such that Nevada tourism increases to a level that supports new jobs and real estate development.

We believe that the adverse developments in these real estate markets have created unique opportunities for investors willing to undertake the risk of acquiring properties or making real estate secured loans in such markets. In particular, we believe Nevada, Arizona and inland California all continue to offer significant long term growth opportunities notwithstanding their current difficulties. We believe the demand for real property in these and other Western and Southwestern states will continue to grow based upon a number of factors, including continued population growth, as further discussed under “— Real Property” below in this section. However, because of the lingering effects of the recession in these markets, certain properties may be under-valued and borrowers continue to face difficulties obtaining financing for their projects. We hope to profit from such opportunities by identifying undervalued properties in such markets.

Moreover, we believe the turmoil in the United States mortgage market that commenced in late 2007 has diminished the availability of new loans for real estate, often regardless of the quality of the underlying property or the financial strength of the borrower. We believe that the continuing shortage of available financing creates a favorable investment environment for us. There is an opportunity to acquire mortgage loans from distressed lenders at a discount to par, thereby taking advantage of borrower payoffs, loan restructurings and potential capital appreciation as markets normalize.

In addition, as a result of tightened lending policies, newly originated first mortgage loans are being underwritten at reduced loan-to-value ratios, thereby necessitating additional equity and/or mezzanine financing. Prior to the credit crisis, mezzanine loans were used to finance the portion of the capital structure from approximately 75% to 95% of underlying property value. Today, however, mezzanine loans are used to finance the portion of the capital structure from approximately 60% to 75% of today’s lower underlying property value. Therefore, mezzanine loans today are financing portions of the real estate capital structure previously funded by lower cost senior mortgage financing. We believe the opportunity to generate attractive risk-adjusted returns through investment in mezzanine loans (as well as certain first mortgage loans, bridge loans and variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics) will continue for the foreseeable future given the prospect of impending mortgage maturities and limited sources of mortgage financing.

According to Prudential Real Estate Investors, over $2.3 trillion of commercial mortgages were originated from 2005 — 2008. Most of these mortgages will mature over the next five years and, with the decline in commercial mortgage securitization and traditional lenders reducing the volume of new loans, most maturing commercial mortgages cannot be fully refinanced. The shortfall between the mortgages that will mature and the mortgages that will be available is frequently called the “Funding Gap.” Prudential estimates the Funding Gap to be $600 — 800 billion. We believe that the Funding Gap will enable us to provide real estate financing on very profitable terms.

Our strategy inevitably involves significant risk. Real estate markets may be slow to recover and we may misjudge the potential value of a property or the reliability of a borrower. In this regard, it is important to note that most of our borrowers are likely to be higher risk borrowers who are currently unable or unwilling to obtain credit at traditional banks. Nonetheless, we believe that by undertaking measured risk and building a diversified portfolio of properties and real estate secured loans, we may be able to profit from the current situation in these real estate markets.

Targeted Investments

We will seek to acquire a diversified portfolio of real estate investments consisting primarily of real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, real estate secured loans with a carried interest incentive and other loans related to real estate. In addition, we also intend to invest in senior unsecured debt of REITs, real estate equity investments, and real property that meets our investment objectives. When fully funded, we intend to be invested in approximately equal amounts as measured by the net proceeds of this offering in both real-estate secured loans and direct investments in real estate.

Real Estate Secured Loans

We intend to acquire real estate secured loans, including first and second mortgage loans, mezzanine loans, bridge loans, convertible mortgages, variable interest rate real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans related to real estate; however, we are not specifically limited in the number or size of our portfolio of real estate secured loans, or on the percentage of the net proceeds from this offering that we may invest in a single investment in real estate secured loans. The specific number and mix of real estate secured loans in which we invest will depend upon real estate market conditions, particularly with respect to retail properties, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

The management team of our advisor has extensive experience in evaluating, managing and disposing of real estate secured loans similar to the types of loans in which we intend to invest in. We will pursue a strategy similar to the strategy previously pursued by the management team. We will seek to:

•	invest in fixed rate rather than floating rate loans;

•	invest in loans expected to mature within one to five years;

•	maximize current income;

•	invest in loans not exceeding 75% of the current value of the underlying property;

•	provide diversification by property type, geographic location, tenancy and borrower;

•	source off-market transactions;

•	focus on small to mid-sized loans of $3 million to $15 million; and

•	hold investments until maturity unless, in our advisor’s judgment, market conditions warrant earlier disposition.

Our advisor will have substantial discretion with respect to identifying and evaluating specific real estate secured loans. In determining the types of real estate secured loans to make, our advisor will evaluate the following criteria:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate secured loans;

•	diversification benefits relative to the rest of the real estate secured loans within our portfolio;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We intend to structure and underwrite most if not all of our investments. Our underwriting process will involve financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. Our underwriting process also will focus on the value of the underlying real estate that will serve as collateral on our real estate secured loans rather than the creditworthiness of the borrower. Many of our borrowers may be companies or individuals who are not able or willing to obtain loans from commercial banks or other traditional lenders. Accordingly, we will depend primarily upon our real estate collateral to protect us in the event of a loan default. We will seek to invest in loans not exceeding 75% of the current value of the underlying property to provide us with an equity cushion in the event real estate values decline. To assist us in estimating the value of the underlying property, we will utilize appraisals prepared by independent appraisers who are MAI qualified. Such appraisals will generally be as of a date not more than one year prior to the date of our proposed acquisition of the loan. We depend upon the skill of independent appraisers to value the real estate collateral underlying our loans. Notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate collateral may decrease due to subsequent events. As a result, there may be less security than anticipated at the time of the loan acquisition. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

Described below are some, but not all, of the types of loans we may acquire.

Bridge Loans

We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

First Mortgage Loans

These loans generally finance the acquisition, refinancing rehabilitation or construction of real estate. First mortgage loans may be either short (one-to-five year) or long (up to 10 year) term, may be fixed or floating rate and are predominantly current-pay loans. We may acquire current-pay first mortgage loans backed by high quality properties in the United States that fit our investment strategy. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing and/or optimize returns.

First mortgages provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s senior position. However, such loans typically generate lower returns than subordinate debt such as mezzanine loans or B-notes.

Mezzanine Loans

These are loans secured by ownership interests in an entity that owns real estate and generally finance the acquisition, refinancing, rehabilitation or construction of real estate. Mezzanine loans may be either short (one-to-five year) or long (up to 10 year) term and may be fixed or floating rate. We may acquire mezzanine loans backed by high quality properties in the U.S. that fit our investment strategy, which, in some instances, may be originated by an affiliated mortgage broker. We may own such mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues) and may provide for participation in the value or cash flow appreciation of the underlying property as described below. We expect to invest in mezzanine loans with loan-to-value ratios ranging from 60% to 75%. With the credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to buy mezzanine loans from third parties on favorable terms will continue to be attractive.

Subordinated Mortgage Loans or “B-notes”

These include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets (commonly referred to as B-notes). Like first mortgage loans, these loans generally finance the acquisition, refinancing, rehabilitation or construction of real estate. Subordinated mortgage loans or B-notes may be either short (one-to-five year) or long (up to 10 year) term, may be fixed or floating rate and are predominantly current-pay loans. We may acquire current-pay subordinated mortgage loans or B-notes backed by high quality properties in the U.S. that fit our investment strategy. We may create subordinated mortgage loans by buying such assets directly from third party originators. Due to the current credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is made whole. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders of subordinated positions of the mortgage loan with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Performance-Based Variable Interest Rate Loans

Performance-based variable interest rate loans generally are real estate secured loans with two interest rate components consisting of a base interest rate (which may be a fixed rate or a variable rate tied to the Prime Rate or some other index) and a performance-based feature that will vary depending upon certain performance metrics for the borrower (such as total revenues generated by the underlying property) or other milestones. These loans generally have a lower base interest rate than conventional fixed or variable rate loans (which makes it easier for borrowers to repay) while providing the lender an opportunity for additional payments based upon the performance metrics.

Convertible Mortgages

Convertible mortgages are similar to equity participations (as described below). We may invest in convertible mortgages if our manager concludes that we may benefit from the cash flow or any appreciation in the value of the subject property.

Real Property

We intend to make investments in real property to take advantage of attractive investment opportunities as described above. Certain owners of real property are suffering distress. This fact and reduced demand by buyers for certain types of properties in certain geographic areas has led to price reduction and as a result, the opportunity for higher returns. Improved economics may present an opportunity for us to selectively acquire such properties. In addition, we expect that the real estate secured loans will, in certain circumstances, result in us owning real property as a result of a loan workout, foreclosure or similar circumstances.

We expect that when we make direct property acquisitions (as opposed to acquisitions which result from a loan workout, foreclosure or similar circumstances), the properties will have occupancy levels consistent with the performance of the local market and will generate accretive and immediate cash flow. Although current market conditions may allow us to acquire properties with little or no leverage, we may apply modest levels of leverage to enhance our returns. We will manage and dispose of any real property assets we acquire in the manner that our advisor determines is most advantageous to us.

When acquiring real property, we intend to diversify our portfolio by geographic region within the Western and Southwestern United States (and other areas where our affiliates or correspondents have experience), investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide stable returns to our investors. We believe that the historical strong economic performance in the Western and Southwestern United States, and the potential for continued growth in the region provide us with an opportunity to identify properties for our portfolio that will provide favorable risk-adjusted returns. We believe that demand for real property in the Western and Southwestern United States will continue to grow based upon a number of factors, including continued population growth. It is expected that aggregate population growth in these markets and surrounding areas will increase by approximately 18% as indicated in the chart below.

Metropolitan Statistical Area	State	Population As of 2010	Projected Population As of 2020	Projected Percent Change 2010-2020

Phoenix-Mesa-Scottsdale	AZ	4,214,647	5,131,6779	21.76%
Tucson	AZ	983,048	1,097,048	25.89%
Los Angeles-Long Beach-Santa Ana	CA	12,853,788	13,835,479	7.64%
Oxnard-Thousand Oaks-Ventura	CA	825,211	899,958	9.06%
Riverside-San Bernardino-Ontario	CA	4,237,125	4,735,966	11.77%
Sacramento - Arden-Arcade - Roseville	CA	2,155,771	2,426,873	12.58%
San Diego-Carlsbad-San Marcos	CA	3,104,469	3,482,454	12.18%
San Francisco-Oakland-Fremont	CA	4,350,140	4,951,702	13.83%
San Jose-Sunnyvale-Santa Clara	CA	1,844,537	2,158,408	17.02%
Denver-Aurora	CO	2,556,633	3,096,237	21.11%
Albuquerque	NM	889,998	1,011,218	13.62%
Las Vegas-Paradise	NV	1,958,405	2,264,666	15.64%
Portland-Vancouver-Beaverton	OR-WA	2,235,708	2,633,560	17.80%
Austin-Round Rock	TX	1,729,845	2,302,813	33.12%
Dallas-Fort Worth-Arlington	TX	6,408,891	7,933,362	23.79%
Houston-Sugar Land-Baytown	TX	5,981,984	7,434,350	24.28%
San Antonio	TX	2,153,357	2,607,509	21.09%
Salt Lake City	UT	1,128,987	1,324,575	17.32%
Seattle-Tacoma-Bellevue	WA	3,452,739	3,979,583	15.26%

Total		63,065,283	119,492,540	17.61%

Source: ProximityOne http://proximityone.com/demographics2020.htm

Additionally, given the recent downturn in the real estate market, we believe there is an opportunity to purchase real property at historically low prices thereby increasing our ability to realize greater appreciation on the ultimate dispositions of the properties.

We also intend to diversify our portfolio of retail properties by investment size. We expect that our investments will typically range in size from $3M to $15M. We may, however, make investments outside of this range if we believe the property will complement our portfolio or meet our investment objectives.

We will seek to achieve our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we will emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. We will not forgo a good investment opportunity because it does not precisely meet the diversification guidelines set forth above, but we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments. In this regard, we will focus on acquiring properties which meet the following criteria:

•	properties that generate current cash flow;

•	multi-tenant properties that are not dependent upon a single tenant, such as apartment buildings, self-storage facilities and parking lots;

•	properties located in markets with growth potential;

•	we will not invest in undeveloped land;

•	while we may acquire properties that require renovation, we will only do so if we anticipate the properties will be income producing within 12 months of our acquisition; and

•	when fully invested, no single property will exceed 5.00% of our total assets.

The foregoing criteria are guidelines and our advisor and board of directors will have substantial discretion with respect to the selection of specific real property and may vary from these guidelines to acquire properties which they believe represent value opportunities. However, we will not acquire any undeveloped land as an investment.

In selecting a potential facility for acquisition, we and our advisor will consider a number of factors, including, but not limited to, the following:

•	the physical location of the property in relation to population centers, density, visibility and accessibility;

•	age, construction quality and condition of the property;

•	the rent due and total amount to be received from each tenant (“tenant rent rolls”) and tenant creditworthiness;

•	potential for capital appreciation;

•	local market conditions, including vacancy rates, neighborhood growth patterns and presence of nearby properties that may positively or negatively impact store sales at the subject property;

•	historical financial performance of the property;

•	rental rates and occupancy levels for the property;

•

lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options;

•	potential competitors in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

We will generally either own the real property we acquire without any restriction on our ability to control, use or transfer the property at will or hold the long term right to possess the real property we acquire under a payment of rent. We intend to acquire such interests either directly or indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the properties, affiliates or other persons. In addition, we may purchase real property and lease it back to the sellers of such property. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

Our advisor generally will obtain an environmental site assessment for each proposed real property acquisition, which at a minimum will identify potential or existing environmental contamination liabilities (“Phase I Assessment”). However, we may purchase a property without obtaining a Phase I Assessment if our advisor determines the assessment is not necessary because there is an existing recent a Phase I Assessment. A Phase I Assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I Assessment does not generally include any sampling or testing of soil, ground water or building materials from the property (which is typically undertaken as part of a “Phase II Assessment”) and may not reveal all environmental hazards on a property.

In the event the Phase I Assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a “Phase II” environmental site assessment performed (a “Phase II Assessment”). The factors we may consider in determining whether to conduct a Phase II Assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I Assessment, and (viii) whether any party (i.e. surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II Assessment on a case by case basis.

We will not close the purchase of any real property unless we are generally satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that mitigate any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	tenant rent rolls;

•	surveys;

•	evidence of title free and clear of any encumbrances, liens, burdens or other limitations except as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories; and

•	title and liability insurance policies.

Leasing

Our advisor and its real estate professionals who will be performing services for us on behalf of our advisor have extensive experience in acquiring, managing and disposing of leased properties. The terms and conditions of any lease we enter into with our tenants may vary substantially. However, we expect that our leases will be the type customarily used between landlords and tenants in the geographic area where the property is located.

The following are the general descriptions of various typical leasing arrangements:

Multifamily. Multifamily leases generally provide for terms of 6 months to 3 years and generally require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. Under such leases, the landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

Office. Office leases generally have terms of 3 to 10 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The landlord may be responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs, utilities and other building operation and management costs.

Industrial. Industrial leases generally have terms of 5 to 20 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The tenant typically is responsible for its share of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance, building repairs, and utilities.

Retail. Retail leases generally have terms of 3 to 5 years with multiple options and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The tenant typically is responsible for its share of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance, building repairs, and utilities.

Assisted Living. Assisted living leases generally have terms of 1 to 2 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current market conditions. If it is economically practical, we may verify the creditworthiness of each tenant. If we verify the creditworthiness of each tenant, we may use industry credit rating services for any guarantors of each potential tenant. We may also obtain relevant financial data from potential tenants and guarantors, such as income statements, balance sheets and cash flow statements. We may require personal guarantees from stockholders of our corporate tenants. However, there can be no guarantee that the tenants selected will not default on their leases or that we can successfully enforce any guarantees.

We anticipate that tenant improvements will be funded by us from our cash flow or a line of credit. When one of our tenants vacates its space in one of our buildings, we may, in order to attract new tenants, be required to expend funds for tenant improvements. In addition, we may provide free rent for a certain time period, provide tenant improvement allowances, and provide other concessions in order to attract new tenants.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in real property. We may also enter into joint ventures for the development or improvement of such property. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•

Our ability to manage and control the joint venture — we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture — we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture — we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our intended targeted debt level is no more than 50% of the loan to value of our portfolio of assets. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We are precluded from borrowing more than the NASAA REIT Guidelines limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We expect that we may use leverage for any senior debt or equity investments that we make. We expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Other Operating Policies

Credit Risk Management

We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management

To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities

We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies

Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our advisor, or its successors or assigns. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in real estate secured loans and real property will vary depending on the type of asset, interest rates and other factors. Our advisor will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. The determination of whether a particular real estate asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of an investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive investment in real property or in a real estate asset;

•	liquidity benefits with respect to sufficient funds for the share repurchase program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the investment is in our best interests.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of common stock. Pursuant to our charter, we may not:

•	acquire unimproved real property as an investment;

•	invest more than 10% of our total assets in real estate loans secured by unimproved real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our advisor, our directors, our sponsor or any affiliate thereof, we must obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owners title insurance policy as to the priority of the mortgage.

•	make or invest in mortgage loans that are subordinate to any of our advisor, any director, our sponsor or any affiliate;

•

invest in equity securities, unless a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, except that we may (i) through one or more taxable REIT subsidiaries, invest in companies that manage real estate or real estate secured loans investment programs (provided that no more than 25% of our total assets are invested in stock or securities of one or more taxable REIT subsidiaries) and (ii) make investments (including equity investments) to acquire control of another company whose operating assets are limited to real property and/or real estate secured loans;

•

make or invest in mortgage loans on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•

issue options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliates thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing and real estate equity investments and mortgages;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others; or

•

make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Competition

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

In addition, there are numerous mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competition in our market niche depends upon a number of factors, including terms and interest rates of a loan, the price of a property, speed of loan processing and closing escrow on properties, cost of capital, market presence and visibility, quality and reliability of loan and related support services. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Investment Company Act Considerations

Neither we nor any of our subsidiaries intend to register as, nor do we intend to conduct our operations so as to be regulated as, an investment company under the Investment Company Act. We expect that the Company and its subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In providing guidance on this exclusion, the SEC staff, among other things, generally has focused on whether at least 55% of a subsidiary’s portfolio will comprise of qualifying real estate-related assets and at least 80% of its portfolio will comprise of qualifying real estate-related assets and real estate-related assets (and no more than 20% will comprise of other, non-qualifying assets).

We expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate-related assets and in assets that are not real estate-related assets. For purposes of the exclusion provided by Section 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

On August 31, 2011, the SEC published a concept release stating that it and its staff are reviewing interpretive issues under the Investment Company Act relating to the status under the Investment Company Act of companies that are engaged in the business of acquiring mortgages and mortgage-related instruments and that rely on the exclusion from the definition of an investment company in Section 3(c)(5)(C). Among other things, the SEC is reviewing whether companies that rely on this exclusion potentially are making judgments about their status under the Investment Company Act without sufficient SEC guidance. In the Concept Release, the SEC expressed concern that staff interpretations that have addressed the statutory exclusion in Section 3(c)(5)(C) may have contained, or led to, interpretations that are beyond the intended scope of the exclusion and inconsistent with investor protection. In particular, the SEC said it is concerned that certain types of mortgage-related pools today appear to resemble in many respects investment companies, and may not be the kinds of companies that were intended to be excluded from regulation by Section 3(c)(5)(C). The SEC has sought, and has received public comment on its Concept Release. There can be no assurance that the SEC or its staff in the future will not revise its interpretive guidance relating to the availability of the Section 3(c)(5)(C) exclusion in a manner that would adversely affect the ability of the Company to rely on this exclusion.

Real Estate Secured Loans

First Mortgage Loans

Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is “fully secured” by real estate at the time of acquisition. We will also consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate-related assets if the real property fully secures the second mortgage.

Mezzanine Loans

A portion of our investments will consist of real estate secured loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or mezzanine loans. Mezzanine loans will be treated as qualifying real estate-related assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007) (“Cap Trust No-Action Letter”).

Participations

Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Fund-Level or Corporate-Level Debt

If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat such loan as a real estate asset or a miscellaneous asset depending on the nature of the business and assets of the borrower.

Other Real Estate Secured Loans

We will treat the other real estate secured loans described in this prospectus, i.e., bridge loans, construction loans, and investments in distressed debt, as qualifying real estate-related assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Real Estate Equity Investments

Joint Venture Interests

Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

(i) If we own less than fifty percent of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

(ii) If we own fifty percent or more of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate-related assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying real estate-related assets, real estate-related assets and miscellaneous assets.

(iii) If we are the general partner or managing member of a entity, then (a) we will treat the value of our interest in the entity as in item (ii) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (b) we will treat the value of our interest in the entity as in item (i) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Equity Interest in an Entity that is an Owner of Real Property

As with joint ventures, the same analysis would be conducted with respect to an equity interest in an entity that is an owner of commercial property on a case-by-case basis to determine how such investments should be treated.

Private Issuances of Public Equity or Debt Securities of Public Companies, or PIPES

We are not aware of any guidance provided by the SEC or its staff concerning the treatment of PIPES. However, PIPES will be treated as a real estate asset or a miscellaneous asset depending on the nature of the business and assets of the company involved.

Real Property

An investment in real property will be treated as a qualifying real estate asset.

Other Investments

The treatment of any other investments as qualifying real estate-related assets and real estate-related assets will be based on the characteristics of the investment or underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

Absence of No-Action Relief

If we or certain of our subsidiaries fail to own a sufficient amount of qualifying real estate-related assets or real estate-related assets, we or our subsidiary could be characterized as an investment company. In the event we or a subsidiary are unable to rely upon the exemption discussed above, then absent another available exemption, we or such subsidiary would be required to register as an investment company or cease operations (see discussion below). We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate-related assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Liquidity

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the later of 2018 or three years after the date this offering closes. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider whether listing of our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly incorporated company and have not yet commenced operations. Therefore, we do not have any meaningful operations to discuss.

Overview

We are a newly organized Maryland corporation formed as a hybrid real estate investment trust to invest in a diversified portfolio of real estate secured loans and other real estate-related assets. We will focus primarily on investments in commercial real estate and loans secured by commercial real estate located in the Western and Southwestern United States and other areas where our affiliates or correspondents have experience. We expect to use substantially all of the net proceeds from this offering to acquire: (i) real estate secured loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, performance-based variable interest real estate secured loans and other loans secured by real estate and (ii) real property that meets our investment objectives. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. As of the date of this prospectus, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

MVP Realty Advisor, LLC, our affiliate, is our advisor. We will contract with our advisor to manage our day-to-day operations. Our advisor will have substantial discretion with respect to decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase real estate investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. We have initially been capitalized with $200,000 which was contributed in cash on April 2, 2012, from the sale of 22,222.22 shares in the aggregate. We have no commitments to acquire any property or to make any other material capital expenditures. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our charter precludes us from borrowing more than the NASAA REIT Guidelines limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Historically, our sponsor has not used leverage for its investments in subordinated debt. Consistent with past practice, we do not expect to leverage our investments in subordinated debt, but reserve the right to do so. We expect that we may use leverage for any senior debt or equity investments that we make. We expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments.

We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets. Our advisor may, but is not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve during the initial stages of the offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations described in this prospectus, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the selling agent(s). During our organization and offering stage, these payments will include payments to the selling agent(s) for selling commissions and payments to the our advisor for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection or purchase of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our board of directors.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced operations.

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Development Stage Company

We comply with the reporting requirements of development stage enterprises. Pursuant to the terms of the offering, we must receive proceeds of $3.0 million in connection with the sale of common stock in order to break escrow and commence operations. As of July 16, 2012, we had not reached such threshold, purchased any properties or earned any income.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, we review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Cash

Cash includes cash in bank accounts. We deposit cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of our common stock. As of July 16, 2012, such costs totaled $714,800. On the day we commence our Offering, deferred offering costs will be reclassified to stockholder’s equity.

Deferred leasing costs, consisting primarily of lease commissions and payments made to assume existing leases, are deferred and amortized over the term of the lease.

Share Repurchase Program

We will have a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to us. Under the SRP, stockholders may request that we redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair our capital or operations.

Prior to the time that our shares are listed on a national securities exchange and until we begin to calculate our estimated value per share of common stock, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date 97.5% of the amount they actually paid for each share and after three years from the purchase date 100.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once we establish an estimated value per share of common stock, we will repurchase shares at 100% of the estimated value per share, as determined by the board of directors and disclosed in the annual report publicly filed with the SEC.

We are not obligated to repurchase shares of common stock under the share repurchase program. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 2.0% of the number of shares of common stock outstanding on December 31st of the prior calendar year, and (ii) those repurchases that could be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. Because of these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

We will repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date. If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of the board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder’s IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

The board of directors may, in its sole discretion, terminate, suspend or amend the share repurchase program upon 30 days’ written notice without stockholder approval if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the stockholders. Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. The board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the share repurchase program will terminate if the shares of common stock are listed on a national securities exchange. At July 16, 2012, no shares had been redeemed.

Distribution Reinvestment Plan

Pursuant to the Distribution Reinvestment Plan (“DRIP”) stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. We have the right to amend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are declared. There have been no shares issued under the DRIP as of July 16, 2012.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of our risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If we elect not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Revenue Recognition

Our revenues, which will be derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases will provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

We will continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we will record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

We will recognize interest income from loans on an accrual basis over the expected terms of the loans using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the terms of the loans as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration. We will recognize interest income from available-for-sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Organization, Offering and Related Costs

Certain organization and offering costs will be incurred by the Advisor on behalf of us. We will reimburse the Advisor for these out of pocket costs and future organization and offering costs it may incur on our behalf. After we have reimbursed $100,000 of such costs, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of the Advisor’s employees and employees of the Advisor’s affiliates and others. Any such reimbursement will not exceed actual expenses incurred by the Advisor.

All offering costs paid by us, including sales commissions, will be recorded as an offset to additional paid-in-capital, and all organization costs will be recorded as an expense when we have an obligation to reimburse the Advisor.

Offering costs will be reclassified from deferred costs to stockholder’s equity when we commence our Offering, and will include all expenses incurred by us in connection with our Offering as of such date.

Share-Based Compensation

We have a stock-based incentive award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met.

Income Taxes

We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ended December 31, 2012. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax as long as we distribute at least 90% of our REIT taxable income to our stockholders. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Per Share Data

We will calculate basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options convertible stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding.

Reportable Segments

We are currently authorized to operate two reportable segments, investments in real estate loans and investments in real property. As of July 16, 2012, we had not commenced operations.

Accounting and Auditing Standards Applicable to “Emerging Growth Companies”

We are an “emerging growth company” under the recently enacted JOBS Act. For as long as we are an “emerging growth company,” which may be up to five fiscal years, we are not required to (1) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (2) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Inflation

We expect to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market.

REIT Compliance

To qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. WE will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, an industry trade group, or NAREIT, has promulgated a standard known as Funds from Operations, or FFO for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses)

from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view, subject to the following limitations, FFO provides a better basis for measuring our operating performance and comparing our performance and operations to those of other REITs. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to net income as an indicator of our performance or to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate secured loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of Vestin Realty Mortgage I, Inc., or VRTA, Vestin Realty Mortgage II, Inc., or VRTB, and Vestin Fund III, LLC, or Fund III. VRTA, VRTB and Fund III are real estate programs managed by Vestin Mortgage, LLC, or Vestin Mortgage, an affiliate of our sponsor, which have similar investment objectives to the company. Each of VRTA, VRTB and Fund III is subject to the information and reporting requirements of the Exchange Act, has filed periodic reports, proxy statements, quaterly reports on Form 10-Q and annual reports on Form 10-K containing audited financial information for each year of operation with the SEC. These filings are available to you for free on the SEC’s website at www.sec.gov. We will also provide, upon request, for no fee, the most recent Form 10-K filed by VRTA, VRTB and Fund III with the SEC. We will provide the exhibits to such filing for a reasonable fee.

The returns to our stockholders will depend in part on the mix of investments in real estate, real estate secured loans and other assets in which we invest. Because our portfolio is unlikely to mirror the portfolio of VRTA, VRTB or Fund III, the returns to our stockholders will vary from those generated by VRTA, VRTB or Fund III. You should not assume the past performance of VRTA, VRTB or Fund III will be indicative of our future performance.

Prior Investment Programs

Overview of VRTA

VRTA was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund I, LLC, or Fund I. Fund I was organized as a Nevada limited liability company in December 1999 for the primary purpose of investing in loans secured by commercial real estate. In August 2000, Fund I commenced its initial public offering of 10 million units of limited liability company interests at $10 per unit. The units were non-trading and were not listed on any national securities exchange. Fund I completed its public offering of the units in June 2001, raising gross proceeds of approximately $100 million before offering and selling expenses.

On May 1, 2006, Fund I merged into VRTA and the members of Fund I received one share of VRTA’s common stock for each membership unit of Fund I. On June 1, 2006, the shares of VRTA common stock commenced trading on Nasdaq under the symbol “VRTA” and closed trading on that day at $4.07 per share (as adjusted for stock splits). As of May 15, 2012, VRTA had 6,340,859 shares of common stock outstanding. On July 16, 2012, the closing price of a share of VRTA common stock was $1.00 (as adjusted for stock splits).

Although a majority of its stockholders voted at the 2011 annual meeting to amend its bylaws to expand VRTA’s investment policy to include investments in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property, it has not acquired any real property except in connection with loan foreclosures. Its stockholders also voted at the 2011 annual meeting to amend VRTA’s charter to change the terms of VRTA’s existence from its expiration date of December 31, 2020 to perpetual existence. VRTA operated as a REIT for the tax year ended December 31, 2011. In March 2012, VRTA announced that its board had elected to terminate its REIT status effective for the tax year ended December 31, 2012.

As of March 31, 2012, VRTA had outstanding 18 real estate secured loans with an aggregate principal amount of approximately $16.8 million. As of March 31, 2012, its loans were in the following states: Arizona, California, Colorado, Nevada, Oregon, Texas and Utah. The loans VRTA invests in are selected for VRTA by Vestin Mortgage, its manager and an affiliate of our sponsor, from among loans originated by affiliated or non-affiliated mortgage brokers.

In fiscal years 2007, 2006 and 2005, VRTA paid cash dividends aggregating approximately $4.0 million, $2.6 million and $2.6 million, respectively, to its stockholders. VRTA paid cash dividends aggregating approximately $1.1 million during 2008 before suspending the payment of distributions effective in June 2008. VRTA has not made any distributions since June 2008.

Overview of VRTB

VRTB was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund II, LLC, or Fund II. Fund II was organized as a Nevada limited liability company in December 2000 for the primary purpose of investing in loans secured by commercial real estate. In June 2001, Fund II commenced its initial public offering of 50 million units of limited liability company interests at $10 per unit. The units were non-trading and were not listed on any national securities exchange. Fund I completed its public offering of the units in June 2004, raising gross proceeds of approximately $400 million before offering and selling expenses.

On March 31, 2006, Fund II merged into VRTB and the members of Fund II received one share of VRTB’s common stock for each membership unit of Fund II. On May 1, 2006, the shares of VRTB common stock commenced trading on Nasdaq under the symbol “VRTB” and closed trading on that day at $9.41 per share (as adjusted for stock splits). As of May 15, 2012, VRTB had 12,531,405 shares of common stock outstanding. On July 16, 2012, the closing price of a share of VRTB common stock was $1.19 (as adjusted for stock splits).

Although a majority of its stockholders voted at the 2011 annual meeting to amend its bylaws to expand VRTB’s investment policy to include investments in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property, VRTB has not acquired any real property except in connection with loan foreclosures. VRTB’s stockholders also voted at the 2011 annual meeting to amend VRTB’s charter to change the terms of VRTB’s existence from its expiration date of December 31, 2020 to perpetual existence. VRTB operated as a REIT for the tax year ended December 31, 2011. In March 2012, VRTB announced that its board had elected to terminate its REIT status effective for the tax year ended December 31, 2012.

As of March 31, 2012, VRTB had outstanding 22 real estate secured loans with an aggregate principal amount of approximately $43.9 million. As of March 31, 2012, its loans were in the following states: Arizona, California, Colorado, Nevada, Ohio, Oregon, Texas and Utah. The loans VRTB invests in are selected for VRTB by Vestin Mortgage, its manager and an affiliate of our sponsor, from among loans originated by affiliated or non-affiliated mortgage brokers.

In fiscal years 2007, 2006 and 2005, VRTB paid cash dividends aggregating approximately $22.4 million, $16.3 million and $8.6 million, respectively, to its stockholders. VRTB paid cash dividends aggregating approximately $7.3 million during 2008 before suspending the payment of distributions effective in June 2008. VRTB has not made any distributions since June 2008.

Overview of Fund III

Fund III was organized in April 2003 as a Nevada limited liability company for the purpose of investing in loans secured primarily by commercial real and income-producing real property. In November 2003, Fund III commenced its initial public offering of 10 million units of limited liability company interests at $10 per unit. The units are non-trading and are not listed on any national securities exchange. Fund III completed its public offering of the units in November 2005, raising gross proceeds of approximately $29 million before offering and selling expenses. As of March 31, 2012, Fund III had total members’ equity of approximately $2.2 million.

Fund III commenced operations in February 2004. Prior to March 2007, Fund III invested in revenue-generating commercial real estate and loans secured by real estate through deeds of trust or mortgages. On March 5, 2007, a majority of its members approved the Third Amended and Restated Operating Agreement, which limited Fund III’s investment objectives to investments in real estate loans.

At a special meeting of Fund III members held on July 2, 2009, a majority of the members voted to approve the dissolution and winding up of Fund III. Fund III had sought to raise $100 million. Fund III’s manager sought approval from the Fund III members to dissolve and wind up Fund III in light of limited opportunities to significantly expand and diversify Fund III’s real estate loan portfolio and operations due to limited assets and redemption requests. As a result of such approval, Fund III has commenced an orderly liquidation and it no longer invests in new real estate loans. Fund III anticipates that the liquidation will be substantially completed by the second half of 2014. However, because of numerous uncertainties, the liquidation may take longer or shorter than expected.

As of March 31, 2012, Fund III had invested primarily in real estate loans secured by commercial real estate located in the following states: Arizona, Nevada, and Oregon. The loans Fund III invests in are selected for Fund III by Vestin Mortgage, its manager and an affiliate of our sponsor, from among loans originated by affiliated or non-affiliated mortgage brokers. As of March 31, 2012, Fund III had outstanding three real estate secured loans with an aggregate principal amount of approximately $1.9 million with a book value of $1,226,000, net of allowance for loan loss of $718,000.

Recent Developments

Each of VRTA, VRTB and Fund III has been adversely affected by the recent recession that began in the second half of 2007. Commercial real estate markets in Nevada, Arizona, California and other states where each such program does business have suffered significantly during the recent recession, with declining real estate values and high rates of default on real estate loans. The loan concentration in these states has increased each program’s vulnerability to the troubled real estate markets, and each program’s performance has been and will continue to be directly impacted by any defaults on the loans in their portfolio.

In addition, as commercial real estate lenders willing to invest in riskier loans, rates of delinquencies, foreclosures and losses on the loans made by VRTB, VRTA and Fund III have been higher than those generally experienced in the commercial mortgage lending industry during periods of economic slowdown or recession. Furthermore, problems experienced in the U.S. credit markets starting in the summer of 2007 have reduced the availability of credit for many prospective borrowers. These problems persist in some of the markets served by each program, making it more difficult for borrowers to obtain the anticipated re-financing necessary in many cases to pay back loans made by each program. This extended period of illiquidity in the credit markets has resulted in a material increase in the number of loans made by VRTA, VRTB and Fund III that are not paid back on time. The recession also slowed economic activity, resulting in a decline in new lending. The manager believes the foregoing factors have contributed to increases in allowances for loan losses and increases in non-performing assets for each program. This negative trend accelerated sharply during the year ended December 31, 2008 and continues to affect operations.

As of March 31, 2012, VRTA had three loans considered non-performing (i.e., based on current information and events, it is probable that the lender will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due). These loans are currently carried on VRTA’s books at a value of approximately $3.1 million, net of allowance for loan losses of approximately $3.6 million. These loans have been placed on non-accrual of interest status and may be the subject of pending foreclosure proceedings. Non-performing assets, net of allowance for loan losses, totaled approximately $5.5 million or 27% of VRTA’s total assets as of March 31, 2012, as compared to approximately $6.2 million or 30% of VRTA’s total assets as of December 31, 2011. As of March 31, 2012, VRTA’s loan-to-value ratio was 74%, net of allowances for loan losses, on a weighted average basis generally using updated appraisals. As of March 31, 2012, VRTA had provided a specific reserve allowance for three non-performing and four performing loans based on updated appraisals of the underlying collateral and its evaluation of the borrower for these loans, obtained by its manager.

As of March 31, 2012, VRTB had five loans considered non-performing. These loans are currently carried on VRTB’s books at a value of approximately $8.5 million, net of allowance for loan losses of approximately $17.9 million, which does not include the allowances of approximately $3.1 million relating to performing loans as of March 31, 2012. These loans have been placed on non-accrual of interest status and may be the subject of pending foreclosure proceedings. Non-performing assets, net of allowance for loan losses, totaled approximately $28.2 million or 55.5% of VRTB’s total assets as of March 31, 2012, as compared to approximately $19.2 million or 36.6% of VRTB’s total assets as of December 31, 2011. As of March 31, 2012, VRTB’s loan-to-value ratio was 63.3%, net of allowances for loan losses, on a weighted average basis generally using updated appraisals. As of March 31, 2012, VRTB had provided a specific reserve allowance for four non-performing and four performing loans based on updated appraisals of the underlying collateral and its evaluation of the borrower for these loans, obtained by its manager.

Non-performing assets, net of allowance for loan losses, totaled approximately $1.8 million or 56.9% of Fund III’s total assets as of March 31, 2012, as compared to approximately $1.8 million or 55% of Fund III’s total assets as of December 31, 2011. At March 31, 2012, non-performing assets consisted of approximately $0.6 million of real estate held for sale and approximately $1.1 million of non-performing loans, net of allowance for loan losses of approximately $0.7 million, which does not include the allowances of approximately $47,000 relating to performing loans as of March 31, 2012. As of March 31, 2012, Fund III’s loan-to-value ratio was 88.95%, net of allowances for loan losses, on a weighted average basis, generally using updated appraisals. As of March 31, 2012, Fund III had provided a specific reserve allowance for two non-performing loans and one performing loans based on updated appraisals of the underlying collateral and Fund III’s evaluation of the borrower for these loans, obtained by its manager.

The increases in loan defaults have materially affected operating results of VRTA, VRTB and Fund III, contributed to a significant decline in share value of VRTA and VRTB, and led to the suspension of dividends to VRTA and VRTB, effective as of June 2008. The recovery of the general economy has not yet resulted in a material improvement of the real estate markets in many of their principal markets, and VRTA and VRTB do not anticipate resuming the payment of dividends in the near future. In addition, a majority of the members of Fund III voted to approve the dissolution and winding up of Fund III in light of limited opportunities to significantly expand and diversify Fund III’s real estate loan portfolio and operations due to limited assets and redemption requests.

Continued weakness in the commercial real estate markets and the weakness in lending will continue to have an adverse impact upon the principal markets in which VRTA, VRTB and Fund III operate for the foreseeable future. This may result in further defaults on loans and each program might be required to record additional reserves based on decreases in market values or the program may be required to restructure addition loans.

Selected Loan Information

Between 2001 and the present, VRTA, VRTB and Fund III invested in approximately four hundred (400) commercial real estate loans totaling approximately $1.7 billion. The collateral for these loans are real properties primarily located in Arizona, California, Hawaii, Nevada, North Carolina, Oklahoma, Oregon, and Texas.

The following tables set forth the type, amount of loan placements and the dollar value of each placement for each year by VRTA, VRTB and Fund III since 2001. Construction loans, except as indicated otherwise, are loans for the construction of buildings on property which has been improved through the installation of utilities, roads or infrastructure. Commercial loans are made to finance operations or improvements for property that has already been fully constructed.

Type	Number	Commercial	Construction	Total
YEAR 2001
Home Builders SFR/ Multi	10	$2,686,000	$11,063,570	$13,749,570
Apts / Rentals	2	14,259,900	1,135,000	15,394,900
Retail Building	2	7,950,000	—	7,950,000
Office Building	7	9,768,700	17,060,000	26,828,700
Assisted Living / Medical	5	38,450,000	11,500,000	49,950,000
Industrial/storage/warehouse	1	331,200	—	331,200
Restaurant/Bar	1	1,600,000	—	1,600,000
Hotel	4	12,112,500	20,700,000	32,812,500
Gaming	2	13,100,000	—	13,100,000
Health Club	1	4,500,000	—	4,500,000
Golf Course	1	—	10,000,000	10,000,000
Cemetery	1	14,000,000	—	14,000,000
Land Acquisition/Development (Zoned SFR)	4	—	14,020,000	14,020,000
Land Acquisition/Development (Zoned Commercial)	6	—	38,200,000	38,200,000
Unimproved Land (Zoned SFR)	2	3,078,000	—	3,078,000
Unimproved Land (Zoned Commercial)	5	8,380,000	—	8,380,000
Grand Total: Non-SFR	54	$130,216,300	$113,678,570	$243,894,870
Single Family Residential	—			$—

YEAR 2002
Home Builders SFR/ Multi	6	$2,450,000	$1,240,050	$3,690,050
Apts / Rentals	6	14,500,000	23,700,000	38,200,000
Retail Building	1	1,312,500	—	1,312,500
Office Building	4	33,450,000	18,775,000	52,225,000
Assisted Living / Medical	14	49,860,000	16,400,000	66,260,000
Industrial/storage/warehouse	4	3,412,500	1,911,000	53,23,500
Hotel	4	27,300,000	3,800,000	31,100,000
Gaming	3	1,440,000	68,000,000	69,440,000
Golf Course	1	—	12,500,000	12,500,000
Land Acquisition/Development (Zoned SFR)	7	—	109,410,000	109,410,000
Land Acquisition/Development (Zoned Commercial)	2	—	3,750,000	3,750,000
Unimproved Land (Zoned SFR)	17	50,781,000	—	50,781,000
Unimproved Land (Zoned Commercial)	10	33,950,500	—	33,950,500
Grand Total: Non-SFR	79	$218,456,500	$259,486,050	$477,942,550
Single Family Residential	0			$—

YEAR 2003
Home Builders SFR/ Multi	6	$11,575,000	$1,592,500	$13,167,500
Apts / Rentals	3	9,625,000	—	9,625,000
Office Building	2	7,820,000	—	7,820,000
Assisted Living / Medical	5	32,860,000	3,595,000	36,455,000
Hotel	4	41,305,000	—	41,305,000
Gaming	1	23,000,000	—	23,000,000
Golf Course	1	—	9,500,000	9,500,000
Cemetery	1	34,000,000	—	34,000,000

Type	Number	Commercial	Construction	Total
Land Acquisition/Development (Zoned SFR)	26	4,738,750	—		4,738,750
Land Acquisition/Development (Zoned Commercial)	5	23,138,000	—		23,138,000
Unimproved Land (Zoned SFR)	7	45,315,000	3,759,000		49,074,000
Unimproved Land (Zoned Commercial)	4	15,020,000	—		15,020,000
Grand Total: Non-SFR	65	$248,396,750	$18,446,500		$266,843,250
Single Family Residential	0				$—

YEAR 2004
Home Builders SFR/ Multi	58	$22,882,000	$7,931,000		$30,813,000
Apts / Rentals	1	12,500,000	—		12,500,000
Assisted Living / Medical	2	21,334,136	—		21,334,136
Industrial/storage/warehouse	1	—	6,000,000		6,000,000
Land Acquisition/Development (Residential)	5	19,113,000	50,145,000		69,258,000
Land Acquisition/Development (Zoned Commercial)	1	—	30,000,000		30,000,000
Unimproved Land (Residential)	8	40,831,000	55,000,000		95,831,000
Unimproved Land (Zoned Commercial)	4	17,180,000	—		17,180,000
Grand Total: Non-SFR	80	$133,840,136	$149,076,000		$282,916,136
Single Family Residential	0			$

YEAR 2005
Home Builders SFR/ Multi	3	$20,490,000	$—		$20,490,000
High Rise Condominiums	2	44,000,000	—		44,000,000
Office Building	1	24,500,000	—		24,500,000
Assisted Living / Medical	8	43,440,000	—		43,440,000
Industrial/storage/warehouse	1	1,000,000	—		1,000,000
Restaurant/bar	1	7,000,000	—		7,000,000
Health Club / Training Facility	1	6,000,000	—		6,000,000
Golf Course	1	—	12,550,050		12,550,050
Sawmill	1	—	26,000,000		26,000,000
Land Acquisition/Development (Zoned SFR)	6	43,892,600	—		43,892,600
Land Acquisition/Development (Zoned Commercial)	2	18,750,000	—		18,750,000
Unimproved Land (Zoned SFR)	3	9,275,000	—		9,275,000
Unimproved Land (Zoned Commercial)	1	7,620,000	—		7,620,000
Grand Total: Non-SFR	31	$225,967,600	$38,550,050		$264,517,650
Single Family Residential	0				$—

YEAR 2006
Home Builders SFR/ Multi	3	$6,000,000	$33,250,000		$39,250,000
Apts / Rentals	3	27,750,000	—		27,750,000
Retail Building	1	26,400,000	—		26,400,000
Office Building	1	23,900,000	—		23,900,000
Assisted Living / Medical	3	13,560,000	—		13,560,000
Industrial/storage/warehouse	1	16,000,000	—		16,000,000
Land Acquisition/Development (Zoned SFR)	5	29,770,000	—		29,770,000
Land Acquisition/Development (Zoned Commercial)	4	25,850,000	—		25,850,000
Unimproved Land (Zoned SFR)	4	36,915,000	—		36,915,000
Unimproved Land (Zoned Commercial)	6	50,586,000	—		50,586,000
Grand Total: Non-SFR	31	$256,731,000	$33,250,000		$289,981,000
Single Family Residential	2				$753,600

YEAR 2007
Home Builders SFR/ Multi	3	$—	$2,875,000		$2,875,000
Retail Building	1	4,715,000	—		4,715,000

Type	Number	Commercial	Construction	Total
Office Building	4	—	28,910,000	28,910,000
Assisted Living / Medical	4	20,400,000	—	20,400,000
High Rise Condominiums	4	—	54,605,000	54,605,000
Land Acquisition/Development (Zoned SFR)	5	33,000,000	—	33,000,000
Land Acquisition/Development (Zoned Commercial)	5	40,500,000	—	40,500,000
Unimproved Land (Zoned SFR)	1	22,300,000	—	22,300,000
Unimproved Land (Zoned Commercial)	2	12,615,000	—	12,615,000
Grand Total: Non-SFR	27	$133,530,000	$86,390,000	$219,920,000
Single Family Residential	—			$—

YEAR 2008
Apts / Rentals	1	$3,147,000	$—	$3,147,000
Retail Building	4	23,190,000	—	23,190,000
Office Building	2	31,898,000	—	31,898,000
Assisted Living / Medical	3	9,090,000	—	9,090,000
Hotel	1	10,600,000	—	10,600,000
Land Acquisition/Development (Zoned SFR)	2	10,400,000	—	10,400,000
Unimproved Land (Zoned SFR)	2	4,980,000	—	4,980,000
Golf Course	1	5,900,000	—	5,900,000
Grand Total: Non-SFR	16	$99,205,000	$—	$99,205,000
Single Family Residential	—			$—

YEAR 2009
Retail Building	1	$1,000,000	$—	$1,000,000
Assisted Living / Medical	1	15,000,000	—	15,000,000
Hotel	1	4,588,065	—	4,588,065
Land Acquisition/Development (Zoned Commercial)	2	8,450,000	—	8,450,000
Grand Total: Non-SFR	5	$29,038,065	$—	$29,038,065
Single Family Residential	—			$—

YEAR 2010
Apts / Rentals	1	$4,000,000	$—	$4,000,000
Office Building	1	1,600,000	—	1,600,000
Land Acquisition/Development (Zoned Commercial)	2	3,600,000	—	3,600,000
Grand Total: Non-SFR	4	$9,200,000	$—	$9,200,000
Single Family Residential	—			$—

YEAR 2011
Home Builders SFR/ Multi	1	2,800,000	—	2,800,000
Apts / Rentals	1	2,500,000	—	2,500,000
Office Building	1	2,500,000	—	2,500,000
Hotel	7	10,713,455	—	10,713,455
Auto Center	1	390,000	—	390,000
Grand Total: Non-SFR	11	18,903,455	—	18,903,455
Single Family Residential	1			522,017

The description above is not intended to provide a description of the loans to be invested in or purchased by us in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were incorporated on April 3, 2012 as a Maryland corporation. We believe we will operate in such a manner as to qualify, and we intend to elect to be taxed, as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2012. We believe that, commencing with such taxable year, we have been organized and will operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Importantly, as of the date hereof we have no operating history or assets and both the opinion described below and any other assessment regarding our qualification as a REIT depends wholly on projections regarding our future activities and our ability, within one year after our receipt thereof, to apply the proceeds of this offering to qualifying assets for purposes of the REIT requirements.

This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Morrison & Foerster LLP has delivered an opinion to us that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ended on December 31, 2012. It must be emphasized that the opinion of Morrison & Foerster LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Morrison & Foerster LLP’s opinion is based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Morrison & Foerster LLP or by us that we will so qualify for any particular year. Morrison & Foerster LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Morrison & Foerster LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on any taxable income, including undistributed net capital gain, which we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid. In addition, to the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax described above.

•

We will be subject to a 100% excise tax on transactions with any “taxable REIT subsidiary” (“TRS”) that are not conducted on an arm’s-length basis. A TRS is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

•

In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.

•

If we acquire and own a residual interest in a real estate mortgage investment conduit (“REMIC”), we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of what constituted “excess inclusion income,” see “— Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•

any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1	it is managed by one or more trustees or directors.

2	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3	it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5	at least 100 persons are beneficial owners of its shares or ownership certificates.

6	not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7	it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our second REIT taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31,             , and we believe that we will operate in a manner that will satisfy all other requirements for qualification as a REIT, described above. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See “Description of Capital Stock — Transfer Restrictions.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.

Subsidiary Entities

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate-related assets;

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate-related assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.”

The following paragraphs discuss the specific application of the gross income tests with respect to certain material items of income we expect to receive.

Rents from Real Property

Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.

•

Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. Under an exception to such related-party tenant rule, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.

•

If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases.

Interest

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year (the “Loan Amount”) exceeds the fair market value of the real property on the date that we have a binding commitment to acquire the mortgage loan (the “Loan Value”), the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We may acquire loans at a discount on the secondary market. Revenue Procedure 2011-16 discusses a modification of a mortgage loan which (or an interest in which) is held by a REIT if the modification was occasioned by a default on the loan or the modification satisfies both of the following conditions: (a) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date, and (b) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedure 2011-16 provides that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (a) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (b) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedure 2011-16. We will consider IRS Revenue Procedure 2011-16 and its potential impact on our REIT qualification when acquiring mortgage loans at a discount on the secondary market.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We may invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that interest derived from B-Note investments qualifies for purposes the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests. In the event of a determination that the interest generated by such investments does not qualify under the 75% gross income test, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We may generate fee income from our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property provided the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available generally if the REIT has held the property for not less than two years and certain other requirements are met.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property generally is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate-related assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs; and

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate-related assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include, among other things:

•

“straight debt” securities, which generally are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.

•	any security issued by a REIT;

•

any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•

any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may make or invest in some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. The performance of a B-Note investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate-related assets for purposes of the REIT asset tests. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate-related assets, we could be subject to a penalty tax, or could fail to qualify as a REIT.

As indicated above, we may acquire loans at a discount on the secondary market. In evaluating such investments, we will take into consideration IRS Revenue Procedure 2011-16 and its potential impact on our 75% gross asset test.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file (including extensions) our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to satisfy this requirement and give rise to a deduction, such dividends may not be “preferential.” A dividend will not be deemed to be preferential if it is pro rata among all outstanding shares of stock within a given class and any preferences between classes of stock are made pursuant to the terms contained in the organizational documents.

To the extent a distribution is less than 100% of our REIT taxable income, we will be subject to federal income tax on such shortfall. Also, we may elect to retain out net long-term capital gain and pay tax on such gain. In the event we so elect, we could elect to have our stockholders include such long-term capital gain in their taxable income (without receipt of the related cash) and receive a “credit” for their share of the corporate tax paid. Shareholders would be allowed to increase the adjusted tax basis of their stock by the difference between (i) the amounts designated by us to be included in their long-term capital gain and (ii) the tax deemed paid with respect to those shares.

Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

As indicated above, we may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

In the event we have a net operating loss carryforward from a prior tax year, we may use such carryforward to reduce our distribution requirement. The use of such carryforward will not impact the character of the distributions actually made by the REIT, which are generally taxable to the stockholders to the extent we have current or accumulated earnings and profits.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock repurchased by us under our share repurchase program, see “Taxation of U.S. Stockholders on a Repurchase of Common Stock.”

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Repurchase of Common Stock

A repurchase of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as sale of our common stock (in which case the repurchase will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Common Stock”). The repurchase will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a repurchase of our common stock does not meet any of the three tests described above, the repurchase proceeds will be treated as a distribution, as described above “— Taxation of Taxable U.S. Stockholders.” Stockholders should consult with their tax advisors regarding the taxation of any particular repurchase of our shares.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012. Absent congressional action, that rate will increase to 20% for sales and exchanges of such assets occurring after December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or “FIRPTA”. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Repurchase of Common Stock

A repurchase of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. Stockholder’s conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as sale of our common stock (in which case the repurchase will be treated in the same manner as a sale described above in “— Taxation of Non-U.S. Stockholders” — “Dispositions”). The repurchase will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a repurchase of our common stock does not meet any of the three tests described above, the repurchase proceeds will be treated as a distribution, as described above “— Taxation of Non-U.S. Stockholders” —“Distributions.” Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular repurchase of our shares.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a repurchase effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Healthcare Tax

With respect to taxable years beginning after December 31, 2012, certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. withholding tax will apply to dividends, interest and certain other items of income, and to the gross proceeds from a disposition of property that produces such income, paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department certain information regarding U.S. account holders with such institution, including certain account holders that are foreign entities with U.S. owners. FATCA also generally imposes a withholding tax of 30% on such amounts when paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a taxpayer may be eligible for refunds or credits of such taxes. By its terms, FATCA generally applies to payments made after December 31, 2012, but excluding payments pursuant to debt obligations outstanding as of March 18, 2012. However, the IRS and Treasury Department have issued proposed Treasury regulations deferring application of FATCA’s withholding obligations to payments of income items until January 1, 2014 and payments of gross proceeds until January 1, 2015. In addition, such proposed Treasury regulations exclude from FATCA payments pursuant to debt obligations outstanding as of January 1, 2013.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether your investment will impair the liquidity of the Benefit Plan;

•	Whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	The need to value the assets of the Benefit Plan annually; and

•	Whether your investment will constitute a prohibited transaction under ERISA or the Code as described below.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

If our advisor or affiliates of our advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we have over 100 independent stockholders, such that shares of common stock are “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plans is not significant. An equity participation in an entity is not deemed to be significant if benefit plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by benefit plans to less than 25%.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions, and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering shares of our common stock in the primary share offering or a subsequent offering of primary shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31 of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our distribution reinvestment plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our distribution reinvestment plan is in place. If there is no primary share offering in effect and our Distribution Reinvestment Plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation may be performed either by our management or a person independent of us and the Advisor.

If requested, we anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. We will also include our determination of estimated value as described above in each of our Annual Reports on Form 10-K. To the extent that such determination is not based on the offering price of our shares, any other determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue and may also revise these procedures to conform with guidance that FINRA may issue in the future. Meanwhile, we cannot assure you:

•

That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 98,999,000 shares are classified as common stock, par value $0.001 per share, 1,000,000 shares are classified as preferred stock, par value $0.001 per share, and 1,000 shares are classified as non-participating, non-voting convertible stock, par value $0.001 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series that we have authority to issue. As of July 16, 2012, 22,222.22 shares of our common stock were issued and outstanding, 1,000 shares of our convertible stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, redemption or appraisal rights, unless, in the case of appraisal rights, our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. ACS Securities Services, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

MVP Realty Advisor, LLC

8880 W. Sunset Road, Suite 220

Las Vegas, Nevada 89148

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.001 per share. We have issued all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering. However, at no time will the conversion of the convertible stock into shares of common stock result in our advisor holding a majority of the outstanding shares of our common stock.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock, voting together as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Our convertible stock will convert into shares of our common stock if:

•

we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital;

•	we list our common stock for trading on a national securities exchange; or

•	our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement).

In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, our issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of our common stock immediately preceding the conversion.

Our board of directors will oversee the conversion of the convertible stock. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then our board of directors can either elect to increase or waive the ownership limit, if it would not cause us to fail to qualify as a REIT or our board of directors could determine to allow the conversion of only such number of shares of convertible stock (or fraction of a share thereof) into shares of our common stock such that no holder of our stock would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in 2013, on a specific date and time set by our board of directors, which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within 10 days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next paragraph.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (i) the amendment of our charter (except as otherwise provided in our charter or the MCGL), (ii) our dissolution or (iii) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. Under our charter, these matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Any stockholder will be permitted access to all of our corporate records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restrictions on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.

Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of any direct or indirect subsidiary or partnership of ours; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective as of the close of business on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of repurchasing such shares of our capital stock. Upon any such transfer or repurchase, the purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price per share at the time of the gift, devise or other transaction), or (ii) the market price on the date we, or our designee, accept the offer to purchase, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. We (in the case of a purchase by us) and the trustee (in the case of a sale by the trustee) may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to such purported transferee or holder and are owed by such purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price at the time of the gift, devise or other transaction) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.

The 9.8% ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances (including certain representations and undertakings required by our charter) that our qualification as a REIT is not jeopardized. Generally, the limit can be waived by our board of directors. Any person who more than 5% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. In order that you may generally begin receiving distributions immediately upon our acceptance of your subscription, we expect that our board of directors will authorize and we will declare distributions based on daily record dates that will be aggregated and paid on a monthly basis. Your distributions will begin to accrue on the date we mail a confirmation of our acceptance of your subscription for shares of our common stock.

We expect to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions.

We are not prohibited from distributing our own securities (but only if such securities are, at the time of distribution, listed on a national securities exchange) or readily marketable securities of other companies in lieu of making cash distributions to stockholders. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

We can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not established a cap on the use of proceeds to fund distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to stockholders may also include a return of capital, rather than a return on capital. We anticipate that we will begin paying distributions solely from funds from operations after the completion of our offering stage. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan pursuant to which you may have the distributions you receive automatically reinvested in additional shares of our common stock. During this offering, you may purchase common stock under our distribution reinvestment plan for $9.00 per share. However, we may amend the plan to offer shares at such prices as we determine necessary or appropriate to ensure our dividends are not “preferential” for incomes tax purposes. See “Material Federal Income Tax Considerations — Distribution Requirements” above. No sales commissions will be paid in connection with shares purchased pursuant to our distribution reinvestment plan. A copy of our form of distribution reinvestment plan is included as Appendix B to this prospectus.

Investors participating in our distribution reinvestment plan may purchase fractional shares. If sufficient shares of our common stock are not available for issuance under our distribution reinvestment plan, we will remit excess distributions in cash to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing common stock pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such common stock were purchased pursuant to this offering.

At least quarterly, we will provide each participant a confirmation showing the amount of the distributions reinvested in our shares during the covered period, the number of shares of our common stock owned at the beginning of the covered period, and the total number of shares of common stock owned at the end of the covered period. We have the discretion not to provide a distribution reinvestment plan, and a majority of our board of directors may amend, suspend or terminate our distribution reinvestment plan for any reason (except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the plan) at any time upon 10 days’ prior notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our common stock would cause the percentage ownership limitation contained in our charter to be exceeded. Otherwise, unless you terminate your participation in our distribution reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration. You may terminate your participation in the distribution reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the distribution reinvestment plan will be effective only with respect to distributions paid more than 30 days after receipt of written notice. Generally, a transfer of common stock will terminate the stockholder’s participation in the distribution reinvestment plan as of the first day of the month in which the transfer is effective.

If you participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash, but rather to have the distributions withheld and reinvested in our common stock. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares of our common stock. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors — Federal Income Tax Risks — You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.”

Share Repurchase Program

If you have purchased shares from us or received your shares through a non-cash transaction, not in the secondary market, and have held your shares for at least one year, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Fair Market Value of Share At the End of Prior Financial Quarter
Before 1st anniversary	No Repurchase Allowed(1)
1st to 3rd anniversary	97.50%
After 3rd anniversary	100.00%

(1)	Unless the shares are being repurchased in connection with a stockholder’s death or disability (as defined in the Code), we may not repurchase shares unless you have held the shares for one year. Repurchase requests made in connection with the death or disability of a stockholder will be repurchased at the higher of the price paid for the share or our estimated per share value.

After we establish an estimated value per share of our common stock, we will repurchase shares at 100% of the estimated value per share, as determined by our board of directors and disclosed in the annual report publicly filed with the SEC.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 2.0% of the number of shares of common stock outstanding on December 31st of the prior calendar year, and (ii) those repurchases that can be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. Because of these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

To have your shares repurchased, you or your representative must submit a written request to our advisor. If your testamentary estate or heirs are requesting a repurchase without discount from the repurchase value, the written notice must be received within a year after your death. For all other repurchases, if you want your shares repurchased, you must submit a written request form provided by us and stating the number of shares you want repurchased. Written requests must be received by us at least 15 days prior to the end of the applicable quarter.

We will repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date. If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of our board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder’s IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

Our board of directors may, in its sole discretion, terminate, suspend or amend the share repurchase program upon 30 days’ written notice without stockholder approval if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the share repurchase program will terminate if the shares of our common stock are listed on a national securities exchange.

Liquidity Events

In the future, our board of directors will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders cash and/or securities of a publicly traded company. Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until three years after the date this offering closes. See “Plan of Distribution — General” for a discussion of the termination date of this offering. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. The precise timing of any transaction would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to the stockholders.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, certain asset transfers and certain issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may acquire any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to the board of directors and the proposal of business to be considered by the stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directors provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability for stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant offeror’s shares and any shares acquired in such tender offer. The noncomplying offeror shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction,” as defined below. In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving securities of the roll-up entity that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion into a corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our sponsor or advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $3,000,000 in shares and a maximum of $500,000,000 in shares of our common stock on a “best efforts” basis through Source Capital Group, Inc., Ashton Garnett Securities, LLC and other authorized selling agents. Because this is a “best efforts” offering, each selling agent must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. The company, Ashton Garnett Securities, LLC and Source Capital Group, Inc. each may enter into selling agreements with other broker-dealers on a best efforts basis.

We are offering up to $500,000,000 in shares initially allocated to our primary offering and up to $50,000,000 in shares initially allocated to our distribution reinvestment plan. If, prior to the termination of this offering, any of our shares initially allocated to our distribution reinvestment plan remain unsold, we may determine to sell some or all of such shares to the public in our primary offering. Similarly, if prior to the termination of this offering, we have sold all of the shares allocated to the distribution reinvestment plan and there is additional demand for such shares, we may determine to reallocate to the distribution reinvestment plan shares initially allocated to the primary offering. Shares of our common stock sold in the primary offering are being offered at $9.00 per share. All shares offered in the primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $50,000,000 in shares issuable pursuant to our distribution reinvestment plan. Any shares purchased pursuant to our distribution reinvestment plan will be sold at $9.00 per share. We determined the offering price for our shares arbitrarily. The price is unrelated to the book value or net asset value of our common stock or to our expected operating income.

From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual and quarterly reports that we publicly file with the SEC. At that time, shares issued pursuant to our distribution reinvestment plan will be priced at such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings.

If we have not sold all of the primary offering shares, we may continue this offering until          (two years after the initial effective date of the registration statement of which this prospectus is a part). Under rules promulgated by the SEC, in some circumstances we may be permitted to continue our primary offering until as late as,          (approximately three years after the initial effective date of this offering). If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a post-effective amendment to our registration statement, which will include an updated prospectus. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $50,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement to continue the offering beyond one year from the date of this prospectus and such renewal is not guaranteed. We may terminate this offering for any reason at any time.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, investors must initially invest at least $4,500 in shares of our common stock, or 500 shares at the offering price of $9.00 per share. After investors have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $900, or 100 shares at the offering price of $9.00 per share, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

Minimum Offering

Subscription proceeds will be placed in escrow with U.S. Bank, N.A., as escrow agent, until such time as subscriptions representing $3,000,000 in shares from persons who are not affiliated with us or our advisor have been received and accepted by us. Shares purchased by our executive officers and directors, and our advisor or its affiliates will not count toward the minimum offering requirements. Stockholder subscription payments will be deposited into a non-interest bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $4,500 in shares of our common stock (or 500 shares at the offering price of $9.00 per share), except for IRAs and other qualified retirement plans which must purchase a minimum of $1,350 (or 150 shares at $9.00 per share). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $900 (or 100 shares at the offering price of $9.00 per share), except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.”

If we do not meet the minimum offering requirements within one year from the date of this prospectus, (i) the escrow agent will promptly notify us, (ii) this offering will be terminated and (iii) the subscription payments held in the escrow account will be promptly returned without interest.

We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow will be transferred to us. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than             , unless we announce an extension of the offering as described under “— General” above in a supplement or amendment to this prospectus. We reserve the right to terminate this offering for any reason at any time.

Special Notice to Pennsylvania and Tennessee Investors

Because the minimum offering amount is less than $50 million, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $3.0 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania and Tennessee investors unless we raise a minimum of $25 million and $10 million, respectively, in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Pennsylvania and Tennessee investors will be placed in a segregated account held by the escrow agent, U.S. Bank, in trust for Pennsylvania and Tennessee subscribers’ benefit, pending release to us. In the event we do not raise gross offering proceeds of $25 million or $10 million by             , 2012, we will promptly return all funds held in escrow for the benefit of Pennsylvania and Tennessee investors, respectively. Purchases by persons affiliated with us, our sponsors or our advisor will not count toward the Pennsylvania and Tennessee minimum. Until we have raised the Pennsylvania and

Tennessee minimums, Pennsylvania and Tennessee investors should make their checks payable to “US Bank, N.A., as Escrow Agent for MVP REIT, Inc.” Once we have reached the Pennsylvania and Tennessee minimum, Pennsylvania and Tennessee investors should make their checks payable to MVP REIT, Inc.”

Special Discounts

Our officers and directors and their family members, as well as officers and employees of our advisor and our advisor’s affiliates and their family members, at their option, also may purchase the shares offered hereby in our primary offering at a discount from the public offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. In addition, if approved by our board of directors, certain of our joint venture partners, consultants and other service providers may purchase the shares offered hereby in our primary offering at a discount from the public offering price. We will sell such shares at a 3% discount, or at $8.73 per share, reflecting that selling commissions will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Shares purchased by our executive officers and directors, and our advisor or its affiliates will not count toward the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members as described above, IRAs and qualified plans of their representatives at a purchase price of $8.73 per share, reflecting that selling commissions in the amount of $0.27 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

In connection with sales of more than $200,000 to a qualifying purchaser (as defined below), whether in a single purchase or as a result of multiple purchases, a participating broker dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser in the form of the issuance of additional shares.

Assuming a public offering price of $9.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased:

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $9.00 per Share	Commission Amount per Share	Net Proceeds per Share
$200,000 or less	$9.000	3.00%	$0.2700	$8.73
$200,001 – $1,000,000	$8.955	2.50%	$0.225	$8.73
$1,000,001 – $2,000,000	$8.910	2.00%	$0.18	$8.73
$2,000,001 – $3,000,000	$8.865	1.50%	$0.135	$8.73
$3,000,001 – $5,000,000	$8.820	1.00%	$0.09	$8.73
Over $5,000,000	$8.775	.50%	$0.045	$8.73

For example, if you purchase $900,000 of shares, the selling commission on such shares would be reduced to 2.50%, in which event you would receive 100,502.51 shares at $8.955 per share, as opposed to 100,000, the number of shares you would have purchased for $900,000 at $9.00 per share if there were no volume discounts. The net proceeds to us will not be affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases of our shares.

Subscriptions may be combined for the purpose of determining the volume discount level in the case of subscriptions made by any qualifying purchaser (as defined below), provided all such shares are purchased through the same broker-dealer. Any such reduction in the sales commission would be prorated among the separate investors. The term qualifying purchaser includes:

•	an individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Regardless of any reduction in commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchase paid $9.00 per share. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in the distribution reinvestment plan, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our distribution reinvestment plan and have your distributions reinvested at the price offered thereunder.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Morrison & Foerster LLP.

EXPERTS

The financial statements of MVP REIT, Inc. (formerly known as “MVP Monthly Income Realty Trust, Inc.”) as of April 6, 2012 and for the period from April 3, 2012 (date of incorporation) through April 6, 2012 included in this prospectus have been so included in reliance upon the report of JLK Partners, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

MVP REIT, Inc.

Attn: Investor Relations

8880 W. Sunset, Suite 220

Las Vegas, Nevada 89148

(702) 534-5577

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at                                      where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

MVP REIT, Inc. (formerly MVP Monthly Income Realty Trust, Inc.)

We have audited the accompanying balance sheet of MVP REIT, Inc. (formerly MVP Monthly Income Realty Trust, Inc.) (a Maryland Corporation in the Development Stage) (the “Company”) as of April 6, 2012, and the related statements of operations, stockholder’s equity and cash flows for the period from April 3, 2012 (date of inception) to April 6, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MVP REIT, Inc. (formerly MVP Monthly Income Realty Trust, Inc.) (a Maryland Corporation in the Development Stage) as of April 6, 2012 and the results of its operations and its cash flows for the period from April 3, 2012 (date of inception) to April 6, 2012, in conformity with accounting principles generally accepted in the United States of America.

As discussed in the last paragraph in Note G to the financial statements, on June 1, 2012, the Company filed articles of amendment in the State of Maryland to change its name from MVP Monthly Income Realty Trust, Inc. to MVP REIT, Inc. The financial statements have been restated to reflect this change.

/s/ JLK Partners, LLP

Irvine, California

April 13, 2012, except for the last paragraph in Note G, as to which the date is June 13, 2012

MVP REIT, Inc.

(Formerly MVP Monthly Income Realty Trust, Inc.)

(A Maryland Corporation in the Development Stage)

BALANCE SHEET

April 6, 2012

ASSETS
Assets
Cash	$200,000
Deferred costs	228,031

Total assets	$428,031

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accrued expenses	$134,750
Due to related party	176,953

Total liabilities	311,703

Stockholder’s Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none outstanding	—
Non-voting, non-participating convertible stock, $0.001 par value, 1,000 shares authorized, none outstanding	—
Common stock, $0.001 par value, 98,999,000 shares authorized, 22,222 issued and outstanding	22
Additional paid-in capital	199,978
Accumulated deficit	(83,672)

Total stockholder’s equity	116,328

Total liabilities and stockholder’s equity	$428,031

The accompanying notes are an integral part of this statement.

MVP REIT, Inc.

(Formerly MVP Monthly Income Realty Trust, Inc.)

(A Maryland Corporation in the Development Stage)

STATEMENT OF OPERATIONS

For the period from April 3, 2012 (INCEPTION) through April 6, 2012

Revenue

Operating expenses	$—
Office expenses	188
Management fee – related party	5,768
Organizational cost	4,000
Consultation fees	35,637
Travel expense	36,020
Meals and entertainment	2,059

Total operating expenses	83,672

Net loss	$(83,672)

Basic and diluted loss per weighted average common share	$(3.77)

Weighted average common shares outstanding	22,222

The accompanying notes are an integral part of this statement.

MVP REIT, Inc.

(Formerly MVP Monthly Income Realty Trust, Inc.)

(A Maryland Corporation in the Development Stage)

STATEMENT OF STOCKHOLDER’S EQUITY

For the period from April 3, 2012 (INCEPTION) through April 6, 2012

	Common stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Number Of Shares	Par Value

Balance, April 3, 2012 (inception)	—	$—	$—	$—	$—
Issuance of common stock	22,222	22	199,978	—	200,000
Net loss				(83,672)	(83,672)

Balance, April 6, 2012	22,222	$22	$199,978	$(83,672)	$116,328

The accompanying notes are an integral part of this statement.

MVP REIT, Inc.

(Formerly MVP Monthly Income Realty Trust, Inc.)

(A Maryland Corporation in the Development Stage)

STATEMENT OF CASH FLOWS

For the period from April 3, 2012 (INCEPTION) through April 6, 2012

Cash flows from operating activities:

Net loss	$(83,672)
Change in operating liabilities
Accrued liabilities	4,000
Due to related party	79,672

Net cash provided by operating activities	—

Cash flows from financing activities:

Proceeds from issuance of common stock	200,000

Net cash provided by financing activities	200,000

Net change in cash	200,000
Cash, beginning of period	—

Cash, end of period	$200,000

Supplemental schedule of non-cash financing activities:
Deferred offering costs paid by related parties	$97,281

The accompanying notes are an integral part of this statement.

MVP REIT, Inc.

(Formerly MVP Monthly Income Realty Trust, Inc.)

(A Maryland Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

April 6, 2012

Note A — Organization and Proposed Business Operations

MVP REIT, Inc. (formerly MVP Monthly Income Realty Trust, Inc.), (the “Company”) was incorporated on April 3, 2012, as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2012. The Company intends to offer for sale a maximum of $500 million in common stock, $0.001 par value per share, on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers up to $50 million for the issuance of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stock holders may elect to have their distributions reinvested in additional shares of common stock at $9.00 per share.

The Company was formed to (i) invest in or acquire fixed rate real estate loans expected to mature within one to five years with a focus on small to mid-sized loans of $3 million to $15 million and (ii) acquire multi-tenant properties that are not dependent upon a single tenant and located in a markets with growth potential that generate current cash flow. MVP Realty Advisor, LLC (the “Advisor”), is the Company’s affiliated advisor.

The Company sold 22,222 shares of common stock to MVP Capital Partners, LLC (“MVPCP” or the “Sponsor”), an entity owned and managed by Michael V. Shustek, the Company’s Chairman and Chief Executive Officer. MVPCP owns sixty percent (60%) of the Advisor and the remaining forty percent (40%) is owned by Vestin Realty Mortgage II, Inc., a Maryland corporation and Nasdaq-listed REIT (“VRTB”), which is managed by Vestin Mortgage, LLC.

The Company has no paid employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis.

Note B — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the Offering, the Company must receive proceeds of $3.0 million in connection with the sale of common stock in order to break escrow and commence operations. As of April 6, 2012, the Company had not reached such threshold, purchased any properties or earned any income.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

The Company is required to make subjective assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company’s pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Cash

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company’s common stock. As of April 6, 2012, such costs totaled $202,673. On the day the Company commences its Offering, deferred offering costs will be reclassified to stockholder’s equity.

Deferred leasing costs, consisting primarily of lease commissions and payments made to assume existing leases, are deferred and amortized over the term of the lease.

Share Repurchase Program

The Company will have a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its estimated value per share of common stock, the repurchase price per share will depend on the length of time investors have held such shares as follows: no repurchases for the first year. After the first anniversary to the third anniversary from the purchase date, 97.5% of the amount they actually paid for each share and thereafter from the purchase date 100.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company establishes an estimated value per share of common stock, the company will repurchase shares at 100% of the estimated value per share, as determined by the board of directors and disclosed in the annual report publicly filed with the SEC.

The Company is not obligated to repurchase shares of common stock under the share repurchase program. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 2.0% of the number of shares of common stock outstanding on December 31st of the prior calendar year, and (ii) those repurchases that could be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. Because of these limitations, the Company cannot guarantee that the company will be able to accommodate all repurchase requests.

The Company will repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. The Company refers to the last day of such quarter as the repurchase date. If funds available for the Company’s share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of the board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder’s IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

The board of directors may, in its sole discretion, terminate, suspend or amend the share repurchase program upon 30 days’ written notice without stockholder approval if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the stockholders. Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. The board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the share repurchase program will terminate if the shares of common stock are listed on a national securities exchange. At April 6, 2012, no shares had been redeemed.

Distribution Reinvestment Plan

Pursuant to the Distribution Reinvestment Plan (“DRIP”) stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are declared. There have been no shares issued under the DRIP as of April 13, 2012.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Revenue Recognition

The Company’s revenues, which will be derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the Company’s leases will provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

The Company will continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the Company’s allowance for uncollectible accounts or record a direct write-off of the receivable in the Company’s consolidated statements of operations.

The Company will recognize interest income from loans on an accrual basis over the expected terms of the loans using the effective interest method. The Company will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the terms of the loans as an adjustment to the yield. The Company will recognize fees on commitments that expire unused at expiration. The Company will recognize interest income from available-for-sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Organization, Offering and Related Costs

Certain organization and offering costs will be incurred by the Advisor on behalf of the Company. The Company will reimburse the Advisor for these out of pocket costs and future organization and offering costs it may incur on the Company’s behalf. After the Company has reimbursed $100,000 of such costs, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of the Advisor’s employees and employees of the Advisor’s affiliates and others. Any such reimbursement will not exceed actual expenses incurred by the Advisor.

All offering costs paid by us, including sales commissions, will be recorded as an offset to additional paid-in-capital, and all organization costs will be recorded as an expense when we have an obligation to reimburse the Advisor.

Offering costs will be reclassified from deferred costs to stockholder’s equity when the Company commences its Offering, and will include all expenses incurred by the Company in connection with its Offering as of such date.

Share-Based Compensation

The Company has a stock-based incentive award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note F — Share-Based Compensation).

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ended December 31, 2012. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax as long as it distributes at least 90% of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

The Company will calculate basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and convertible stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding.

Reportable Segments

We are currently authorized to operate two reportable segments, investments in real estate loans and investments in real property. As of April 6, 2012, we had not commenced operations.

Note C — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company does not own any properties, has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note D — Related Party Transactions and Arrangements

As of April 6, 2012, our Advisor, an entity wholly owned by the Sponsor owned 22,222 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company or absorb the Company’s property operating and general and administrative expenses. The Company had payables to entities owned or beneficially owned by the CEO of the Company related to funding offering costs and operating expenses paid by the Company of approximately $177,000 at April 6, 2012, which include offering costs and operating expenses incurred prior to April 3, 2012, which was the date of our legal formation.

Our manager is entitled to receive from us a management fee. The amount of management fees paid to our manager for the period from April 3, 2012 (date of inception) through April 6, 2012 was $5,768.

Fees Paid in Connection with the Offering

Certain organization and offering costs will be incurred by the Advisor on behalf of the Company. The Company will reimburse the Advisor for these out of pocket costs and future organization and offering costs it may incur on the Company’s behalf. After the Company has reimbursed $100,000 of such costs, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of the Advisor’s employees and employees of the Advisor’s affiliates and others. Any such reimbursement will not exceed actual expenses incurred by the Advisor.

Fees Paid in Connection With the Operations of the Company

The Advisor or its affiliates will receive an acquisition fee of 3% of the purchase price of any real estate or loan acquired at a discount, provided, however, the Company will not pay any fees when acquiring loans from affiliates.

The Advisor or its affiliates will be reimbursed for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not the Company ultimately acquires the investment. The Company may recoup all or a portion of these expenses from the borrower in connection with each loan.

The Advisor or its affiliates will receive a monthly asset management fee at an annual rate equal to 0.85% of the fair market value of all assets then held by the Company, or the Company’s proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement, excluding debt financing obtained by the Company or made available to the Company. The fair market value of real property shall be based on annual “AS-IS”, “WHERE-IS” appraisals, and the fair market value of real estate-related secured loans shall be equal to the face value of the such loan, unless it is non-performing, in which case the fair market value shall be equal to the book value of such loan. The asset management fee will be reduced to 0.75% if the Company is listed on a national securities exchange.

The Advisor or its affiliates will receive a monthly debt financing fee at an annual rate equal to 0.25% of the aggregate debt financing obtained by the Company or made available to the Company, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings. In the case of a joint venture, the Company would pay this fee only on the Company’s pro rata share.

The Company will reimburse the Advisor or its affiliates for 100% of actual, documented expenses paid or incurred in connection with services provided to the Company. The Company will reimburse the Advisor no less than monthly for any such expenses.

The Advisor or its affiliates will receive a monthly market-based fee for property management services of up to 5.00% of the gross revenues generated by the Company’s properties. The Company’s property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers. The aggregate property management fees charged by the Company’s property manager and any subcontractor shall not exceed 5.0% of the gross revenues generated by the Company’s properties.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

For substantial assistance in connection with the sale of investments, as determined by the independent directors, we will pay the Advisor or its affiliate the lesser of (i) 3.00% of the contract sale price of each real estate-related secured loan or other real estate investment or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.00% of the contract sales price. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any asset. The Company will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment unless there is a corresponding fee, such as an exit fee or a prepayment penalty, paid by the borrower, in which case the disposition fee will be the lesser of (i) 1.0% of the original principal amount of the loan or debt-related investment or (ii) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of a loan, the Company will pay a disposition fee upon the sale of such property equal to 3.00% of the sales price. With respect to property held in a joint venture, the foregoing commission will be reduced to a percentage reflecting the Company’s economic interest in the joint venture.

Note E — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note F — Share-Based Compensation

Equity Incentive Plan

The Company has adopted an equity incentive plan. The equity incentive plan offers certain individuals an opportunity to participate in the Company’s growth through awards in the form of, or based on, the Company’s common stock. The Company has no current intention to issue any awards under the equity incentive plan but may do so in the future in order to at attract and retain qualified directors, officers, employees, and consultants.

The equity incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of the Company selected by the board of directors for participation in the equity incentive plan. Stock options granted under the equity incentive plan will not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the equity incentive plan will have an exercise price or base price that is not less than the fair market value of the Company’s common stock on the date of grant.

The board of directors, or the compensation committee of the board of directors, will administer the equity incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted if the grant or vesting of the awards would jeopardize the Company’s status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under the Company’s charter. Unless otherwise determined by the board of directors, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum of 300,000 shares for issuance under the equity incentive plan. In the event of a transaction between the Company and its stockholders that causes the per-share value of common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the equity incentive plan will be adjusted proportionately, and the board of directors must make such adjustments to the equity incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the equity incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, or upon the occurrence of a change in control, all of his or her outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on his or her outstanding awards will lapse as of the date of termination. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards, (i) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in control, the payout opportunities under such awards will vest based on target performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the time elapsed prior to the termination or change in control, as the case may be. In addition, the board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion.

The equity incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by the board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award previously granted under the equity incentive plan. The board of directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the equity incentive plan will be effective without the approval of the Company’s stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan.

Note G — Subsequent Events

The Company has evaluated subsequent events through April 13, 2012, the date which these financial statements were available to be issued.

On April 13, 2012, the Company issued 1,000 shares of convertible stock to the Advisor, for which the Advisor contributed $1,000. The convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of the Company’s common stock equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital, (B) the Company lists its common stock for trading on a national securities exchange or (C) the Company’s advisory agreement is terminated or not renewed (other than for “cause” as defined in the advisory agreement). In the event of a termination or non-renewal of the advisory agreement for cause, the convertible stock will be redeemed by the Company for $1.00 per share. In general, upon the occurrence of any of the conditions set forth above, the Company’s issued shares of convertible stock will convert into a number of shares of common stock representing three and one-half percent (3.50%) of the outstanding shares of common stock immediately preceding the conversion.

On June 1, 2012, the Company filed articles of amendment in the State of Maryland to change its name from MVP Monthly Income Realty Trust, Inc. to MVP REIT, Inc.

APPENDIX A – FORM OF SUBSCRIPTION AGREEMENT

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION INSTRUCTIONS

A.	Completion of Subscription Agreement

(1)	Subscription and related undertakings, representations and warranties: Please read carefully pages A-2 to A-5.

•	Initial the representations contained in Section 3 on page A-2 to A-4.

•	Indicate in section 10 on page A-5 whether you want to reinvest distributions by purchasing additional shares.

•	Indicate in section 11 on page A-5 how you will own the shares.

(2)	Questionnaire(s):

•	Individual Subscribers. Complete page A-6.

•	Entities other than Employee Benefit Plans. Complete page A-7.

•	Employee Benefit Plans. Complete pages A-8 and A-9.

(3)	Registration Information. Complete all information on page A-10.

(4)	Signature Page. Complete and sign page A-11.

(5)	Existing Members Only (for use after initial acquisition of shares). After acquiring shares, you only have to complete the one page form entitled “Additional Subscription Request” at page A-13.

B.	Payment. All subscriptions should be for at least $4,500 (some states may have higher minimum requirements) and must be in increments of $900 thereafter, except for IRAs and other qualified retirement plans which must purchase a minimum of $1,350.

During Escrow Period
Payment by Bank Check or Certified Check:	Make payable to “US Bank, N.A., as escrow agent for MVP REIT, Inc.”

Payment by Wire Transfer	U.S. Bank, N.A. Account #: Bank Routing No.:
After Escrow Period

Payment by Bank Check or Certified Check:	Make payable to “MVP REIT, Inc.”

Payment by Wire Transfer	MVP REIT, Inc. Account #: Bank Routing No.:

C.	Questions. If you have any questions in completing this Subscription Agreement, please call MVP Realty Advisor, LLC at (702) 534-5577.

D.	Return of Documents. The Subscription Agreement should be returned to the following address:

MVP Realty Advisor, LLC
8880 W. Sunset Road, #220
Las Vegas, NV 89148

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT

WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

MVP REIT, INC.

1.	SUBSCRIPTION. The undersigned investor (“Investor”) hereby applies to become a stockholder in MVP REIT, Inc., a Maryland corporation, (the “Company”). The Investor subscribes $ for the purchase of shares in the Company (the “Shares”), the price being $9.00 per Share (with a minimum purchase of at least $4,500 or 500 Shares). The undersigned agrees to purchase the number of Shares stated above in accordance with the terms and conditions of the prospectus of the Company to which this agreement is attached as Appendix A (the “Prospectus”). The Shares which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such Shares, and (b) the Advisor has in its sole and absolute discretion accepted all or any portion of Investor’s offer of purchase.

2.	PAYMENT OF SUBSCRIPTION. The amount of the Investor’s subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

The Investor acknowledges that the Advisor can accept or reject all or any part of this subscription in its sole and absolute discretion and that this offering may be terminated at any time by the Advisor. If the Investor’s subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

3.	REPRESENTATIONS BY THE INVESTOR. The Shares as an investment involve a high degree of risk are not suitable for all investors. Please read the “Risk Factors” beginning on page 25 of the Prospectus. The Advisor and each participating broker-dealer are responsible for determining if an Investor meets the minimum suitability standards and state specific suitability standards for investing in the Shares. In addition to the minimum suitability standards, each participating broker-dealer, authorized representative or any other person selling the Shares on the Company’s behalf is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for the Investor. It shall be the responsibility of the participating broker-dealer, authorized representative or other person selling shares on the Company’s behalf to make this determination, based on a review of the information provided by the Investor. In order to facilitate such determination, and in connection with the Investor’s investment described in Section 1 of this Agreement, the Investor represents and warrants to the Company and any relevant broker-dealers that the Investor:

(a) has received and has had at least five business days to review the Prospectus prior to the date of this Subscription Agreement;	InitialHere:

(b) acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Shares;	InitialHere:

(c) ILLIQUID INVESTMENT: acknowledges that it may not be readily possible to liquidate this investment;	InitialHere:

(d) is purchasing the Shares for the Investor’s own account;	InitialHere:

(e) meets the following criteria:

(i)	If financial suitability standards (i.e., based on net worth or income levels) are provided below for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards; or Initial Here:

Alabama: Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

California: Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. Please also see Exhibit A attached hereto for restrictions on transfers of the shares under the California Code of Regulations.

Iowa and Ohio: Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Kansas: The Kansas Securities Commissioner recommends that investors in Kansas not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky, Michigan, Oregon, Pennsylvania and Tennessee: Investors must have a liquid net worth of at least ten (10) times their investment in us.

Maine: The investment in us (plus any investments in our affiliates) by an investor must not exceed 10% of the net worth of the investor.

Nebraska: Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

New Jersey: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $250,000 and annual gross income of $70,000 or (ii) a minimum liquid net worth of $500,000. Additionally, a New Jersey investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

North Dakota: Investors must have a liquid net worth of at least ten (10) times their investment in us and our affiliates.

Tennessee: Investors must have (excluding the value of their home, furnishings and automobile) either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $500,000.

Texas: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $250,000 and a minimum annual gross income of $65,000, or (b) a minimum net worth of $500,000.

Pennsylvania, Texas and Tennessee: Because the minimum offering of our common stock is less than $50 million, Pennsylvania, Texas and Tennessee investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $3.0 million minimum offering amount in all other jurisdictions, we will not sell any shares to Pennsylvania and Tennessee investors unless we raise a minimum of $25 million and $10 million, respectively, in gross offering proceeds (including sales made to residents of other jurisdictions). See “Plan of Distribution — Special Notice to Pennsylvania and Tennessee Investors.”

(ii)	IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED ABOVE FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, EITHER (A) or (B) BELOW IS TRUE: Initial Here:

(A)	the undersigned has a minimum net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

(B)	the undersigned has a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000; and

(iii)	In addition to complying with (i) or (ii), the undersigned has a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least ten times their investment in the Company and similar programs; or Initial Here:

(iv) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) and (iii) above. Initial Here:

(f)	is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled); Initial Here:

(g)	if a trustee, is the trustee for the trust on behalf of which it is purchasing the shares, and has due authority to purchase Shares on behalf of the trust; Initial Here:

4.	INDEMNIFICATION. Without waiving any rights under the federal securities laws, each Investor hereby fully indemnifies and holds harmless the Company, the Advisor and its affiliates from any and all claims, actions, causes of action, damages and expenses (including legal fees and expenses) whatsoever, resulting or arising from a breach of any of the representations by Investor contained in this Subscription Agreement.

5.	PURCHASE BY FIDUCIARY. If the Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

6.	LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Shares may be assigned only as provided in the Company’s charter and/or bylaws and further acknowledges the restrictions on the Company’s repurchase or the Investor’s resale, transfer or assignment of the Shares set forth in the charter and/or bylaws of the Company and as described in the Prospectus.

7.	SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes and appoints the Advisor of the Company to be such person’s true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

(a)	the Company’s charter and bylaws, as well as any and all amendments thereto required under the laws of the State of Maryland or of any other state or which the Advisor deems advisable to prepare, execute and file; and

(b)	any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Advisor deems advisable to file.

The foregoing grant of authority:

(i)	is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

(ii)	may be exercised by the Advisor for each stockholder by a facsimile signature of or on behalf of the Advisor or by listing all of the stockholders and by executing any instrument with a single signature of or on behalf of the Advisor, acting as attorney-in-fact for all of them; and

(iii)	shall survive the delivery of an assignment by a stockholder of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Advisor for admission to the Company as a substituted stockholder, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge and file any instrument necessary to effect such substitution.

8.	NOTIFICATION OF ADVISOR. The Investor agrees to notify the Advisor immediately if any of the foregoing statements made herein shall become untrue.

9.	CHARTER AND BYLAWS GOVERN. In the event of any conflict between the provisions of the Company’s charter and bylaws and any instrument or document executed, acknowledged, filed or recorded by the Advisor pursuant to this special power of attorney, the charter and bylaws will govern.

10.	REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan (the “Plan”) under which distributions of income of the Company may be reinvested for the purchase of additional Shares, rather than being received in cash. See Prospectus, under “DESCRIPTION OF CAPITAL STOCK – Dividend Reinvestment Plan.” So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Advisor, as set forth in the Company’s charter and/or bylaws, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

PLEASE PLACE YOUR INITIALS NEXT TO THE APPROPRIATE ITEM:

A. Investor elects to participate in the Plan and receive additional Shares rather than cash as distributions of Net Income from the Company.	InitialHere: OR

B. Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.	InitialHere:

11.	OWNERSHIP OF SHARES. The Investor’s Shares will be owned and should be shown on the Company’s records as follows:

Check One:	☐ Individual Ownership
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Tenants in Common (all parties must sign)
☐ Community Property (one signature required)
☐ Custodian
☐ Trustee
☐ Corporation
☐ Partnership
☐ Nonprofit Organization

If you have questions in completing this Subscription Agreement, please call MVP Realty Advisor, LLC at (702) 534-5577.

INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE

Name:

Date of Birth:

Occupation:

Marital Status (check one):	Single	Married

Citizenship: U.S.	Other:

Investment Objective:

Investor’s Financial Status and Suitability:

Investor’s Net Worth, exclusive of home, furnishings and automobiles (check appropriate range):

under $45,000	$45,000-$49,999	$50,000-$59,999
$60,000-$64,999	$65,000-$124,999	$125,000-$149,999
$150,000-$199,999	$200,000-$224,999	$225,000-$249,999
$250,000-$299,999	$300,000-$324,999	$325,000-$349,999
$350,000-$399,999	$400,000-$424,999	$425,000-$449,999
$450,000-$499,999	$500,000-$524,999	$525,000-$549,999
$550,000-$599,999	$600,000-$624,999	$625,000-$649,999
$650,000-$699,999	$700,000-$724,999	$725,000-$749,999
$750,000-$799,999	$800,000-$824,999	$825,000-$849,999
$850,000-$899,999	$900,000-$924,999	$925,000-$949,999
$950,000-$999,999	$1,000,000-$1,999,999	$2,000,000-$2,999,999
$3,000,000-$3,999,999	$4,000,000-$4,999,999	$5,000,000 or greater

Investor’s Annual Income (check appropriate range):

under $45,000	$45,000-$49,999	$50,000-$59,999
$60,000-$64,999	$65,000-$124,999	$125,000-$149,999
$150,000-$199,999	$200,000-$224,999	$225,000-$249,999
$250,000-$299,999	$300,000-$324,999	$325,000-$349,999
$350,000-$399,999	$400,000-$424,999	$425,000-$449,999
$450,000-$499,999	$500,000-$524,999	$525,000-$549,999
$550,000-$599,999	$600,000-$624,999	$625,000-$649,999
$650,000-$699,999	$700,000-$724,999	$725,000-$749,999
$750,000-$799,999	$800,000-$824,999	$825,000-$849,999
$850,000-$899,999	$900,000-$924,999	$925,000-$949,999
$950,000-$999,999	$1,000,000 or greater

Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):

Please provide any other information that would help the Advisor determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares.

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment? YES             NO

If yes, please describe:

LEGAL ENTITIES (NON-BENEFIT PLANS) TO COMPLETE THIS PAGE

Name of Investor:

Type of Legal Entity:

corporation (if so, provide jurisdiction of incorporation)

partnership or limited liability company (provide jurisdiction of organization)

trust (provide state in which formed and date of trust indenture)

State: Date of Trust:

other (describe)

Principal place of business:

Investment Objective:

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Describe the Investor’s investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):

Please provide any other information that would help the Advisor determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares.

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor’s participation in any potential Company investment?    YES             NO

If yes, please describe:

EMPLOYEE BENEFIT PLANS

TO COMPLETE PAGES A-8 AND A-9

Name of Investor (the “Plan”):
Investment Objective:

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Does this investment exceed 10% of the Plans assets?                 YES                         NO

Is the Plan an “employee benefit plan” within the meaning of Title I of ERISA (an “ERISA Plan”) with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Advisor), which fiduciary will decide whether to purchase Shares?                 YES                         NO

If yes, provide details:

Is the Plan an employee benefit plan other than an ERISA plan?

YES                         NO

If yes, provide details as to the nature of the Plan and the person making investment decisions on behalf of the Plan:

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

YES                          NO

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

Does the Advisor or any of its employees or affiliates manage any part of the Plan’s investment portfolio on a discretionary basis?         YES                         NO

Does the Advisor or any of its employees or affiliates regularly give investment advice to the Plan?

YES                         NO

Does the Advisor or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan’s investment decisions? YES                         NO

Does the Advisor or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan’s assets?

YES                          NO

IF THE ANSWER TO ANY OF THESE IS “YES,” INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW:

a.	The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Shares solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

b.	All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of “plan assets” in the Company have been considered by the investment director of the Plan.

c.	The investment director and, if different, authorized signatory of the Plan understand that neither the Advisor nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan’s purchase of any Shares, (b) have authority, responsibility to give, or have given, individualized investment advice with respect to the Plan’s purchase of any Shares, or (c) are employers maintaining or contributing to such Plan.

d.	An investment in the Company conforms in all respects to the governing documents of the Plan.

e.	The person executing this Subscription Agreement on behalf of the Plan is a “fiduciary” of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan’s funding objectives and have concluded that this investment is a prudent one.

f.	The Plan’s governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be “employer securities” with respect to the Plan as defined in Section 407 of ERISA.

g.	The Plan’s proxy voting guidelines do not apply to securities held by the Company.

h.	The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

YES                      NO

Please provide any other information that would help the Advisor determine whether the Investor has sufficient knowledge and experience in financial and business maters to evaluate the merits and risks of an investment in the Shares.

REGISTRATION INFORMATION FOR THE SHARES

                                                                                                                                       $

        (Subscriber Name(s))                                                                                  (Subscription Amount)

        (Street Address)                                                               (State/Zip Code)

        (Best Telephone Number)                                               (Email Address)

(Social Security No. or EIN)	U.S. Citizen or Resident? YES NO

(Plan Number, if applicable)	Existing Shareholder? YES NO

The full address to which any communications, distribution checks and repurchase checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:

(Street Address)			(Name(s))

(Telephone and Facsimile Numbers)	(City)	(State/Country)	(Email)

If the proceeds of distributions or repurchases, if any, are to be wired rather than sent by check, the account to which such proceeds should be wired is:

(Name of Financial Institution)

(Routing ABA Number – if a Bank)

(Address of Financial Institution)
(Financial Institution Account Name and Number)

SIGNATURE PAGE

BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 3 on page A-2, (b) indicated in section 9 on page A-4 whether you want to reinvest distributions by purchasing additional Shares, and (c) indicated Section 10 on page A-4 how you will own the Shares? If not, please do so.

INDIVIDUAL(S):

Date:
(Signature of Subscriber)

(Print Name of Subscriber)

(Signature of Co-Susbcriber)	Date:

(Print Name of Co-Subscriber)

ENTITIES (other than Plans):

(Print Name of Subscriber)

BY:	Date:
(Signature of Authorized Signatory)

Date:
(Print Name and Title of Signatory)

BY:	Date:
(Signature of Required Authorized Co-Signatory)

Date:
(Print Name and Title of Co-Signatory)

PLAN ENTITIES:

Date:
(Signature of Individual Plan Participant) (Print Name)

Date:
(Signature of Custodian or Trustee) (Print Name)

Date:
(Signature of Other Authorized Signatory) (Print Name)

FOR USE BY THE COMPANY ONLY:

Subscription has been:	Accepted	Accepted in Part	Rejected	Other

Subscription Amount: $		Dated:

	Signed:	MVP Realty Advisor, LLC, Advisor

By:
Name:
Title:

ADDITIONAL SUBSCRIPTION REQUEST

(To Be Completed By Existing Investors Instead of Subscription Agreement)

Name of Investment Fund:

Name of Subscriber(s):

Additional Subscription Amount: $

The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Prospectus. The undersigned restates all of the covenants, representations and warranties made in the undersigned’s original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned’s original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:

Date:
(Signature of Subscriber)

Date:
(Signature of Co-Subscriber)

ENTITY AND PLAN SIGNATURES:

By:	Date:
(Signature of Authorized Signatory)

By:	Date:
(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Signatory)

(Print Name and Title of Co-Signatory)

(ATTACHMENT FOR ADDITIONAL SUBSCRIPTION REQUEST)

FOR USE BY THE COMPANY ONLY:

Subscription has been:	Accepted	Accepted in Part	Rejected	Other

Subscription Amount: $		Dated:

	Signed:	MVP Realty Advisor, LLC, Advisor

By:
Name:
Title:

EXHIBIT A

RESTRICTIONS ON TRANSFER SET FORTH IN RULE 260.141.11 OF THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (The “CA Code”)

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the CA Code or Section 260.105.14 of these rules;

(4)	to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)	by or through a broker-dealer licensed under the CA Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the CA Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)	by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the CA Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)	by way of an exchange qualified under Section 25111, 25112, or 25113 of the CA Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)	by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)	The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

APPENDIX B

FORM OF DISTRIBUTION REINVESTMENT PLAN

MVP REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

As of June 5, 2012

MVP REIT, Inc., a Maryland corporation (the “Company”), has adopted the following Distribution Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s charter (the “Articles”) unless otherwise defined herein.

1. Distribution Reinvestment. As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock, $0.001 par value per share (the “Shares”), pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all cash distributions (“Distributions”), other than Designated Special Distributions (as defined below), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. As used in the DRP, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors of the Company (the “Board of Directors”).

2. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company’s Registration Statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange he or she does not meet the minimum income and net worth standards established for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below. If the DRP transaction involves Shares which are registered with the Commission in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall make available to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his or her participation pursuant to the provisions of Section 7 below.

3. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.00 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the

B-1

Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors will determine the price at which Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

4. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only.

5. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Shares owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Shares owned at the end of the covered period.

6. Commissions. The Company will not pay any selling commissions or fees in connection with Shares sold pursuant to the DRP.

7. Termination by Participant. A Participant may terminate participation in the DRP at any time, upon 10 days’ written notice, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Distributions, if any, will be distributed to the Stockholder in cash.

8. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment in Shares pursuant to the terms of the DRP.

9. Amendment, Suspension or Termination of DRP by the Company. The Board of Directors may by majority vote amend, suspend or terminate the DRP for any reason upon 10 days’ notice to the Participants; provided, however, the Board of Directors may not amend the DRP to eliminate the right of a Participant to terminate participation in the DRP at least annually.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

B-2

MVP REIT, INC.

Maximum Offering of $550,000,000 in Shares of Common Stock

Minimum Offering of $3,000,000 in Shares of Common Stock

PROSPECTUS

                    , 2012

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than the asset-based distribution fee. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$285,200
FINRA filing fee	83,000
Printing costs	155,000
Legal fees and expenses	675,000
Accounting fees and expenses	32,000
Blue sky fees and expenses	104,000
Miscellaneous expenses	38,000

Total	$1,372,200

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

None

Item 33.	Recent Sales of Unregistered Securities.

On April 4, 2012, we issued 22,222.22 shares of common stock at $9.00 per share to MVP Capital Partners, LLC, our sponsor, in exchange for $200,000.00 in cash. On April 4, 2012, we also issued 1,000 shares of our convertible stock at $1.00 per share to MVP Realty Advisor, LLC, our advisor. In each case, we relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act of 1933, as amended. Our sponsor and our advisor, by virtue of their affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.

Maryland law permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, we may not indemnify our directors, advisor or affiliates for any liability or loss suffered by them or hold our directors, advisor or affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

Indemnification does not reduce the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We may not, however, indemnify our directors, our advisor and its affiliates or any person acting as a broker dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

Our charter further provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, advisor and affiliates in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (or the Securities Act), we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 16th day of July, 2012.

MVP REIT, INC.

By:	/s/ Michael V. Shustek
Michael V. Shustek
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

	Name	Title	Date

By:	/s/ Michael V. Shustek	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 16, 2012
Michael V. Shustek

By:	/s/ John W. Alderfer	President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 16, 2012
John W. Alderfer

By:	*	Director	July 16, 2012
Fredrick J. Zaffarese Leavitt

By:	*	Director	July 16, 2012
Robert J. Aalberts

By:	*	Director	July 16, 2012
Nicolas Nilsen

By:	*	Director	July 16, 2012
John E. Dawson

*By:	/s/ Michael V. Shustek Michael V. Shustek Attorney-in-fact	Date: July 16, 2012

EXHIBIT INDEX

1.1(4)	Selling Agreement between MVP REIT, Inc. and Source Capital Group, Inc.

1.2(1)	Selling Agreement between MVP REIT, Inc. and Ashton Garnett Securities, LLC

3.1(4)	Articles of Incorporation of MVP Monthly Income Realty Trust, Inc.

3.2(4)	Bylaws of MVP Monthly Income Realty Trust, Inc.

3.3(4)	Articles of Amendment (Name Change)

3.4(5)	Articles of Amendment and Restatement of MVP REIT, Inc.

3.5(4)	Amended and Restated Bylaws of MVP REIT, Inc.

4.1(1)	Form of Subscription Agreement (included as Appendix A in the prospectus and incorporated herein by reference)

5.1(5)	Opinion of Venable LLP as to legality of securities.

8.1(5)	Opinion of Morrison & Foerster LLP as to tax matters.

10.1(3)	Form of Advisory Agreement by and between MVP REIT, Inc. and MVP Realty Advisors, LLC.

10.2(1)	Distribution Reinvestment Plan (included as Appendix B to the prospectus and incorporated herein by reference)

10.3(3)	Escrow Agreement

10.4(4)	Form of MVP REIT, Inc. 2012 Stock Incentive Plan

21.1(5)	Subsidiaries of the Registrant.

23.1(1)	Consent of JLK Partners, LLP, Independent Registered Public Accounting Firm.

23.2(5)	Consent of Venable LLP (included in Exhibit 5.1).

23.3(5)	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).

24.1(2)	Power of Attorney (included on signature page to the registration statement).

(1)	Filed concurrently herewith.
(2)	Filed previously with the Registration Statement on Form S-11 on April 16, 2012.
(3)	Filed previously with the Registration Statement on Form S-11 on May 21, 2012.
(4)	Filed previously with the Registration Statement on Form S-11 on June 13, 2012.
(5)	Filed previously with the Registration Statement on Form S-11 on July 9, 2012.